Exhibit 10.1 Execution Version CREDIT, SECURITY AND GUARANTY AGREEMENT dated as of January 3, 2024 among IRHYTHM TECHNOLOGIES, INC., as the Borrower, any guarantor that hereafter becomes party hereto, each as Guarantor, and collectively as Guarantors, THE LENDERS FROM TIME TO TIME PARTY HERETO and WILMINGTON TRUST, NATIONAL ASSOCIATION, as the Agent

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS 1

SECTION 1.1	Defined Terms	1
SECTION 1.2	Use of Defined Terms	42
SECTION 1.3	Cross-References	42
SECTION 1.4	Accounting and Financial Determinations	42
SECTION 1.5	Divisions	43
SECTION 1.6	Rates	43
SECTION 1.7	Other Interpretive Provisions	43

ARTICLE II COMMITMENT AND BORROWING PROCEDURES 43

SECTION 2.1	Commitment	43
SECTION 2.2	Borrowing Procedure	44
SECTION 2.3	Funding	44
SECTION 2.4	Reduction of the Commitment Amounts	44

ARTICLE III REPAYMENTS, PREPAYMENTS, INTEREST AND FEES 45

SECTION 3.1	Repayments and Prepayments	45
SECTION 3.2	Repayments and Prepayments	45
SECTION 3.3	Application	45
SECTION 3.4	Interest Rate	46
SECTION 3.5	Default Rate	46
SECTION 3.6	Payment Dates	46
SECTION 3.7	Agency Fee Letter	47
SECTION 3.8	Payments Generally	47
SECTION 3.9	Undrawn Fee	47
SECTION 3.10	Upfront Fee	47
SECTION 3.11	Exit Fee	47
SECTION 3.12	Fees upon Acceleration	48

ARTICLE IV SOFR RATE AND OTHER PROVISIONS 49

SECTION 4.1	Increased Costs, Etc.	49
SECTION 4.2	Increased Capital Costs	49
SECTION 4.3	Taxes	49
SECTION 4.4	Payments, Computations; Proceeds of Collateral, Etc.	55
SECTION 4.5	Setoff	56
SECTION 4.6	SOFR Rate Not Determinable	56
SECTION 4.7	Defaulting Lenders	57

ARTICLE V CONDITIONS TO MAKING THE LOANS 59

SECTION 5.1	Credit Extensions	59
SECTION 5.2	Secretary's Certificate, Etc.	59
SECTION 5.3	Closing Date Certificates	59
SECTION 5.4	Payment of Outstanding Indebtedness, Etc.	60

- ii - SECTION 5.5 Delivery of Note ................................................................................. 60 SECTION 5.6 Financial Information, Etc. ................................................................. 60 SECTION 5.7 Lien Searches. ..................................................................................... 61 SECTION 5.8 Perfection Certificate .......................................................................... 61 SECTION 5.9 Solvency, Etc. ..................................................................................... 61 SECTION 5.10 Governmental Approvals and Third Party Consents .......................... 61 SECTION 5.11 Security Documents ............................................................................ 61 SECTION 5.12 Intellectual Property Security Agreements ......................................... 62 SECTION 5.13 Opinion of Counsel ............................................................................. 62 SECTION 5.14 Insurance ............................................................................................. 62 SECTION 5.15 Closing Fees, Expenses, Etc. .............................................................. 62 SECTION 5.16 Anti-Terrorism Laws .......................................................................... 62 SECTION 5.17 Loan Documents ................................................................................. 62 SECTION 5.18 Satisfactory Legal Form ...................................................................... 63 SECTION 5.19 No Material Adverse Effect ................................................................ 63 SECTION 5.20 Liquidity .............................................................................................. 63 SECTION 5.21 Disclosure Schedules .......................................................................... 63 ARTICLE VI REPRESENTATIONS AND WARRANTIES ..................................................... 63 SECTION 6.1 Organization, Etc. ............................................................................... 63 SECTION 6.2 Due Authorization, Non-Contravention, Etc. ..................................... 63 SECTION 6.3 Government Approval, Regulation, Etc. ............................................. 64 SECTION 6.4 Validity, Etc. ....................................................................................... 64 SECTION 6.5 Financial Information.......................................................................... 64 SECTION 6.6 No Material Adverse Effect; No Material Regulatory Event ............. 64 SECTION 6.7 Litigation, Labor Matters and Environmental Matters ....................... 64 SECTION 6.8 Subsidiaries ......................................................................................... 65 SECTION 6.9 Capitalization ...................................................................................... 65 SECTION 6.10 Ownership of Properties ..................................................................... 65 SECTION 6.11 Taxes ................................................................................................... 65 SECTION 6.12 Benefit Plans, Etc. ............................................................................... 66 SECTION 6.13 Accuracy of Information ..................................................................... 66 SECTION 6.14 Regulations U and X ........................................................................... 67 SECTION 6.15 Solvency .............................................................................................. 67 SECTION 6.16 Intellectual Property ............................................................................ 67 SECTION 6.17 Material Agreements ........................................................................... 70 SECTION 6.18 Deposit and Disbursement Accounts .................................................. 70 SECTION 6.19 Permits ................................................................................................ 70 SECTION 6.20 Regulatory Approvals ......................................................................... 70 SECTION 6.21 Regulatory Matters.............................................................................. 71 SECTION 6.22 Compliance with Laws ....................................................................... 73 SECTION 6.23 Investment Company Act ................................................................... 74 SECTION 6.24 OFAC .................................................................................................. 74 SECTION 6.25 Brokers ................................................................................................ 74 SECTION 6.26 Data Privacy and Information Security ............................................... 74 SECTION 6.27 HIPAA ................................................................................................ 75

- iii - ARTICLE VII AFFIRMATIVE COVENANTS .......................................................................... 76 SECTION 7.1 Financial Information, Reports, Notices, Etc...................................... 77 SECTION 7.2 Maintenance of Existence; Compliance with Contracts, Laws, Etc. ...................................................................................................... 79 SECTION 7.3 Maintenance of Properties .................................................................. 79 SECTION 7.4 Insurance ............................................................................................. 79 SECTION 7.5 Books and Records ............................................................................. 79 SECTION 7.6 Environmental Law Covenant ............................................................ 80 SECTION 7.7 Use of Proceeds................................................................................... 80 SECTION 7.8 Future Guarantors, Security, Etc. ........................................................ 80 SECTION 7.9 Obtaining of Permits, Etc. ................................................................... 81 SECTION 7.10 Licenses............................................................................................... 81 SECTION 7.11 Maintenance of Regulatory Authorizations, Contracts, Intellectual Property, Etc. ................................................................... 81 SECTION 7.12 Cash Management ............................................................................... 83 SECTION 7.13 Material Foreign Subsidiaries ............................................................. 84 SECTION 7.14 Further Assurances.............................................................................. 85 SECTION 7.15 Regulatory Reporting and Covenants ................................................. 87 SECTION 7.16 Power of Attorney ............................................................................... 87 SECTION 7.17 Schedule Updates ................................................................................ 88 SECTION 7.18 Post-Closing Deliverables ................................................................... 88 ARTICLE VIII NEGATIVE COVENANTS ............................................................................... 88 SECTION 8.1 Conduct of Business ........................................................................... 88 SECTION 8.2 Indebtedness ........................................................................................ 88 SECTION 8.3 Liens .................................................................................................... 91 SECTION 8.4 Investments ......................................................................................... 94 SECTION 8.5 Restricted Payments, Etc. ................................................................... 96 SECTION 8.6 Payments of Junior Indebtedness ........................................................ 98 SECTION 8.7 Consolidation, Merger; Permitted Acquisitions, Etc. ......................... 98 SECTION 8.8 Permitted Dispositions ........................................................................ 99 SECTION 8.9 Modification of Organic Documents and Certain Agreements ........ 100 SECTION 8.10 Transactions with Affiliates .............................................................. 100 SECTION 8.11 Restrictive Agreements, Etc. ............................................................. 101 SECTION 8.12 Sale and Leaseback ........................................................................... 102 SECTION 8.13 Deposit Accounts and Securities Accounts; Payroll and Benefits Accounts ............................................................................. 102 SECTION 8.14 Inbound and Outbound Licenses ...................................................... 103 SECTION 8.15 Change in Name, Location, Executive Office or Executive Management; Change in Fiscal Year ................................................ 103 SECTION 8.16 Benefit Plans and Agreements .......................................................... 104 SECTION 8.17 Minimum Liquidity ........................................................................... 104 SECTION 8.18 Minimum Revenue............................................................................ 104

ARTICLE IX EVENTS OF DEFAULT 104

SECTION 9.1	Listing of Events of Default	104
SECTION 9.2	Action if Bankruptcy	107
SECTION 9.3	Action if Other Event of Default	107
SECTION 9.4	Application of Funds	107
SECTION 9.5	UCC Remedies	108
SECTION 9.6	Additional Remedies	110

ARTICLE X AGENT 110

SECTION 10.1	Appointment and Authorization	110
SECTION 10.2	Agent and Affiliates	111
SECTION 10.3	Action by Agent	111
SECTION 10.4	Consultation with Experts	111
SECTION 10.5	Liability of Agent	111
SECTION 10.6	Right to Request and Act on Instructions	113
SECTION 10.7	Credit Decision	113
SECTION 10.8	Collateral Matters	114
SECTION 10.9	Agency for Perfection	114
SECTION 10.10	Notice of Default	114
SECTION 10.11	Assignment by Agent; Resignation of Agent; Successor Agent	114
SECTION 10.12	Right to Perform, Preserve and Protect	116
SECTION 10.13	Funding and Settlement Provisions Applicable When Non-Funding Lenders Exist	116
SECTION 10.14	Buy-Out Upon Refinancing	117
SECTION 10.15	Erroneous Payments	117

ARTICLE XI GUARANTY 119

SECTION 11.1	Guaranty	119
SECTION 11.2	Payment of Amounts Owed	119
SECTION 11.3	Certain Waivers by Guarantor	119
SECTION 11.4	Guarantor’s Obligations Not Affected by Modifications of Loan Documents	121
SECTION 11.5	Reinstatement; Deficiency	123
SECTION 11.6	Subordination of Borrower’s Obligations to Guarantors; Claims in Bankruptcy.	123
SECTION 11.7	Maximum Liability	124
SECTION 11.8	Guarantor’s Investigation	124
SECTION 11.9	Termination	124
SECTION 11.10	Representative	124
SECTION 11.11	Guarantor Acknowledgement	125
SECTION 11.12	Indemnification and Contribution.	125

ARTICLE XII SECURITY AGREEMENT 126

SECTION 12.1	Generally	126

- iv -

- v - SECTION 12.2 Representations and Warranties and Covenants Relating to Collateral ........................................................................................... 126 SECTION 12.3 Delivery of the Pledged Collateral .................................................... 131 SECTION 12.4 Certification of Limited Liability Company Interests and Limited Partnership Interests ............................................................ 131 SECTION 12.5 Registration in Nominee Name; Denominations .............................. 132 SECTION 12.6 Voting Rights; Dividends and Interest, Etc. ..................................... 132 SECTION 12.7 Securities Act, Etc. ............................................................................ 134 SECTION 12.8 Release of Collateral ......................................................................... 134 ARTICLE XIII MISCELLANEOUS PROVISIONS ................................................................. 135 SECTION 13.1 Waivers, Amendments, Etc. .............................................................. 135 SECTION 13.2 Assignments and Participations ........................................................ 136 SECTION 13.3 Notices; Time; Inside Information .................................................... 139 SECTION 13.4 Confidential Information .................................................................. 142 SECTION 13.5 Indemnification ................................................................................. 143 SECTION 13.6 Payment of Costs and Expenses ....................................................... 144 SECTION 13.7 Survival ............................................................................................. 145 SECTION 13.8 Severability ....................................................................................... 145 SECTION 13.9 Headings ........................................................................................... 146 SECTION 13.10 Execution in Counterparts, Effectiveness, Etc. ................................. 146 SECTION 13.11 Governing Law; Entire Agreement ................................................... 146 SECTION 13.12 Other Transactions ............................................................................ 146 SECTION 13.13 Forum Selection and Consent to Jurisdiction ................................... 146 SECTION 13.14 Waiver of Jury Trial .......................................................................... 147 SECTION 13.15 No Waiver; Cumulative Remedies; Enforcement............................. 147 SECTION 13.16 Payments Set Aside........................................................................... 147 SECTION 13.17 Electronic Execution of Assignments and Certain Other Documents ........................................................................................ 148 SECTION 13.18 Independent Nature of Lenders ......................................................... 148 SECTION 13.19 No Fiduciary Relationship ................................................................ 148 SECTION 13.20 Acknowledgement and Consent to Bail-In of EEA Financial Institutions......................................................................................... 149

- vi - Annex A Collateral SCHEDULES: Schedule 1.01(a) Permitted Licenses Schedule 2.1 Commitments and Applicable Percentages Schedule 6.17(a)(1) Intellectual Property (Registrations and Applications) Schedule 6.17(a)(2) Intellectual Property (In-Bound Licenses and Sub-Licenses) Schedule 6.17(j)(1) Infringement Notices Schedule 6.17(j)(2) Infringement of Third Party Intellectual Property Schedule 7.12 Deposit and Disbursement Accounts Schedule 7.18 Post-Closing Deliverables Schedule 8.2(b) Indebtedness to be Paid Schedule 8.2(c) Existing Indebtedness Schedule 8.3(c) Existing Liens Schedule 8.4(a) Investments Schedule 8.10 Transactions with Affiliates Schedule 8.11 Restrictive Agreements Schedule 13.2 Notice Information EXHIBITS: Exhibit A - Form of Promissory Note Exhibit B - Form of Loan Request Exhibit C - Form of Compliance Certificate Exhibit D - Form of Assignment and Assumption Exhibit E - Form of Solvency Certificate Exhibit F Form of Perfection Certificate

CREDIT, SECURITY AND GUARANTY AGREEMENT THIS CREDIT, SECURITY AND GUARANTY AGREEMENT dated as of January 3, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is among IRHYTHM TECHNOLOGIES, INC., a Delaware corporation (together with its successors and permitted assigns, the “Borrower”), any entities that become party hereto as Guarantors (each of their successors and permitted assigns, individually as a “Guarantor”, and collectively as “Guarantors”), the Lenders (defined herein) and Wilmington Trust, National Association (together with its Affiliates, successors, transferees and assignees), as Agent . The Borrower, the Agent and each Lender are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. W I T N E S S E T H: WHEREAS, the Borrower has requested that the Lenders provide a senior term loan facility to the Borrower in an aggregate principal amount of $150,000,000 (with $75,000,000 available on the Closing Date and an additional $75,000,000 available on or prior to the Delayed Draw Unavailability Date), subject to the terms and conditions set forth herein; and WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to extend the Commitment and make the Loans to the Borrower; NOW, THEREFORE, the parties hereto agree as follows. ARTICLE I DEFINITIONS AND ACCOUNTING TERMS SECTION 1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof): “510(k)” means (i) any FDA order of substantial equivalence, or 510(k) clearance, for a Device pursuant to a premarket notification submitted to the FDA pursuant to the FD&C Act and FDA regulations, (ii) all similar marketing authorizations and clearances, including authorization to affix the CE Mark, received from any other non-U.S. Regulatory Agencies, including competent authorities in Europe, and (iii) all amendments, supplements, and other additions and modifications thereto. “Account Debtor” means “account debtor”, as defined in Article 9 of the UCC, and any other obligor in respect of an Account. “Accounts” means, collectively, (a) any right to payment of a monetary obligation, whether or not earned by performance, (b) without duplication, any “account” (as defined in the UCC), any accounts receivable (whether in the form of payments for services rendered or goods sold, rents, license fees or otherwise), any “health-care-insurance receivables” (as defined in the UCC), any “payment intangibles” (as defined in the UCC) and all other rights to payment and/or reimbursement of every kind and description, whether or not earned by performance, (c) all

- 2 - accounts, “general intangibles” (as defined in the UCC), rights, remedies, Guarantees, “supporting obligations” (as defined in the UCC), “letter-of-credit rights” (as defined in the UCC) and security interests in respect of the foregoing, all rights of enforcement and collection, all books and records evidencing or related to the foregoing, and all rights under the Loan Documents in respect of the foregoing, (d) all information and data compiled or derived by Borrower or to which Borrower is entitled in respect of or related to the foregoing, and (e) all proceeds of any of the foregoing. “Acquisition” means any transaction, or any series of related transactions, by which any Person directly or indirectly, by means of an amalgamation, consolidation, merger, purchase of Capital Securities or other assets, tender offer, or similar transaction having the same effect as any of the foregoing, (i) acquires all or substantially all of the assets of any other Person, (ii) acquires all or substantially all of a business, business line or unit or division of any other Person, (iii) with respect to any other Person that is managed or governed by a Board, acquires control of Capital Securities of such other Person representing more than fifty percent (50%) of the ordinary voting power for the control of such Board, determined on a fully-diluted, as-if- converted or exercised basis, (iv) acquires control of fifty percent (50%) or more of the Capital Securities in any other Person engaged in any business that is not managed by a Board, determined on a fully-diluted, as-if-converted or exercised basis or (v) acquires (including through licensing) any product, product line or material Intellectual Property of or from any other Person (in each case, excluding in-bound licenses of, and purchases of, over-the-counter and other software that is commercially available to the public, open source licenses and non- exclusive enabling licenses in the ordinary course of business). “Adverse Regulatory Event” means the occurrence of any of the following events or circumstances: (a) the failure of the Borrower or any of its Subsidiaries to hold, directly or through licensees or agents, in full force and effect, all material Regulatory Approvals necessary or required for the Borrower or any such Subsidiary to conduct its respective operations and businesses in all material respects as then conducted; (b) if required by any applicable Law, the failure of the Borrower or any of its Subsidiaries to make or file with the FDA or any other applicable Regulatory Agency, in compliance with such applicable Law, any material required notice, registration, listing, supplemental application or notification or report; (c) in connection with any clinical, preclinical, safety or other studies or tests being conducted by (or on behalf of) the Borrower or any of its Subsidiaries as required by the applicable Regulatory Agency to obtain Regulatory Approval of any Product or any Product Commercialization and Development Activities (i) the failure of any clinical, pre-clinical, safety or other required trial, study or test to be conducted in material compliance with any applicable Law or Regulatory Approval; or (ii) the receipt by the Borrower or any of its Subsidiaries of written notice from the FDA or any other Regulatory Agency requiring the termination or suspension of any such clinical, preclinical, safety or other study or test;

- 3 - (d) the Borrower or any of its Subsidiaries receives any warning letter, Form FDA-483, “untitled letter,” “it has come to our attention” (IHCTOA) letter, or other written notice, with respect to any Product or any Product Commercialization and Development Activities from the FDA or any other Regulatory Agency, including foreign Regulatory Authorities exercising authority comparable to the FDA, asserting (i) that Borrower or any of its Subsidiaries lacks a material Regulatory Approval, (ii) a material breach of applicable Laws, including Healthcare Laws or of any obligations pursuant to any Regulatory Approvals (or any similar or resulting order, injunction, corporate integrity agreement or decree), or (iii) any such notice that requires (or is reasonably likely to require or cause) the Borrower or any of its Subsidiaries to discontinue, withdraw or recall (specifically, a product removal) the marketing or sale of any Product; or (e) with respect to any Product or Product Commercialization and Development Activity of the Borrower or any Subsidiary, the Borrower or any Subsidiary enters into any consent decree, plea agreement, corporate integrity agreement or other settlement with any Regulatory Agency with respect to any of the foregoing. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” of any Person means any other Person which, directly or indirectly, Controls, is Controlled by or is under common Control with such Person; provided that with respect to any Lender, an Affiliate of such Lender shall include, without limitation, all of such Lender’s Related Funds. “Control” (and its correlatives) by any Person means (a) the power of such Person, directly or indirectly, to direct or cause the direction of the management or policies of such other Person (whether by voting power, contract or otherwise), or (b) the ownership by such Person of 15% or more of the Capital Securities of another Person; provided, that in no event shall Braidwell be deemed an Affiliate of the Borrower and its Affiliates. “Agency Fee Letter” means the fee letter, dated as of the Closing Date, between the Borrower and the Agent. “Agent” means Wilmington Trust, National Association, in its capacity as administrative agent and collateral agent for itself and for Lenders hereunder, as such capacity is established in, and subject to the provisions of, Article XIII hereof, and the successors and permitted assigns thereof in such capacity. “Agent Assignee” has the meaning set forth in Section 10.15(d). “Agent’s Office” means the Agent’s address and, as appropriate, account as set forth on Schedule 13.2 or such other address or account as the Agent may from time to time notify the Borrower and the Lenders. “Agreement” has the meaning set forth in the preamble to this Agreement.

- 4 - “Applicable IP Jurisdiction” means (a) the United States, any state thereof or the District of Columbia, (b) any jurisdiction in which any Loan Party is organized or formed, (c) any Permitted Jurisdiction and the European Union, and (d) any other jurisdiction requested by the Agent (acting on the direction of the Required Lenders) and consented to by the Borrower (such consent not to be unreasonably withheld). “Applicable Margin” means 6.50% per annum, as such percentage may be increased pursuant to Section 3.5; provided that if the Borrower elects to pay the Applicable PIK Amount with respect to any period in kind pursuant to Section 3.4, the Applicable Margin shall increase to 6.95% per annum for such period. “Applicable Percentage” means (a) with respect to a Lender’s obligation to make Initial Loans, the percentage obtained by dividing (i) the Initial Commitment Amount of such Lender by (ii) the sum of the Initial Commitment Amount, (b) with respect to a Lender’s obligation to make Delayed Draw Loans and such Lender’s right to receive the Undrawn Fee, the percentage obtained by dividing (i) the Delayed Draw Commitment Amount of such Lender (or, in the event the Delayed Draw Commitment Amount shall have been terminated, such Lender’s then outstanding Delayed Draw Loans), by (ii) the sum of the Delayed Draw Commitment Amount (or, in the event the Delayed Draw Commitment Amount shall have been terminated, the then outstanding Delayed Draw Loans) of all Lenders and (c) with respect to a Lender’s right to receive payments of principal and interest with respect to Loans, such Lender’s Total Credit Exposure with respect thereto; and (d) for all other purposes (including, without limitation, the indemnification obligations arising under Section 13.5) with respect to any Lender, the percentage obtained by dividing (i) the outstanding Commitment Amount of such Lender and outstanding Loans of such Lender, by (ii) the sum of the outstanding Commitments and outstanding Loans of all Lenders. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable. “Applicable PIK Amount” has the meaning set forth in Section 3.4. “Approved Fund” means any (a) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business, or (b) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (a) and that, with respect to each of the preceding clauses (a) and (b), is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender. “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 13.2), and accepted by the Agent, in substantially the form of Exhibit D hereto. “Attributable Debt” means, with respect to any Sale/Leaseback Transaction that does not result in a Capitalized Lease Liability, the present value (computed in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease

- 5 - included in such Sale/Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of (i) the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) and (ii) the Attributable Debt determined assuming no such termination. “Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), such Person’s chief financial officer or treasurer or other similar officer or Person performing similar functions of such Loan Party and, solely for purposes of notices given pursuant to Article II hereof, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Agent or the Required Lenders or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Agent or the Required Lenders and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party, in each such case, whose signatures and incumbency shall have been certified to the Agent and the Lenders. Unless otherwise specified, all references herein to an “Authorized Officer” shall refer to an Authorized Officer of the Borrower. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto. “Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such date, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.00% and (c) SOFR Rate determined on such date (or if such day is not a Business Day as set forth in clause (d) of the definition thereof, the immediately preceding Business Day as set forth in clause (d) of the definition thereof) for a deposit in Dollars with a maturity of one month plus 1.00%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or SOFR Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or SOFR Rate, respectively, automatically and without notice to any Person. Notwithstanding anything contained herein to the contrary, the Base Rate shall not be less than the Floor plus 1.00%.

- 6 - “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any employee benefit plan, as defined in section 3(3) of ERISA, that is either (i) a Multiemployer Plan, (ii) subject to section 412 of the Code, section 302 of ERISA or Title IV of ERISA or (iii) has assets that are invested in Capital Securities of the Borrower or any Subsidiaries or any of their respective ERISA Affiliates. “Board” means, with respect to any Person, the board of directors (or equivalent management or oversight body) of such Person. “Bona Fide Lending Affiliate” means any bona fide debt fund, investment vehicle, regulated banking entity, non-regulated lending entity or other similar entity (in each case, other than a Person that is explicitly excluded pursuant to clause (a) of the definition of “Disqualified Institution”) that is primarily engaged in commercial loans and similar extensions of credit in the ordinary course of business. “Borrower” has the meaning set forth in the preamble to this Agreement. “Borrower Materials” has the meaning set forth in Section 13.3(d). “Braidwell” means, collectively, Braidwell Transaction Holdings LLC – Series 5, a Delaware limited liability company, and its successors, and its and their respective Affiliates and Approved Funds. “Business Associate” has the same meaning as the term “business associate” in 45 C.F.R. § 160.103. “Business Day” means any day except: (a) a day on which either commercial banks are authorized or required by Law to close in New York, New York or the Nasdaq Stock Market is closed, (b) a Saturday, (c) a Sunday and (d) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “Capital Securities” means, with respect to any Person, all shares of, interests or participations in, or other equivalents in respect of such Person’s capital stock, including all membership interests, partnership interests or equivalent, and all debt or other securities (including warrants, options and similar rights) directly or indirectly exchangeable, exercisable or otherwise convertible into, such Person’s capital stock, whether now outstanding or issued after the Closing Date, and in each case, however classified or designated and whether voting or non-voting. “Capitalized Lease Liabilities” means, with respect to any Person, all monetary obligations of such Person and its Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as finance leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

- 7 - “Cash Equivalent Investment” means, at any time: (a) any marketable securities issued or directly and unconditionally guaranteed as to interest and principal by the United States government (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States), in each case maturing not more than one year after such time; (b) any marketable direct obligations issued by (or unconditionally guaranteed by) any state of the United States (or any political subdivision thereof of any such state or any public instrumentality thereof, in each case maturing not more than one year after such time and rated A-1 or higher by S&P or P-1 or higher by Moody’s; (c) commercial paper maturing not more than one year from the date of issue, which is issued by a corporation (other than an Affiliate of the Borrower or any of its Subsidiaries) organized under the laws of any state of the United States or of the District of Columbia and rated A-1 or higher by S&P or P-1 or higher by Moody’s; or (d) any certificate of deposit, demand or time deposit or bankers’ acceptance, maturing not more than one year after its date of issuance, which is issued by or placed with any bank or trust company organized under the laws of the United States (or any state thereof) and which has (x) a credit rating of A2 or higher from Moody’s or A or higher from S&P and (y) a combined capital and surplus greater than $500,000,000; or (e) investments in money market mutual funds at least 95% of the assets of which are comprised of securities of the types described in clauses (a) through (d) of this definition. “Casualty Event” means the damage, destruction, condemnation, confiscation, requisition, seizure or forfeiture, as the case may be, of any property of any Person or any of its Subsidiaries. “Change in Control” means an event or series of events (including any acquisition) that causes or results in any of the following: (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of forty percent (40%) or more of the Voting Securities of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); (ii) during any period of twelve (12) consecutive months, a majority of the members of the Board of the Borrower ceases to be composed of individuals (a) who were members of such Board on the first day of such period, (b) whose

- 8 - election or nomination to such Board was approved by individuals referred to in clause (a) above constituting at the time of such election or nomination at least a majority of such Board or (c) whose election or nomination to such Board was approved by individuals referred to in clauses (a) and (b) above constituting at the time of such election or nomination at least a majority of such Board; (iii) except to the extent permitted by this Agreement, the Borrower shall cease to own, directly or indirectly, beneficially and of record or legally, one hundred percent (100%) of the issued and outstanding Capital Securities of each of its Subsidiaries (other than minority holdings in Subsidiaries that are not U.S. Persons solely in accordance with applicable Law), free and clear of all Liens (other than Liens permitted under Section 8.3); (iv) the sale of all or substantially all of the property or business of the Borrower and its Subsidiaries, taken as a whole; or (v) the occurrence of any “change of control”, “change in control”, “fundamental change” or terms of similar import under any Material Indebtedness. “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Claim” means any claim, demand, complaint, grievance, action, application, suit, cause of action, order, charge, indictment, prosecution, judgment or other similar process, assessment or reassessment, whether made, converted or assessed in connection with a debt, liability, dispute, breach, failure or otherwise. “CLIA” means the Clinical Laboratory Improvement Amendments of 1988 (42 U.S.C. § 263a, et. seq.), together with implementing regulations (42 C.F.R. § 493) and interpretative guidelines issued by CMS. “Closing Date” means January 3, 2024. “Closing Date Certificate” means a closing date certificate executed and delivered by an Authorized Officer of the Borrower in form and substance reasonably satisfactory to the Agent and the Required Lenders.

- 9 - “Closing Date Transactions” means, collectively, (a) the execution and delivery of the Loan Documents on the Closing Date and the funding of the Initial Loans hereunder on the Closing Date, (b) the consummation of the Existing Debt Refinancing and (c) the payment of all fees, premiums, expenses and other transaction costs incurred in connection therewith. “CMS” means the U.S. Centers for Medicare and Medicaid Services. “Code” means the Internal Revenue Code of 1986, as amended. “Collateral” means all property, other than Excluded Property, now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of, the Agent, for the benefit of the Agent and the Lenders, pursuant to this Agreement and the Security Documents, including, without limitation, all of the property described on Annex A hereto and the “Collateral” (or equivalent term) defined in any Security Document and the Pledged Collateral. “Commitment” means, as to each Lender, such Lender’s obligation (if any) to make Loans hereunder. “Commitment Amount” means the Initial Commitment Amount plus the Delayed Draw Commitment Amount. The aggregate principal amount of the Commitment Amount of all of the Lenders as in effect on the Closing Date is $150,000,000. “Company Competitor” means, at any time of determination, any Person engaged in the same or substantially the same line of business as the Loan Parties at the time of such determination, as determined in good faith by the Borrower; provided that in no case shall a Bona Fide Lending Affiliate constitute a “Company Competitor.” “Compliance Certificate” means a certificate duly completed and executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto. “Confidential Business Information” means, whether patentable or unpatentable and whether or not reduced to practice, confidential business information, including trade secrets, proprietary information, technical data, laboratory notebooks, clinical data, know-how, inventions, manufacturing processes and techniques, financial, marketing and business data, pricing and cost information, business, finance and marketing plans, customer and prospective customer lists and information, and supplier and prospective supplier lists and information, research and development information, data and other information included in or supporting Regulatory Authorizations. “Confidential Information” means any and all non-public information or material (whether written or oral, or in electronic or other form) that, at any time before, on or after the Closing Date, has been or is provided or communicated to the Receiving Party by or on behalf of the Disclosing Party pursuant to this Agreement or in connection with the transactions contemplated hereby. “Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or

- 10 - guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the stated or determined amount of the debt, obligation or other liability guaranteed thereby, or if not stated or determinable, the maximum reasonably anticipated amount of such debt, obligation or other liability as determined by such Person in good faith, provided, however, that such amount shall not in any event exceed the maximum amount for which such Person may be liable under the applicable agreement, undertaking or arrangement. “Contract” means any contract, license, lease, agreement, obligation, promise, undertaking, understanding, arrangement, document, commitment, entitlement, indenture, instrument, or engagement under which a Person has, or will have, any liability or contingent liability (in each case, whether written or oral, express or implied, and whether in respect of monetary or payment obligations, performance obligations or otherwise), in each case, other than the Loan Documents. “Control” is defined within the definition of “Affiliate”. “Controlled Account” has the meaning set forth in Section 7.12. “Copyrights” means all registered and unregistered copyrights, whether statutory or common law, along with any and all (i) renewals, revisions, extensions, derivative works, enhancements, modifications, updates and new releases thereof, (ii) rights in works of authorship, including all rights of authorship of any type and in all forms of media, use, publication, reproduction, distribution, performance, preparation of derivative works, transformation, moral and economic rights of authors, design rights and registered designs and (iii) foreign copyrights and any other rights corresponding thereto throughout the world. “Correction” means repair, modification, adjustment, relabeling, destruction or inspection (including patient monitoring) of a Product without its physical removal to some other location. “Covered Entity” has the same meaning as the term “covered entity” in 45 C.F.R. § 160.103. “Data Processors” means any Third Party service providers, software developers, outsourcers, or others to which Borrower or its Subsidiaries engage and allow access to Personal Data or IT Assets (including, for clarity, all information and transactions stored or contained therein or transmitted thereby). “Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect. “Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both (if not cured or otherwise remedied during such time), would constitute an Event of Default. “Default Rate” has the meaning set forth in Section 3.5.

- 11 - “Defaulting Lender” means any Lender (a) that has failed to make any Loan or other credit accommodation, disbursement, settlement or reimbursement required pursuant to the terms hereunder or under any other Loan Document or has failed to confirm its commitment to make such Loans, accommodations, disbursements or reimbursements hereunder or under any other Loan Document within two (2) Business Days after any such amounts are required to be funded or paid by it under this Agreement or such Loan Document (provided that such Lender shall cease to be a Defaulting Lender with respect to this clause (a) upon satisfaction in full of all outstanding funding and payment obligations of such Lender under this Agreement and the other Loan Documents) unless, prior to the expiration of such two (2) Business Day period, such Lender notifies Agent and Borrower in writing that such failure to fund is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in writing) has not been satisfied, (b) that has given oral or written notice to Borrower or Agent or has otherwise publicly announced that such Lender believes it will, or intends to, fail to fund any portion of its Loans, accommodations, disbursements or reimbursements hereunder or under any other Loan Document or under any other committed loan facility (provided that such Lender shall cease to be a Defaulting Lender with respect to this clause (b) upon delivery to Agent of a written rescission of such notice or announcement), or (c) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under the Bankruptcy Code or other liquidation, bankruptcy, assignment for the benefit of creditors, conservatorship, moratorium, receivership, insolvency, rearrangement, reorganization or similar debtor relief Laws of the United States, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or Federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Securities in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (c) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to Borrower and each Lender. “Deficiency Amount” has the meaning set forth in Section 11.12(b). “Delayed Draw Closing Date” means the date upon which the Delayed Draw Loans are made hereunder, which shall (i) consist of Delayed Draw Loans in an aggregate principal amount of $75,000,000 and (ii) occur no later than the Delayed Draw Unavailability Date. “Delayed Draw Commitment Amount” as to each Lender, means its obligation to make Delayed Draw Loans to the Borrower pursuant to Section 2.1 in the principal amount equal to such Lender’s Applicable Percentage of Delayed Draw Loans requested by the Borrower in the Loan Request delivered in accordance with Section 2.2. The aggregate principal amount of the Delayed Draw Commitment Amount of all of the Lenders as in effect on the Closing Date (after giving effect to the making of the Initial Loans) is $75,000,000; provided that upon the making of the

- 12 - Delayed Draw Loans on the Delayed Draw Closing Date, the Delayed Draw Commitment Amount shall be reduced to $0; provided, further, that the Delayed Draw Commitment Amount shall be reduced to $0 pursuant to and in accordance with Section 2.4. “Delayed Draw Commitment Termination Date” means the earliest to occur of (i) the Delayed Draw Closing Date (immediately after the making of the Delayed Draw Loans on such date), (ii) the Delayed Draw Unavailability Date and (iii) the date upon which the Delayed Draw Commitment Amount is terminated or otherwise reduced to $0 pursuant to and in accordance with Section 2.4(b). “Delayed Draw Loan” has the meaning set forth in Section 2.1. “Delayed Draw Unavailability Date” means January 3, 2025. “Deposit Account” means a “deposit account” (as defined in Article 9 of the UCC) or any other demand, time, savings, passbook or similar account maintained with a bank. “Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Agent, among the Agent, any Loan Party, each financial institution in which such Loan Party maintains a Deposit Account (which is not an Excluded Account), and any other applicable secured party. “Designated Jurisdiction” means, at any time, a country or territory that is itself the target of comprehensive Sanctions (as of the Closing Date, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic). “Device” shall have the meaning set forth in 21 U.S.C. § 321(h)(1). “Disclosing Party” means the Party disclosing Confidential Information. “Disposition” (or similar words such as “Dispose”) means any sale, transfer, lease, exclusive license, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of the Borrower’s or the Subsidiaries’ assets (including accounts receivable and Capital Securities of Subsidiaries) to any other Person in a single transaction or series of transactions. For the avoidance of doubt, the issuance of any Capital Securities by the Borrower shall not constitute a “Disposition” for any purpose under this Agreement. “Disqualified Capital Securities” means any Capital Securities that, by their terms (or by the terms of any security or other Capital Securities into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Capital Securities), pursuant to a sinking fund obligation or otherwise (except as a result of a change in control or asset sale so long as any rights of the holders thereof upon the occurrence of a change in control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitment), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Capital Securities) (except as a result of a change in control

- 13 - or asset sale so long as any rights of the holders thereof upon the occurrence of a change in control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitment), in whole or in part, (c) provide for the scheduled payment of dividends in cash or (d) are or become convertible into or exchangeable for Indebtedness or any other Capital Securities that would constitute Disqualified Capital Securities, in each case of clauses (a) through (d), prior to the date that is ninety-one (91) days after the Maturity Date; provided that if such Capital Securities are issued pursuant to a plan for the benefit of employees of the Borrower or any of its Subsidiaries, or by any such plan to such employees, such Capital Securities shall not constitute Disqualified Capital Securities solely because they may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations. “Disqualified Institution” means, on any date, (a)(i) any Company Competitor or (ii) other Person (including any financial institution), in each case identified on the list delivered to the Agent by the Borrower prior to the Closing Date, (b) any Company Competitor that is designated by the Borrower as a Disqualified Institution by prior written notice to the Agent after the Closing Date (such designation will become effective three (3) Business Days after such written notice and will not apply retroactively to disqualify the transfer of, or agreement to transfer, an interest in the Commitments or Loans, as applicable, that was effective prior to the effective date of such supplement), and (c) any Disqualified Institution’s known Affiliates or Affiliates identified in writing to the Agent from time to time or otherwise readily identifiable as such by name. Notwithstanding the foregoing, in no event will a Bona Fide Lending Affiliate be a Disqualified Institution, unless such Bona Fide Lending Affiliate is explicitly identified under clause (a) of the definition of “Disqualified Institution” above. The Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of Confidential Information, to any Disqualified Institution, except to the extent resulting from the Agent’s own gross negligence or willful misconduct as determined by a final non-appealable judgment by a court of competent jurisdiction. “Division/Series Transaction” means, with respect to any Person that is a limited liability company organized under the Laws of the State of Delaware, that any such Person (a) divides into two or more Persons (whether or not the original Person survives such division) or (b) creates, or reorganizes into, one or more series, in each case, as contemplated under the Laws of the State of Delaware. “EEA Financial Institution” means (i) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (ii) any entity established in an EEA Member Country which is a parent of an institution described in clause (i) of this definition, or (iii) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (i) or (ii) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

- 14 - “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by the Required Lenders; provided that no Defaulting Lender or Disqualified Institution shall be an Eligible Assignee (in the case of (x) a Company Competitor that has been designated as a Disqualified Institution under the definition thereof, only to the extent that no Event of Default arising under Section 9.1(a) or Section 9.1(h) has occurred and is continuing at the time of such assignment and (y) any other Disqualified Institution, only to the extent that no Event of Default has occurred and is continuing at the time of such assignment). “EMA” means the European Medicines Agency or any successor entity. “Environmental Laws” means all federal, state, local or international laws, statutes, rules, regulations, codes, directives, treaties, requirements, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, natural resources, Hazardous Material or health and safety matters. “Environmental Liability” means any liability, loss, claim, suit, action, investigation, proceeding, damage, commitment or obligation, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of or affecting the Borrower or any Subsidiary directly or indirectly arising from, in connection with or based upon (i) any Environmental Law or Environmental Permit, (ii) the generation, use, handling, transportation, storage, treatment, recycling, presence, disposal, Release or threatened Release of, or exposure to, any Hazardous Materials, or (iii) any contract, agreement, penalty, order, decree, settlement, injunction or other arrangement (including operation of law) pursuant to which liability is assumed, entered into, inherited or imposed with respect to any of the foregoing. “Environmental Permit” has the meaning set forth in Section 6.7. “Equipment” means any “equipment” as defined in Article 9 of the UCC. “Equivalent Amount” means, with respect to an amount denominated in a single currency, the amount in another currency that could be purchased by the amount in the former currency determined by reference to the Exchange Rate at the time of determination. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. “ERISA Affiliate” means, as applied to any Person, (i) any corporation that is a member of a controlled group of corporations within the meaning of section 414(b) of the Code of which that Person is a member, (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of section 414(c) of the Code of which that Person is a member, or (iii) any member of an affiliated service group

- 15 - within the meaning of section 414(m) or 414(o) of the Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. “ERISA Event” means: (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for thirty day notice to the PBGC has been waived by regulation); (b) the failure to meet the minimum funding standard Section 412 or 430 of the Code with respect to any Pension Plan or the failure to make any required contribution (including any installment) to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by any Loan Party or any ERISA Affiliate from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the appointment of a trustee to administer any Pension Plan; (f) the imposition of liability on the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by application of Section 4212(c) of ERISA; (g) the withdrawal of any ERISA Affiliate in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan; or (h) the imposition of a Lien pursuant to the Code or ERISA on any Loan Party of its Subsidiaries with respect to any Pension Plan or Multiemployer Plan. “Erroneous Payment” has the meaning set forth in Section 10.15(a). “Erroneous Payment Return Deficiency” has the meaning set forth in Section 10.15(d). “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “Event of Default” has the meaning set forth in Section 9.1. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Exchange Rate” means, as of any date of determination, the rate at which any currency may be exchanged into another currency, as set forth on the relevant Bloomberg screen at or about 11:00 a.m. (New York City time) on such date. In the event that such rate does not appear on the Bloomberg screen, the “Exchange Rate” shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably designated by the Agent. “Excluded Accounts” means (a) Deposit Accounts and Securities Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Loan Parties’ employees plus any minimum balance requirements of the applicable depositary bank, (b) segregated Deposit Accounts and Securities Accounts that secure obligations in respect of letters of credit which are permitted by clause (m) of Section 8.2, (c) segregated Deposit Accounts and Securities Accounts that secure obligations in respect of credit cards which are permitted by clause (l) of Section 8.2, (d) Segregated Governmental Accounts, (e) segregated

- 16 - Deposit Accounts constituting trust, fiduciary and escrow accounts, and (f) other Deposit Accounts and Securities Accounts; provided that (i) all such Deposit Accounts and Securities Accounts shall be identified to Agent and (ii) the aggregate amount held in the accounts described in clauses (e) and (f) shall not exceed $5,000,000. “Excluded Perfection Assets” means, collectively: (a) any fee-owned real property (other than Material Real Property), and any leasehold interests in real property; (b) motor vehicles, aircraft and other assets subject to certificates of title (other than to the extent a security interest thereon can be perfected by the filing of a financing statement under the UCC); (c) commercial tort claims where the amount of damages claimed by the applicable Loan Party is less than $1,000,000 in the aggregate for all such commercial tort claims; (d) letter of credit rights with a value of less than $1,000,000 individually or $4,000,000 in the aggregate (other than to the extent consisting of a supporting obligation or that can be perfected by the filing of a UCC financing statement); (e) electronic chattel paper or tangible chattel paper, in each case, with a value of less than $1,000,000 individually or $4,000,000 in the aggregate (other than to the extent consisting of a supporting obligation or that can be perfected by the filing of a UCC financing statement); (f) promissory notes, or any other Instrument (other than checks received in the ordinary course of business) or document with a value of less than $1,000,000 individually or $4,000,000 in the aggregate (other than to the extent consisting of a supporting obligation or that can be perfected by the filing of a UCC financing statement); and (g) Intellectual Property (other than to the extent a security interest thereon can be perfected by the filing of a financing statement under the UCC and/or the filing of an Intellectual Property Security Agreement or similar security agreement with the United States Patent and Trademark Office or the United States Copyright Office or in any Applicable IP Jurisdiction). “Excluded Property” means, collectively: (a) any lease, license, contract, permit, letter of credit, purchase money arrangement, instrument or agreement to which any Loan Party is a party or any of its rights or interests thereunder if and to the extent that the grant of such security interest shall (i) constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of any Loan Party therein, (ii) result in a breach or termination pursuant to the terms of, or default under, any such lease, license, contract, permit, letter of credit, purchase money arrangement, instrument or agreement, (iii) be prohibited by or in violation of any

- 17 - applicable Laws, or (iv) require any governmental or third party (other than a Loan Party) consent, license or authorization; (b) any governmental licenses or state or local franchises, charters and authorizations, to the extent that (i) the Agent may not validly possess a security interest in any such license, franchise, charter or authorization under applicable Law or (ii) the grant of such security interest would require any governmental or state or local consent; (c) any asset which is subject to a purchase money Lien or capital or financing lease permitted hereunder to the extent the granting of a security interest in such asset is prohibited pursuant to the terms of the contract governing such purchase money Lien or capital or financing lease; and (d) any “intent-to use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law; (e) any Excluded Accounts; provided that (x) any such limitation described in the foregoing clauses (a) and (b) on the security interests granted hereunder shall apply only to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable Law (including Sections 9- 406, 9-407 and 9-408 of the UCC) or principles of equity, (y) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in such contract, agreement, permit, lease or license or in any applicable Law, to the extent sufficient to permit any such item to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such contract, agreement, permit, lease, license, franchise, authorization or asset shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder, and (z) all rights to payment of money due or to become due pursuant to, and all products and proceeds (and rights to the proceeds) from the sale of, any Excluded Property shall be and at all times remain subject to the security interests created by this Agreement (unless such proceeds would independently constitute Excluded Property). “Excluded Subsidiary” means (A) any Foreign Subsidiary other than any Material Foreign Subsidiary requested by the Agent to be a Guarantor, (B) any Foreign Subsidiary other than a Foreign Subsidiary formed or organized in a Permitted Jurisdiction, (C) any other Subsidiary if the Borrower in good faith after consulting with its tax or other relevant advisors and subject to the Required Lenders’ consent (not to be unreasonably withheld, conditioned or delayed) determines that providing a guarantee by such Subsidiary could reasonably be expected to result in a material adverse tax consequence to the Borrower or any of its Subsidiaries, (D) any not-for- profit Subsidiary, (E) any captive insurance Subsidiary or (F) any Subsidiary prohibited by the requirement of any Laws from guaranteeing, or granting Liens to secure, the Obligations on the terms of this Agreement, or if so guaranteeing or granting Liens to secure the Obligations would

- 18 - require governmental (including regulatory) consent, approval, license or authorization unless and until such consent, approval, license or authorization has been received. In the event of an occurrence of a Material Adverse Effect, if Agent then notifies Borrower that no Subsidiary of the Borrower will thereafter be an Excluded Subsidiary, the Borrower shall comply and cause its Subsidiaries to comply with Sections 7.8 and 7.14, to the extent permitted by applicable Law, within thirty (30) days of such written notice. “Existing Debt Refinancing” has the meaning set forth in Section 5.4. “Exit Fee” has the meaning set forth in Section 3.11. “Fair Market Value” shall mean, in connection with the Exit Fee payable with respect to any repayment or prepayment of Loans, the volume-weighted average price of the Borrower’s common stock for the ten trading days immediately prior to the earlier of (a) the date of such repayment or prepayment and (b) the date of public announcement of such repayment or prepayment. “FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules, or practices adopted pursuant to any intergovernmental agreement, treaty, or convention among Governmental Authorities and implementing such sections of the Code. “FD&C Act” means the U.S. Federal Food, Drug, and Cosmetic Act of 1938 (or any successor thereto), as amended from time to time, 21 U.S.C. Section 301 et. seq. and the rules and regulations issued or promulgated thereunder. “FDA” means the U.S. Food and Drug Administration and any successor agency thereto. “Federal Funds Rate” means, for any day, the greater of (i) the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York sets forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate and (ii) zero percent (0%).. “Fiscal Quarter” means a quarter ending on the last day of March, June, September or December. “Fiscal Year” means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2022 Fiscal Year”) refer to the Fiscal Year ending on December 31 of such calendar year. “Floor” means a rate of interest per annum equal to 3.50%. “Flow of Funds Direction Letter” means any flow of funds direction letter by the Borrower to the Agent in connection with any Loans made hereunder.

- 19 - “Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable Law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability in excess of $5,000,000 by the Borrower or any of its Subsidiaries under applicable Law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable Law and that could reasonably be expected to result in the incurrence of any liability by the Borrower or any of its Subsidiaries, or the imposition on the Borrower or any of its Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable Law, in each case in excess of $5,000,000. “Foreign Collateral” has the meaning set forth in Section 7.14(e). “Foreign Lender” means a Lender that is organized under the laws of a jurisdiction outside of the United States. “Foreign Pension Plan” means any benefit plan that under applicable Law, other than the Laws of the United States or any political subdivision thereof, is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority. “Foreign Subsidiary” means a Subsidiary of the Borrower that is not organized under the laws of the United States, any state thereof, or the District of Columbia. “Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities. “GAAP” means generally accepted accounting principles in the United States, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination. All references to “GAAP” used herein shall be to GAAP applied consistently with the principles used in the preparation of the financial statements delivered pursuant to Section 7.1(a). “GCP” means the Good Clinical Practices that establish the national and international ethical, regulatory and scientific quality standards for designing, conducting, recording and reporting clinical trials that are enforced by the FDA (including 21 CFR Parts 50, 54, 56, 312, and 812) and by comparable foreign Governmental Authorities. “General Intangible” means any “general intangible” as defined in Article 9 of the UCC.

- 20 - “GLP” means the Good Clinical Laboratory Practices and regulatory requirements for or concerning the conduct of nonclinical research that are enforced by the FDA (including 21 CFR Part 58) and by comparable foreign Governmental Authorities. “Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certification, accreditation, registration, clearance, exemption, filing or notice that is issued or granted by or from (or pursuant to any act of) any Governmental Authority, including any Regulatory Approval. “Governmental Authority” means any nation, government, branch of power (whether executive, legislative or judicial), state, province or municipality or other political subdivision thereof (including any Regulatory Agency) and any entity exercising executive, legislative, judicial, taxing, monetary, regulatory or administrative functions of or pertaining to government, including without limitation regulatory authorities, governmental departments, agencies, commissions, bureaus, officials, ministers, courts, bodies, boards, tribunals and dispute settlement panels, and other law-, rule- or regulation-making organizations or entities of any state, territory, county, city or other political subdivision of any country, including the FDA and any other Regulatory Agency, whether U.S. or non-U.S., that has authority or oversight over, or is charged with the responsibility or vested with the authority to administer or enforce, any Healthcare Laws. “Governmental Payor” means any “federal health care program” as defined in 42 U.S.C. § 1320a-7b(f), including, without limitation, Medicare, Medicaid, TRICARE, CHAMPVA, and any state health plan adopted pursuant to Title XIX or Title XXI of the Social Security Act, and any other state or federal health care program sponsored or funded by a Governmental Authority. “Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take- or-pay, or to maintain financial statement conditions or otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. “Guarantors” has the meaning set forth in the preamble. “Hazardous Material” means any material, substance, chemical, mixture or waste which is capable of damaging or causing harm to any living organism, the environment or natural resources, including all explosive, special, hazardous, polluting, toxic, industrial, dangerous, biohazardous, medical, infectious or radioactive substances, materials or wastes, noise, odor, electricity or heat, and including petroleum or petroleum products, byproducts or distillates, asbestos or asbestos- containing materials, urea formaldehyde, polychlorinated biphenyls, radon gas, ozone-depleting substances, greenhouse gases, and all other substances or wastes of any nature regulated pursuant

- 21 - to any Environmental Law or as to which any Governmental Authority requires investigation, reporting or remedial action. “Healthcare Laws” means, collectively, all Laws of any Governmental Authority or Regulatory Agency applicable to the Product and any Product Commercialization and Development Activities, whether U.S. or non-U.S., federal, state, local or equivalent, including the possession, control, warehousing, marketing, sale, distribution procurement, development, manufacture, production, analysis, dispensing, importation, exportation, use, handling, quality, or promotion of Devices (including, without limitation, any component of the foregoing products), including, without limitation, the Federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)) (the “Federal Anti-Kickback Statute”); the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a- 7h); the civil False Claims Act (31 U.S.C. §§ 3729 et seq.); the criminal False Claims Act (42 U.S.C. § 1320a-7b(a)); all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286, 287, 1035, 1347 and 1349, and the health care fraud criminal provisions under HIPAA (42 U.S.C. §§ 1320d et seq.) and any other state laws relating to privacy of health information; the exclusion law (42 U.S.C. § 1320a-7); the civil monetary penalties law (42 U.S.C. § 1320a-7a); HIPAA; the FD&C Act; all applicable regulations promulgated thereunder, including but not limited to the Good Manufacturing Practice requirements addressed in the FDA’s Quality System Regulation (21 C.F.R. Part 820); CLIA; the Investigational Device Exemption regulations and regulations related to clinical trials (21 C.F.R. Part 812, and Parts 50, 54, and 56); all applicable labeling requirements addressed in FDA’s Device labeling regulations (21 C.F.R. Part 801); and, all statutes and regulations of applicable federal or state healthcare programs, including but not limited to Medicare and Medicaid, any rules and regulations promulgated pursuant to the statutes listed herein, and any and all comparable U.S. federal, state, and local laws and non-U.S. Laws, in each case solely as applicable to the business of the Borrower and its Subsidiaries. “Hedging Obligations” means, with respect to any Person, all liabilities of such Person under currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates. “herein”, “hereof”, “hereto”, “hereunder” and similar terms contained in any Loan Document refer to such Loan Document as a whole and not to any particular Section, paragraph or provision of such Loan Document. “HIPAA” means, collectively, the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191, as amended by the Health Information Technology for Economic and Clinical Health Act, enacted as Title XIII of the American Recovery and Reinvestment Act of 2009, Public Law 111-5, and their implementing regulations, including but not limited to, the Standards for Privacy of Individually Identifiable Health Information at 45 C.F.R. Parts 160 and 164, Subparts A and E, the Security Standards for the Protection of Electronic Protected Health Information at 45 C.F.R. Parts 160 and 164, Subparts A and C, and the Notification of Breach of Unsecured Protected Health Information requirements at 45 C.F.R. Part 160 and 164, Subparts A and D.

- 22 - “IDE” means an application filed with any Regulatory Agency for authorization to commence human clinical studies with respect to any Device, including (i) an Investigational Device Exemption as defined in the FD&C Act or any successor application or procedure filed with the FDA, (ii) any clinical trial application or equivalent of the foregoing pursuant to or under any non-U.S. country or regulatory jurisdiction, and (iii) all amendments, variations, extensions and renewals of any of the foregoing that may be filed with respect thereto. “including” and “include” means including without limiting the generality of any description preceding such term, and, for purposes of each Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned. “Indebtedness” of any Person means: (a) all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (b) all obligations relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person; (c) all Capitalized Lease Liabilities of such Person, all obligations of such Person arising under Synthetic Leases and all Attributable Debt of such Person; (d) net Hedging Obligations of such Person to the extent such obligations would appear as a net liability on a balance sheet of such Person (other than in the footnotes) prepared in accordance with GAAP; (e) all obligations of such Person in respect of Disqualified Capital Securities; (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, including any earn-outs or other deferred payment obligations in connection with an acquisition (excluding (i) any purchase price adjustment, royalty, earn-out, contingent payment or deferred payment of a similar nature incurred in connection with an acquisition for which the conditions to payment have not yet been satisfied, or that are paid within 60 days after the conditions to such payment (in each case other than any conditions that are simply the passage of time) are met, and (ii) trade accounts payable in the ordinary course of business that are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and reserves in conformity with (and to the extent required by) GAAP have been established on the books of such Person), and indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

- 23 - The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. “Infringement” and “Infringes” mean the infringement, misappropriation or other violation of know-how, trade secrets, confidential information, or Intellectual Property. “Initial Commitment Amount” as to each Lender, means its obligation to make Initial Loans to the Borrower on the Closing Date pursuant to Section 2.1 in the principal amount equal to such Lender’s Applicable Percentage of Initial Loans. The aggregate principal amount of the Initial Commitment Amount of all of the Lenders as in effect on the Closing Date is $75,000,000. “Initial Commitment Termination Date” means the Closing Date (immediately after the making of the Initial Loans on such date). “Initial Loan” has the meaning set forth in Section 2.1. “Insolvency Event” has the meaning set forth in Section 9.1(h)(iv). “Instrument” means “instrument”, as defined in Article 9 of the UCC. “Intellectual Property” means, with respect to any Person, (a) all patents, patent applications, invention disclosure documents, and like protections, including improvements, divisions, continuations, re-examinations, renewals, reissues, substitutions, extensions and continuations in part of the same; (b) trademarks, trade names, trade dress, trade styles, corporate names, fictitious business names, certification marks, collective marks, service marks, logos, symbols, Internet domain names, other business identifiers or indicia of source or origin, and any registrations and applications therefor, whether registered or not, together with all goodwill associated with each of the foregoing; (c) copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative works, whether published or unpublished; (d) know-how, operating manuals, trade secrets, data, protocols, information, processes, methodologies, techniques, strategies, computer hardware and software, databases, rights to unpatented inventions and all applications therefor; (e) rights in Technical Information, (f) all other intellectual property or similar proprietary rights, in each case of (a) through (f) that are owned, licensed to or otherwise controlled by such Person or that are used in the conduct of business by such Person; and (f) all other rights directly associated with any of the foregoing, including all claims for damages with respect to any past, present or future infringement, misappropriation, or other violation of any of the foregoing. “Intellectual Property Security Agreement” means any and all agreements, memoranda instruments, notices, documents, and papers as the Agent may reasonably request (including, without limitation, one or more notices of security interest in patents, one or more memorandum of security interest in trademarks, and one or more copyright security agreements, in each case with appropriate completions), in form and substance reasonably satisfactory to the Agent, among the Agent and any applicable Loan Party, pursuant to which the Agent shall obtain, and to evidence, the Agent’s security interest in any Intellectual Property registered at or issued by the United States Patent and Trademark Office or the United States Copyright Office.

- 24 - “Interest Period” means, (a) initially, the period beginning on (and including) the date on which the Initial Loans are made hereunder pursuant to Section 2.3 and ending on (but not including) the last day of such Fiscal Quarter, and (b) thereafter, the period beginning on (and including) the last day of the immediately preceding Fiscal Quarter and ending on the earlier of (x) (but not including) the last day of such succeeding Fiscal Quarter thereafter and (y) (and including) the Maturity Date. “Inventory” means “inventory” as defined in Article 9 of the UCC. “Investigational Application” means an authorization to commence human clinical studies or distribute an investigational product, including (a) an IDE, (b) any equivalent of an IDE in other countries or regulatory jurisdictions, (c) any approvals required from applicable Institutional Review Boards for the conduct of such human clinical studies and (d) all amendments, variations, extensions and renewals thereof that may be filed with respect to the foregoing. “Investment” means, relative to any Person, (i) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person, (ii) Contingent Liabilities in favor of any other Person, (iii) any Capital Securities held by such Person in any other Person and (iv) any Acquisition. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment. “IT Assets” means the computers and other information technology infrastructure and assets used by the Borrower or any of the Subsidiaries in the conduct of their business as currently operated. “knowledge” means actual knowledge of any Authorized Officer of the Borrower or any Subsidiary or facts and circumstances that an Authorized Officer of the Borrower or any Subsidiary would reasonably be expected to be aware of as a result of the performance of such Authorized Officer’s regular duties with the Borrower or such Subsidiary. “Laws” means any U.S. or non-U.S. federal, state, provincial, territorial, municipal or local statute, treaty, rule, guideline, regulation, ordinance, code, administrative or judicial precedent or authority, including applicable Healthcare Laws or Privacy Laws, or (solely with respect to Patents) arising under an international convention, including any interpretation or administration thereof by any Governmental Authority or (solely with respect to Patents) international body charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority or (solely with respect to Patents) international body, in each case whether or not having the force of law. “Lender” means each Person identified as a “Lender” on the signature pages hereto and its successors and permitted assigns. “Lender Related Parties” has the meaning set forth in Section 13.4.

- 25 - “Licensed Intellectual Property” means all Intellectual Property that is licensed to, or otherwise authorized for use by, the Borrower or any Subsidiary. “Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation. “Liquidity” means as of any date of determination, unrestricted cash and Cash Equivalent Investments of the Loan Parties that: (a) subject to Section 7.18, are held in the name of a Loan Party in a Deposit Account or Securities Account located in the United States that is subject to a Deposit Account Control Agreement or Securities Account Control Agreement, as applicable, in favor of the Agent and are otherwise subject to the Agent’s first priority perfected security interest, (b) are not subject to any Lien (other than Liens permitted pursuant to clause (l) of Section 8.3), and (c) are not funds for the payment of a drawn or committed but unpaid draft, ACH or EFT transaction. “Liquidity Condition” means, as of any time of determination, (a) on any date occurring on and after the Closing Date and prior the Delayed Draw Closing Date, Liquidity is at least $50,000,000 and (b) on any date occurring after the Delayed Draw Closing Date, Liquidity is at least $75,000.000. “Loan Documents” means, collectively, this Agreement, the Notes, the Security Documents, the Agency Fee Letter, the Perfection Certificate, each Flow of Funds Direction Letter, each other agreement pursuant to which the Secured Parties are granted a Lien in the Collateral to secure the Obligations (including any mortgages entered into pursuant to Section 7.18 and Section 12.2(g)(iv), and each other agreement, certificate, document or instrument expressly delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein. For the avoidance of doubt, neither the Organic Documents nor any shareholders or similar agreement of the Borrower or any Subsidiary shall constitute “Loan Documents”. “Loan Party” or “Loan Parties” means, collectively, the Borrower and the Guarantors. “Loan Request” means a Loan request and certificate duly executed by an Authorized Officer of the Borrower substantially in the form of Exhibit B hereto. “Loans” means the Initial Loan and the Delayed Draw Loan. “Loss” means judgments, debts, liabilities, expenses, costs, damages or losses, contingent or otherwise, whether liquidated or unliquidated, matured or unmatured, disputed or undisputed, contractual, legal or equitable, including loss of value, reasonable and documented (in reasonable detail) out-of-pocket professional fees, including reasonable and documented (in reasonable detail) out-of-pocket fees and disbursements of legal counsel on a full indemnity basis, and all reasonable and documented (in reasonable detail) out-of-pocket costs incurred in investigating or pursuing any Claim or any proceeding relating to any Claim. “Margin Stock” means “margin stock” as such term is defined in Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

- 26 - “Market Withdrawal” means a Person’s Removal or Correction of a distributed Product which involves a minor violation that would not be subject to legal action by the FDA or which involves no violation, e.g., normal stock rotation practices, routine equipment adjustments and repairs, etc. “Material Adverse Effect” means a material adverse effect on (i) the business, financial condition, operations, performance, properties or business of the Borrower and the Subsidiaries taken as a whole, (ii) the rights and remedies of the Secured Parties under any Loan Document, (iii) the legality, validity, binding effect or enforceability against any Loan Party of any material portion of the Loan Documents to which it is a party, (iv) the ability of the Borrower and the Guarantors to pay any of their payment Obligations under any Loan Document, (v) the existence, perfection or priority of any security interest granted to the Agent in any Loan Document (other than solely as a result of any action or inaction of the Agent or Required Lenders provided that such action or inaction is not caused by any Loan Parties failure to comply with the terms of the Loan Documents) or (vi) the Lenders determine, based upon information available to them and in their reasonable judgment (following reasonable consultation with the Borrower), that there is a substantial likelihood that Borrower shall fail to comply with both of the financial covenants set forth in Section 8.16 and 8.17 during the next succeeding financial reporting period. “Material Agreements” means each contract or agreement to which the Borrower or any Subsidiary is a party or by which the Borrower, any Subsidiary or any of their properties is bound (i) which would constitute a material contract pursuant to Item 601 of Regulation S-K promulgated by the SEC under the Exchange Act, or (ii) the non-renewal or termination of which could reasonably be expected to result in a Material Adverse Effect, in each case, as amended, supplemented or otherwise modified from time to time. “Material Foreign Subsidiaries” means any Foreign Subsidiary that: (i) owns or otherwise holds any exclusive right, title or interest in any Material Intellectual Property in any Permitted Jurisdiction, (ii) holds or maintains any material Regulatory Authorization in any Permitted Jurisdiction, whether now in effect or hereafter issued by any Regulatory Agency, including any Regulatory Required Permits, that is required for any Permitted Jurisdiction Product Commercialization and Development Activities, (iii) as of the last day of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 7.1(a) or Section 7.1(b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 7.1(a) or Section 7.1(b), the most recent financial statements referred to in Section 5.6), for the period of four consecutive Fiscal Quarters then ended, individually contributed 5.0% or more of Revenue for such period and, together with all Foreign Subsidiaries contributed 10.0% or more of Revenue for such period, and (iv) as of the last day of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 7.1(a) or Section 7.1(b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 7.1(a) or Section 7.1(b), the most recent financial statements referred to in Section 5.6), for the period of four consecutive Fiscal Quarters then ended, individually contributed 5.0% or more of the consolidated total assets of the Borrower and its Subsidiaries for such period, and together with all Foreign Subsidiaries contributed 10.0% or more of the consolidated total assets of the Borrower and its Subsidiaries for such period.

- 27 - “Material Intellectual Property” means all Intellectual Property owned by, licensed to or otherwise held by the Borrower or any of its Subsidiaries (i) necessary for the operation of the business of the Borrower and its Subsidiaries as currently conducted or as currently anticipated to be conducted, including all current and contemplated Product Commercialization and Development Activities relating to the Products, (ii) the loss of which could reasonably be expected to result in a Material Adverse Effect or (iii) that is otherwise material to the business of Borrower or any of its Subsidiaries, taken as a whole, in each case, excluding over-the-counter, “shrink wrap” or other standard software that is commercially available to the public and software licensed under open source licenses. “Material Real Property” means any real property that is owned in fee by any Loan Party with a fair market value (as reasonably determined by the Agent) in excess of $5,000,000. “Material Regulatory Event” means (a) an Adverse Regulatory Event to the extent such Adverse Regulatory Event has resulted in or would reasonably be expected to result in (i) an Event of Default or Material Adverse Effect, or (ii) a breach of the Liquidity Condition or Section 3.6; (b) has resulted in any federal criminal indictment for which any Loan Party or executive officer thereof is the subject or target of and which has resulted or would reasonably be expected to result in a Material Adverse Effect, and further in the case of such executive officer, such federal criminal indictment is related to such executive officer’s actions or omissions in such Person’s capacity as an executive officer of such Loan Party; or (c) any Adverse Regulatory Event that results in a ship hold for fifteen (15) or more consecutive calendar days on any Product or combination of Products that make up 75% or more of the Revenue Base for the ninety (90) consecutive calendar days preceding the commencement of such ship hold and which ship hold has resulted or would reasonably be expected to result in a material effect on the Borrower. “Maturity Date” means January 3, 2029. “Medicaid” means that government-sponsored entitlement program under Title XIX, P.L. 89-97 of the Social Security Act, which provides federal grants to states for medical assistance based on specific eligibility criteria, as set forth on Section 1396, et seq. of Title 42 of the United States Code. “Medicare” means that government-sponsored insurance program under Title XVIII, P.L. 89-97, of the Social Security Act, which provides for a health insurance system for eligible elderly and disabled individuals, as set forth at Section 1395, et seq. of Title 42 of the United States Code. “Moody’s” means Moody’s Investors Service, Inc. “Multiemployer Plan” means a Benefit Plan that is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA. “Net Asset Sales Proceeds” means, with respect to a Disposition pursuant to Section 8.8(vii) or (xiii) after the Closing Date by the Borrower or any Subsidiary to any Person of any assets of the Borrower or any Subsidiary, the excess of gross cash proceeds received by the Borrower or any Subsidiary from such Disposition in excess of $1,000,000, in each case individually or in the aggregate in any Fiscal Year (in each case net of all costs and expenses, and including Taxes payable by the recipient of such proceeds, incurred in good faith in connection

- 28 - with such Disposition which have not been paid to Affiliates of the Borrower in connection therewith); provided, that so long as (i) the Borrower has delivered Agent prior written notice of its intention to apply such monies (the “Reinvestment Amounts”) to the costs of purchase of other assets useful in the business of the Borrower and its Subsidiaries and (ii) the Borrower or any Subsidiary completes such purchase within 180 days (or, in the case of a binding commitment in respect of the application of such Reinvestment Amounts within such 180 days, 270 days) after the initial receipt of such monies, the Borrower or any Subsidiary shall have the option to apply such monies to the costs of purchase of other assets useful in the business of the Borrower or such Subsidiary, unless and to the extent that such applicable period shall have expired without such purchase being made or completed, in which case, any amounts remaining shall be paid to the Lenders pursuant to Section 3.2(b) and applied in accordance with Section 3.3. “Net Casualty Proceeds” means, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by the Borrower or any of the Subsidiaries in connection with such Casualty Event, other than proceeds that are used to repair or replace the assets subject to such Casualty Event within 180 days of receipt of such proceeds with respect to such Casualty Event with like or similar assets (or, in the case of a binding commitment in respect of the application of such amounts within such 180 days, 270 days), in excess of $1,000,000 individually or in the aggregate in any Fiscal Year (in each case net of all good faith collection expenses thereof and Taxes payable with respect thereto), but excluding any proceeds or awards required to be paid to a creditor (other than to the Lenders) which holds a first priority Lien permitted by Section 8.3(e) on the property which is the subject of such Casualty Event (it being understood and agreed that the Borrower or such Subsidiary may retain such insurance proceeds or condemnation awards pending such reinvestment). “Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time. “Non-Excluded Taxes” means any Taxes other than any of the following Taxes imposed on or with respect to a Lender or required to be withheld or deducted from a payment to a Lender (a) Taxes imposed on or measured by a Person’s net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed as a result of such Lender being organized under the laws of, or having its principal office or applicable lending office in the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes, (b) any U.S. federal withholding tax that is imposed on amounts payable to a Lender pursuant to a law in effect at the time such Lender first becomes a party to this Agreement or designates a new lending office, except to the extent that such Lender’s assignor (or such Lender in case of the designation of a new lending office) was entitled, immediately before the assignment (or designation of a new lending office), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 4.3(a), (c) Taxes attributable to a Lender’s failure to comply with Section 4.3(f), and (d) any U.S. federal withholding Taxes imposed under FATCA. “Note” means a promissory note of the Borrower payable to a Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting

- 29 - from the outstanding amount of the Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof. “Obligations” means, all amounts, obligations, liabilities, covenants and duties of every type and description (including the Guarantees provided pursuant to Article XI) owing by any Loan Party to any Secured Party, any indemnitee hereunder or any participant, arising out of, under, or in connection with, any Loan Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (i) all Loans, (ii) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (iii) all other fees, expenses (including, subject to the limitations contained herein and in the other Loan Documents, fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Loan Party under any Loan Document. “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury. “Organic Document” means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership, constitution or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating, limited liability company or members agreement), including any and all shareholder agreements or voting agreements relating to the Capital Securities of such Person. “Other Administrative Proceeding” means any administrative proceeding relating to a dispute involving a patent office, trademark office, copyright office or other relevant intellectual property registry which relates to validity, opposition, revocation, ownership or enforceability of the relevant Intellectual Property. “Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made or required to be made under any Loan Document or from the execution, delivery, performance, registration, recording or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document , except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

- 30 - “Owned Intellectual Property” means all Intellectual Property that is owned (solely or jointly with others) by the Borrower or any Subsidiary. “Participant” has the meaning set forth in Section 13.2(a)(iii). “Participant Register” has the meaning set forth in Section 13.2(b). “Party” and “Parties” have the meanings set forth in the preamble. “Patent” means any issued national, regional and international patent and any application or invention disclosure therefor (whether provisional applications, non-provisional applications, divisionals, continuations, continuations in-part, and continued prosecution applications), and which for purposes of this Agreement, shall be deemed to include any substitutions, reissues, reexaminations, renewals, extensions, adjustments, restorations, supplemental protection certificates and patent rights in any form in connection therewith, whether in or related to the United States or any foreign country or other jurisdiction. “Payment Dates” has the meaning set forth in Section 3.6(d). “Payment Recipient” has the meaning set forth in Section 10.15(a). “PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA. “Pension Plan” means any Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Code or Section 302 of ERISA. “Perfection Certificate” means a Perfection Certificate, substantially in the form set forth in Exhibit F. “Permits” means all licenses, authorizations, provider numbers, supplier numbers, registrations, permits, drug or device authorizations and approvals, certificates, waivers, franchises, variances, qualifications, accreditations, exemptions, consents, approvals and other permissions from any Governmental Authority required under all applicable Laws for such Loan Party in order to carry on its business as now conducted, including without limitation, Regulatory Required Permits and those relating to Environmental Laws. “Permitted Acquisition” means the purchase or other acquisition of all of the Capital Securities (other than qualifying directors’ shares) in any, or all or substantially all of the property of, or all or substantially all of any business, business or product line, unit or division of, any Person (other than any joint venture owned by another Person that is purchased or acquired) that, upon the consummation thereof, will be owned by a direct or indirect Wholly Owned Subsidiary of the Borrower (including as a result of a merger or consolidation), and any repayment of liabilities of such acquired party and payment of transaction expenses associated with such Permitted Acquisition, in each case, substantially concurrently with the closing of such acquisition; provided that, with respect to each Permitted Acquisition:

- 31 - (a) the Borrower and its Subsidiaries (including any newly acquired or acquired Subsidiary in such Permitted Acquisition) shall comply with the requirements of Section 7.8 to the extent required thereunder; provided that the aggregate amount of consideration for all newly-created or acquired Subsidiaries that are Excluded Subsidiaries and all assets acquired in Permitted Acquisition that are not directly owned by one or more Loan Parties (including Persons that will become Loan Parties substantially concurrently with such acquisition) and included in the Collateral shall not exceed $20,000,000 in the aggregate; (b) the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be permitted pursuant to Section 8.1; (c) in the case of a purchase or other acquisition of the Capital Securities of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such purchase or other acquisition; (d) immediately before and after giving effect to any such purchase or other acquisition, no Default or Event of Default, shall exist or result therefrom; provided that, at the Borrower’s election, this clause (d) shall be satisfied if there is no Default or Event of Default in existence at the time of execution and effectiveness of the definitive documentation for such purchase or acquisition, so long as the closing thereof occurs no more than 180 days after the execution and effectiveness of such definitive documentation; (e) immediately before and after giving effect to any such purchase or other acquisition, the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 8.17 and 8.18; and (f) the Borrower shall have delivered to the Agent for distribution to the Lenders by posting to the Platform in compliance with Section 13.3(d), at least five (5) Business Days prior to the date on which any such purchase or other acquisition is to be consummated (or such shorter period of time as agreed by the Required Lenders in their reasonable discretion), a written notice describing such transaction, and thereafter, if requested by the Required Lenders for any such individual transaction involving consideration in excess of $10,000,000, to the extent available, (i) historical financial statements of or related to the Person or assets to be acquired (for the avoidance of doubt, no financial statements shall be required with respect to any Person, business or product line, unit or division for which no financial statements are available), (ii) twelve month projections for such Person or assets to be acquired and for the Borrower after giving effect to such transaction, and (iii) material documentation (including diligence reports) and other information relating to such transaction and reasonably requested by the Required Lenders. “Permitted Call Spread Swap Agreements” means (a) any Swap Agreement (including, but not limited to, any bond hedge transaction or capped call transaction) pursuant to which the Borrower acquires an option requiring the counterparty thereto to deliver to the Borrower shares of common stock of the Borrower, the cash value of such shares or a combination thereof from time to time upon exercise of such option and (b) any Swap Agreement pursuant to which the Borrower issues to the counterparty thereto warrants to acquire common stock of the Borrower (whether such warrant is settled in shares, cash or a combination thereof), in each case of clauses

- 32 - (a) and (b) entered into by the Borrower in connection with the issuance of Permitted Convertible Indebtedness; provided that (i) the terms, conditions and covenants of each such Swap Agreement shall be such as are customary for Swap Agreements of such type (as determined by the Borrower in good faith) and (ii) in the case of clause (b) above, such Swap Agreement would be classified as an equity instrument in accordance with GAAP, and the settlement of such Swap Agreement does not require the Borrower to make any payment in cash or cash equivalents that would disqualify such Swap Agreement from so being classified as an equity instrument. “Permitted Convertible Indebtedness” means any Indebtedness incurred by the Loan Parties that (i) is a note or other debt instrument issued by a Loan Party which is convertible into common stock of the Borrower (and cash in lieu of fractional shares), cash or any combination thereof; (ii) the obligations of all Persons (including all Loan Parties) in respect of such notes and/or units (and any guarantee thereof) are fully unsecured; (iii) does not have a stated maturity prior to the date that is six (6) months following the Maturity Date; (iv) has no scheduled amortization or principal payments or requires any mandatory redemptions or payments of principal (other than as a result of a conversion thereof into common stock of Borrower) prior to the date that is six (6) months following the Maturity Date other than customary payments upon a change of control or fundamental change event (it being understood that conversion of any such Indebtedness shall not be considered a redemption or payment); (v) the rate of interest payable in cash in respect of such notes shall not exceed eight percent (8.00%) per annum (as may be increased by not more than fifty basis points of additional interest under the terms of the related indenture); (vi) the terms, conditions, fees, covenants, and settlement mechanics (if applicable) of such notes shall be such as are typical and customary for Indebtedness of such type (as determined by the Borrower in good faith); (vii) no Subsidiary that is not a Loan Party shall guarantee the obligations under such notes and (viii) immediately before and after giving pro forma effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing. “Permitted Discretion” means a determination made in good faith and in the exercise of reasonable business judgment; provided that any use of the term “Permitted Discretion” in connection with the Agent shall mean the Agent acting at the written direction of the Required Lenders. “Permitted Jurisdiction” means the United States, Canada, the United Kingdom, Ireland, Germany, Switzerland, the Netherlands, Luxembourg, Hong Kong, Singapore, Australia and any other jurisdiction in which a Foreign Subsidiary or Foreign Subsidiaries in the aggregate in such jurisdiction exceed any percentage set forth in clauses (iii) or (iv) within the definition of “Material Foreign Subsidiary” and the Agent requests any of such Material Foreign Subsidiaries in such jurisdiction to be a Guarantor. “Permitted License” means (a) any license of Intellectual Property existing on the Closing Date that are disclosed in Schedule 1.01(a), (b) any non-exclusive license or sublicense of rights in the ordinary course of business to Intellectual Property owned or controlled by the Borrower or any of its Subsidiaries that is not Material Intellectual Property, (c) any non-exclusive license or sublicense of rights owned or controlled by the Borrower or any of its Subsidiaries over Material Intellectual Property, so long as such license or sublicense (i) is entered into in the ordinary course of business in connection with Product Commercialization and Development Activities, (ii) shall

- 33 - not result in a legal transfer of title of the licensed Intellectual Property, (iii) to the extent such Intellectual Property constitutes Collateral, does not prevent or impair the ability of the Agent or the Lenders from fully exercising their rights under any of the Loan Documents in the event of a disposition or liquidation (including in connection with a foreclosure) of the rights, assets or properties that are the subject of such license (but which may be subject to such rights, assets or properties remaining subject to the rights of any licensee under any such license), and (iv) has been granted in exchange for fair consideration as determined in good faith by the Borrower, and (d) any exclusive license or sublicense of rights over Material Intellectual Property owned or controlled by the Borrower or any of its Subsidiaries, so long as such license or sublicense (i) is entered into in connection with Product Commercialization and Development Activities solely in jurisdictions outside of the United States and (ii) has been granted in exchange for fair consideration as determined in good faith by the Borrower. “Permitted Refinancing” means, with respect to any Indebtedness, any extensions, renewals, refinancings and replacements of such Indebtedness; provided that such extension, renewal, refinancing or replacement (a) shall not increase the outstanding principal amount of such Indebtedness, except by an amount equal to unpaid accrued interest and premium (including tender premiums) thereon plus other reasonable amounts paid (including original issue discount and upfront fees), and fees and expenses reasonably incurred, in connection with such renewals, refinancing or replacement and by an amount equal to any existing commitments unutilized thereunder, (b) contains terms (i) relating to outstanding principal amount, amortization, maturity, collateral (if any) and subordination (if any), taken as a whole, no less favorable in any material respect to the Borrower and its Subsidiaries or the Secured Parties than such terms of any agreement or instrument governing such existing Indebtedness or (ii) otherwise on customary market terms (taken as a whole as determined by the Borrower in its reasonable judgment), including with respect to high yield debt securities to the extent applicable, (c) shall not be guaranteed by Persons that did not guarantee the Indebtedness being extended, renewed, refinanced or replaced, (d) shall not contain any new requirement to grant any lien or security or to give any guarantee that was not an existing requirement of such Indebtedness, except with respect to any new Subsidiary or assets acquired on or after the date such Indebtedness is incurred that is also Collateral under the Loan Documents, (e) to the extent such modification, extension, renewal, refinancing and replacement concerns Indebtedness that is subordinated in right of payment to the Obligations, shall require that such Indebtedness be subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, extended, renewed, refinance or replaced, and (f) to the extent such modification, extension, renewal, refinancing and replacement concerns Indebtedness that is subordinated to the Liens securing the Obligations, shall require that such Indebtedness be unsecured or secured by Liens that are subordinated to the Liens securing the Obligations on terms at least as favorable to the Lenders as those contained in the documentation (including any intercreditor or similar agreements) governing the Indebtedness being modified, extended, renewed, refinance or replaced. “Permitted Subordinated Indebtedness” means Indebtedness incurred after the Closing Date by the Borrower or the Subsidiaries that is (i) subordinated to the Obligations and all other Indebtedness owing from the Borrower or the Subsidiaries to the Secured Parties pursuant to a written subordination agreement satisfactory to the Administrative Agent and the Required

- 34 - Lenders in their sole discretion and (ii) in an amount and on terms approved by the Administrative Agent and the Required Lenders in their sole discretion. “Person” means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity. “Personal Data” means data that constitutes personal information that identifies a natural person or that is otherwise considered personally identifiable information, personal data, nonpublic personal information or any term substantially equivalent to any of the foregoing under applicable Law, including Protected Health Information. “Plan Asset Regulation” means 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA. “Plan Assets” means “plan assets” as defined in the Plan Asset Regulation. “Platform” has the meaning set forth in Section 13.3(d). “Pledged Collateral” means, collectively from time to time, (i) the Pledged Stock, (i) the Pledged Debt Securities, (iii) all other property that may be delivered to and held by the Agent pursuant to Article XII, (iv) subject to Section 12.6, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the securities referred to in clauses (i) and (ii) above, (v) subject to Section 12.6, all rights and privileges of such Loan Party with respect to the securities and other property referred to in clauses (i), (ii), (iii) and (iv) above, and (vi) all proceeds of any of the foregoing. “Pledged Debt Securities” means the pledge and grant to the Agent, its successors and assigns, for the ratable benefit of the Secured Parties of a security interest in, all of such Loan Party’s right, title and interest in, to and under (i) the debt securities held by such Loan Party on the Closing Date (as set forth in Section 5 of the Perfection Certificate as of the Closing Date), (ii) any debt securities in the future issued to such Loan Party and (iii) the promissory notes and any other instruments evidencing such debt securities. “Pledged Securities” shall mean any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral. “Pledged Stock” means the pledge and grant to the Agent, its successors and assigns, for the ratable benefit of the Secured Parties of a security interest in, all of such Loan Party’s right, title and interest in, to and under (i) the Capital Securities owned by such Loan Party on the Closing Date (including all such Capital Securities as set forth in Section 2 of the Perfection Certificate as of the Closing Date), (ii) any other Capital Securities obtained in the future by such Loan Party and (iii) the certificates representing all such Capital Securities. “Prime Rate” means the Wall Street Journal Prime Rate, as published and defined in The Wall Street Journal.

- 35 - “Privacy Laws” mean each Law applicable to privacy and the protection and security of Personal Data, including HIPAA, Laws related to localization of Personal Data, Laws related to online behavioral advertising, Laws related to consumer privacy with respect to direct marketing such as the Telephone Consumer Protection Act (TCPA) and CAN-SPAM, and rules under the Payment Card Industry Data Security Standards, in each case, solely to the extent applicable to the business of the Borrower or its Subsidiaries. “Product Authorizations” means any and all Permits granted by, obtained from, or filed with any Governmental Authority necessary for the testing, manufacture, performing, marketing, or sale of a Product in any country or jurisdiction. “Product Commercialization and Development Activities” means, with respect to any Product, any combination of (i) research, development, manufacturing, quality compliance, use, sale, licensing, importation, exportation, shipping, storage, handling, designing, labeling, marketing, promotion, supply, dispensing, distribution, testing, supporting, packaging, pricing, purchasing or other commercialization activity, (ii) receipt of payment or other remuneration in respect of any of the foregoing or (iii) any similar or other activities the purpose of which is to commercially exploit such Product. “Products” means, from time to time, all medical products (including Devices) of the Borrower and its Subsidiaries that have been, or are being, researched, developed, tested, manufactured, distributed, imported, exported, shipped, stored, packaged, handled, designed, labeled, promoted, licensed, marketed, sold or otherwise subject to Product Commercialization and Development Activities by or on behalf of the Borrower or any of its Subsidiaries. “Projections” means a written projection of the revenues and expenses of the Borrower and its Subsidiaries, on a quarterly basis, including projected revenues and capital expenditures. “Protected Health Information” has the same meaning as “protected health information” in 45 C.F.R. § 160.103. “Public Lender” has the meaning set forth in Section 13.3(d). “Purchase Money Indebtedness” means Indebtedness incurred to finance the acquisition, repair, replacement, construction or improvement of fixed or capital assets, where the amount of such Indebtedness does not exceed the greater of (a) the cost of the assets being financed and the cost of such repair, replacement, construction or improvement, as applicable, and (b) the fair market value of such assets; provided, however, that such Indebtedness is incurred concurrently with or within one-hundred and eighty days after or prior to such acquisition, repair, replacement, construction or improvement of the applicable assets. “Qualified Capital Securities” means any Capital Securities that are not Disqualified Capital Securities. “Recall” means a Person’s Removal or Correction of a marketed or sold Product that the FDA considers to be in violation of the laws it administers and against which the FDA would initiate legal action, e.g., seizure.

- 36 - “Register” has the meaning set forth in Section 13.2(a)(iii). “Regulatory Agencies” means any Governmental Authority that is charged with the responsibility and/or vested with the authority to administer and/or enforce Laws applicable to the business of the Borrower and its Subsidiaries, including but not limited to, the Product Commercialization and Development Activities relating to any Product of the Borrower or any of the Subsidiaries, including CMS, FDA, and all similar agencies in other jurisdictions, including non-United States jurisdictions and Standard Bodies. “Regulatory Approval” means any Governmental Approval, whether U.S. or non-U.S., that is required to be held or maintained by, or for the benefit of, the Borrower or any of its Subsidiaries under Healthcare Laws with respect to any Product or Product Commercialization and Development Activities, including all applicable approved or cleared IDEs, 510(k)s, any premarket approval application submitted under Section 515 of the FD&C Act (21 U.S.C. § 360e), governmental pricing approvals, reimbursement approvals and approvals of applications for regulatory exclusivity, in each case necessary for the ownership, use or other commercialization of such Product or for any such Product Commercialization and Development Activities. “Regulatory Authorizations” means all Permits granted by, obtained from, or filed with any Regulatory Agencies, including all Product Authorizations and Investigational Applications. “Regulatory Required Permit” means any and all Permits issued by the FDA or any other applicable Governmental Authority necessary for the Product Commercialization and Development Activities with respect to any Product by any applicable Loan Party or its Subsidiaries, as such activities are being conducted by such Loan Party and its Subsidiaries with respect to such Product at such time, and those issued by state governments and necessary for the conduct of any Loan Party’s or any Subsidiary’s business. “Reinvestment Amounts” has the meaning assigned to such term in the definition of “Net Asset Sales Proceeds”. “Related Fund” means, with respect to any Lender, a fund which is managed or advised by the same investment manager or investment adviser as such Lender or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of such Lender. “Related Parties” means the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of the Borrower and the Subsidiaries. “Release” means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, pouring, dumping, depositing, emitting, escaping, emptying, seeping, dispersal, migrating or placing, including movement through, into or upon the environment or any natural or man-made structure. “Removal” means the physical removal of a Product from its point of use to some other location for repair, modification, adjustment, relabeling, destruction, or inspection. “Repayment Premium” means a premium of:

- 37 - (a) two percent (2.00%) of the principal amount of any prepayment or repayment of Borrower on the applicable Loan, if such prepayment or repayment is made or required to be made on or prior to the first anniversary of the Closing Date; (b) one percent (1.00%) of the principal amount of any prepayment or repayment of Borrower on the applicable Loan, if such prepayment or repayment is made or required to be made after the first anniversary of the Closing Date, but on or prior to the second anniversary of the Closing Date; or (c) zero percent (0.00%) of the principal amount of any prepayment or repayment of Borrower on the applicable Loan, if such prepayment or repayment is made or required to be made after the second anniversary of the Closing Date, but prior to the Maturity Date. “Required Lenders” means Non-Defaulting Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Non-Defaulting Lenders; provided, to the extent there are any Significant Lenders, “Required Lenders” shall also include each Significant Lender. “Resignation Date” has the meaning set forth in Section 10.11(b). “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Restricted Payment” means (i) the declaration or payment of any dividend (other than dividends payable solely in common stock of the Borrower) on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Securities of the Borrower or any Subsidiary or any warrants, options or other right or obligation to purchase or acquire any such Capital Securities, whether now or hereafter outstanding or (ii) the making of any other distribution in respect of such Capital Securities, in each case either directly or indirectly, whether in cash, property or obligations of the Borrower or any Subsidiary or otherwise. Notwithstanding the foregoing, and for the avoidance of doubt, (i) the conversion of (including any cash payment or fractional shares upon conversion), or payment of any principal or premium on, or payment of any interest with respect to, Permitted Convertible Indebtedness shall not constitute a Restricted Payment and (ii) any payment with respect to, or early unwind or settlement of, any Permitted Call Spread Swap Agreement shall not constitute a Restricted Payment. “Revenue” means, for any applicable fiscal period, consolidated total net revenues of the Borrower and its Subsidiaries for such fiscal period resulting from Product Commercialization and Development Activities, as recognized on the income statement of the Borrower and its Subsidiaries for such fiscal period, determined on a consolidated basis in accordance with GAAP and reported by the Borrower in its filings with the SEC. Revenue shall be determined in a manner consistent with the methodologies, practices and procedures used in developing the Borrower’s audited financial statements delivered pursuant to Section 7.1(a). “Revenue Base” means, with respect to any period, the Revenues for such period.

- 38 - “S&P” means S&P Global Ratings, a S&P Financial Services LLC business, and any successor thereto. “Sale/Leaseback Transaction” has the meaning set forth in Section 8.12. “Sanctions” means any international trade, economic or financial sanctions law, order, regulation, embargo or other restrictive measure imposed, administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union or His Majesty’s Treasury. “SEC” means the United States Securities and Exchange Commission. “Secured Parties” means the Lenders, the Agent, each other party indemnified pursuant to Section 13.6, any other holder of any Obligation, and any of their respective permitted transferees or assigns. “Securities Account” means a “securities account” (as defined in Article 8 of the UCC), an investment account, or other account in which investment property or securities are held or invested for credit to or for the benefit of any Loan Party. “Securities Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Agent, among the Agent, any applicable Loan Party, each securities intermediary in which such Loan Party maintains a Securities Account and any other applicable secured party pursuant to which the Agent shall obtain “control” (as defined in Article 9 of the UCC) over such Securities Account. “Security Document” means this Agreement, each Deposit Account Control Agreement, Securities Account Control Agreement, Intellectual Property Security Agreement and any other agreement, document or instrument executed concurrently herewith or at any time hereafter pursuant to which one or more Loan Parties or any other Person either (a) Guarantees payment or performance of all or any portion of the Obligations, and/or (b) provides, as security for all or any portion of the Obligations, a Lien on any of its assets in favor of Agent for the benefit of the Secured Parties, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time. “Segregated Governmental Account” means a deposit account of a Loan Party, of which substantially all of the funds on deposit constitute the direct proceeds of Medicare and Medicaid payments made by Governmental Payors. “Significant Lender” means Braidwell (in its capacity as a Lender hereunder), so long as (i) Braidwell is a Non-Defaulting Lender and (ii) Braidwell’s Total Credit Exposure represents more than 25.00% of the Total Credit Exposures of all Non-Defaulting Lenders. “SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the secured overnight financing rate selected by the Agent (acting upon the instructions of the Required Lenders, in their reasonable discretion)).

- 39 - “SOFR Administrator’s Website” means the website of the SOFR Administrator, currently at https://www.cmegroup.com/market-data/cme-group-benchmark-administration.html, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “SOFR Rate” means, for any Interest Period, the forward-looking three-month term rate based on the secured overnight financing rate on the day (such day, the “SOFR Rate Determination Date”) that is two (2) Business Days prior to the first day of any Interest Period, with the rate, or methodology for this rate, and conventions for this rate being established by the Agent in accordance with the “3 Month CME Term SOFR” published on the SOFR Administrator’s Website (as calculated by the Agent and rounded upwards to the nearest 1/1,000 of 1%); provided that if as of 5:00 p.m. (New York City time) on any SOFR Rate Determination Date, such 3 Month CME Term SOFR has not been published on the SOFR Administrator’s Website, then the SOFR Rate for the related Interest Period will be the 3 Month CME Term SOFR as published on the SOFR Administrator’s Website on the first preceding Business Day for which 3 Month CME Term SOFR was published on the SOFR Administrator’s Website so long as such first preceding Business Day is not more than three (3) Business Days prior to such SOFR Rate Determination Date; provided, further, that if the SOFR Rate determined as provided above shall ever be less than the Floor, then SOFR Rate shall be deemed to be the Floor. “SOFR Rate Determination Date” is defined within the definition of “SOFR Rate”. “Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including Contingent Liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, (iv) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the property of such Person would constitute an unreasonably small capital and (v) such Person has not executed this Agreement or any other Loan Document, or made any transfer or incurred any Obligations hereunder or thereunder, with actual intent to hinder, delay or defraud either present or future creditors. The amount of Contingent Liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, would reasonably be expected to become an actual or matured liability. “Specified Events of Default” means an Event of Default arising under Section 9.1(a) or Section 9.1(h) or an Event of Default arising under Section 9.1(c) solely due to the Loan Parties’ default in the due performance or observance of any of its obligations under Section 8.17 and 8.18. “Specified Parties” has the meaning set forth in Section 13.9. “Standard Bodies” means any of the organizations that create, sponsor or maintain safety, quality or other standards, including ISO, ANSI, CEN and SCC and the like.

- 40 - “Stock Payment Requirements” means (x) that the Borrower and the Lenders have entered into a registration rights agreement in respect of any common stock of the Borrower that may be issued to the Lenders in accordance with Section 3.11 and (y) no Default or Event of Default having occurred and be continuing. “Subsidiary” means, with respect to any Person, (a) any corporation (or any foreign equivalent thereof) of which an aggregate of more than fifty percent (50%) of the outstanding Voting Securities of such corporation (irrespective of whether, at the time, Capital Securities of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than fifty percent (50%) of such Capital Securities whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company (or any foreign equivalents thereof) in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise specifically requires, the term “Subsidiary” shall be a reference to a Subsidiary of the Borrower. “Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement. “Synthetic Lease” means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (i) that is not a finance lease in accordance with GAAP and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Technical Information” means (i) all confidential and proprietary information, including know-how, any information of a scientific, technical, or commercial nature related to any Product Commercialization and Development Activities, any information of a business nature in any form or medium, standards and specifications, conceptions, ideas, innovations, discoveries, invention disclosures, all documented research, developmental, demonstration or engineering work and all other information, data (including experimental data), plans, specifications, reports, summaries, processes, formulae, methods, methodologies, manuals, models and samples.

- 41 - “Termination Date” means the date on which all Obligations (other than contingent indemnification and expense reimbursement obligations for which no claim has been made) have been paid in full in cash and all of the Commitments shall have terminated. “Test Period” in effect at any time means the most recent period of four consecutive Fiscal Quarters of the Borrower ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each Fiscal Quarter or Fiscal Year in such period have been or are required to be delivered pursuant to Section 7.1(a) or (b), as applicable; provided that, prior to the first date that financial statements have been or are required to be delivered pursuant to Section 7.1(a) or (b), the Test Period in effect shall be the period of four consecutive fiscal quarters of the Borrower ended September 30, 2023. “Third Party” means any Person other than the Borrower or any of its Subsidiaries. “Total Credit Exposure” means, as to any Lender on any date, (i) the aggregate outstanding principal amount of the Loans of such Lender after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date, plus (ii) the unfunded amount of such Lender’s Commitments that remains outstanding under this Agreement. “Trademark” means any trademark, service mark, trade name, logo, symbol, trade dress, domain name, corporate name or other indicator of source or origin, and all applications, registrations and renewals therefor, including (i) all renewals of trademark and service mark registrations, (ii) any income, fees, royalties, damages or payments now, previously or hereafter due and payable with respect thereto, and (iii) all rights to sue for or collect any damages for past, present and future infringements thereof, together, in each case, with the goodwill of the business connected with the use thereof, together with all of the goodwill associated therewith. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to any Secured Party pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any financing statement relating to such perfection or effect of perfection or non-perfection. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Undrawn Fee” has the meaning set forth in Section 3.9.

- 42 - “Upfront Fee” has the meaning set forth in Section 3.10. “United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia. “Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person. “Wholly Owned Subsidiary” means any direct or indirect Subsidiaries of the Borrower, all of the outstanding Capital Securities of which (other than any director’s qualifying shares or investments by foreign nationals mandated by applicable laws) is owned directly or indirectly by the Borrower. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. SECTION 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the schedules attached hereto. SECTION 1.3 Cross-References. Unless otherwise specified, references in a Loan Document to any Article or Section are references to such Article or Section of such Loan Document, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition. SECTION 1.4 Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including under Article VIII and the definitions used in such calculations) shall be made, in accordance with GAAP, as in effect from time to time; provided that, if either the Borrower or the Required Lenders request an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or the application thereof, then such provision shall be interpreted on the basis of GAAP in effect and applied immediately before such change shall have become effective until such request shall have been withdrawn or such provision amended in accordance herewith. Unless otherwise expressly provided, all financial covenants and defined

- 43 - financial terms shall be computed on a consolidated basis for the Borrower and the Subsidiaries, in each case without duplication. SECTION 1.5 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (i) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (ii) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Securities at such time. SECTION 1.6 Rates. The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the SOFR Rate, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto, including whether the composition or characteristics of any such alternative, successor or replacement rate will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the SOFR Rate or any other benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any conforming changes thereto. The Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the SOFR Rate, any alternative, successor or replacement rate or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain the SOFR Rate or any other benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. SECTION 1.7 Other Interpretive Provisions. Except as otherwise specified or limited herein, references to any Person include the permitted successors and assigns of such Person. References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. References to any agreement, instrument or document shall include all schedules, exhibits, annexes and other attachments thereto. References to capitalized terms that are not defined herein, but are defined in the UCC, shall have the meanings given them in the UCC. ARTICLE II COMMITMENT AND BORROWING PROCEDURES SECTION 2.1 Commitment. On the terms and subject to the conditions of this Agreement, each Lender severally agrees to make its portion of a term loan (the “Initial Loan”) to the Borrower on the Closing Date in an amount equal to (but not less than) the Initial Commitment Amount. On the terms and subject to the conditions of this Agreement, each Lender agrees to make its portion of term loans (the “Delayed Draw Loans”) to the Borrower on the Delayed Draw Closing Date in the aggregate amount set forth on the Loan Request delivered pursuant to Section 2.2 below (which

- 44 - aggregate amount must not to exceed the Delayed Draw Commitment Amount); provided that upon the funding of the Delayed Draw Loans on the Delayed Draw Closing Date, the Delayed Draw Commitment Amount shall be reduced to $0. No amounts paid or prepaid with respect to the Loans may be reborrowed. SECTION 2.2 Borrowing Procedure. The Borrower may irrevocably request that the Initial Loans be made by delivering to the Agent a Loan Request on or before 10:00 a.m. (New York City time) on a Business Day at least three (3) Business Days prior to the proposed Closing Date (or such shorter period as the Agent and the Required Lenders may agree in their discretion). The Borrower may irrevocably request that the Delayed Draw Loans be made by delivering to the Agent a Loan Request on or before 10:00 a.m. (New York City time) on a Business Day at least twenty (20) Business Days (or such shorter period as the Agent and each Lender may agree in their sole discretion) prior to the proposed Delayed Draw Closing Date, and which notice may be conditional upon the consummation of another transaction or financing. SECTION 2.3 Funding. After receipt of the Loan Request in accordance with Section 2.2 for the Initial Loans, the Agent shall promptly notify each Lender of the amount of such Lender’s portion of the Initial Loans. Each Lender shall, on the Closing Date upon satisfaction or waiver of the applicable conditions set forth in Article V, in each case, and subject to the terms and conditions hereof, make the requested proceeds of such Lender’s portion of the Initial Loans available to the Agent pursuant to the applicable Flow of Funds Direction Letter. After receipt of the Loan Request in accordance with Section 2.2 for the Delayed Draw Loans, the Agent shall promptly notify each Lender of the amount of such Lender’s portion of the Delayed Draw Loans requested pursuant to such Loan Request and subject to the terms and conditions hereof. Each Lender shall, on the Delayed Draw Closing Date upon satisfaction or waiver of the applicable conditions set forth in Article V, in each case, and subject to the terms and conditions hereof, make the requested proceeds of such Lender’s portion of the Delayed Draw Loans requested pursuant to such Loan Request available to the Agent pursuant to the applicable Flow of Funds Direction Letter. Upon receipt in full thereof, the Agent shall make all funds so received available to the Borrower by wire transfer to the account the Borrower shall have specified in its applicable Loan Request in an amount equal to (but not less than) the Lenders’ applicable Commitment Amount. It is understood that (i) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender severally but not jointly shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder and (ii) other than as expressly provided herein with respect to a Defaulting Lender, failure by a Lender to perform any of its obligations under any of the Loan Documents shall not release any Person from performance of its obligation under any Loan Document. SECTION 2.4 Reduction of the Commitment Amounts. (a) Mandatory. The Initial Commitment Amount shall automatically and permanently be reduced to zero on the Initial Commitment Termination Date (immediately after the making of the Initial Loan on such date). The Delayed Draw Commitment Amount shall automatically and permanently be reduced to zero on the Delayed Draw Commitment Termination Date.

- 45 - (b) Optional. The Borrower may, upon written notice to the Agent at least five (5) Business Days (or such shorter period as the Agent and the Required Lenders may agree in their sole discretion) prior to the date of termination, terminate the unused Delayed Draw Commitment Amount. ARTICLE III REPAYMENTS, PREPAYMENTS, INTEREST AND FEES SECTION 3.1 Repayments and Prepayments. The Borrower agrees that the Loans, and any fees or interest accrued or accruing thereon, shall be repaid and prepaid solely in U.S. dollars pursuant to the terms of this Article III. SECTION 3.2 Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of the Loans on the Maturity Date; provided that, at any time prior to the Maturity Date, payments and prepayments of the Loans shall also be made as set forth below: (a) The Borrower shall have the right, with at least three (3) Business Days’ (or such shorter period as the Agent and the Required Lenders may agree in their sole discretion) written notice to the Agent, at any time and from time to time to prepay any unpaid principal amount of the Loans, in whole or in part, together with the applicable Repayment Premium and the Exit Fee. (b) Within three (3) Business Days of receipt by the Borrower or any Subsidiary of any (i) Net Casualty Proceeds or (ii) Net Asset Sales Proceeds, the Borrower shall notify the Agent in writing thereof. The Borrower shall within three (3) Business Days of such notice make a mandatory prepayment of the Loans (provided that a Lender may elect to waive such prepayment with respect to its Loans upon written notice to the Borrower and the Agent prior to the required prepayment date) in an amount equal to 100% of such proceeds (or such lesser amount as the Required Lenders may specify on the date of such request), in each case, together with the applicable Repayment Premium and the Exit Fee, to be applied as set forth in Section 3.3. (c) The Borrower shall repay the Loans in full immediately upon any acceleration of the Maturity Date thereof pursuant to Section 9.2 or Section 9.3, unless, pursuant to Section 9.3, only a portion of the Loans is so accelerated (in which case the portion so accelerated shall be so repaid), in each case together with the applicable Repayment Premium and the Exit Fee. SECTION 3.3 Application. Except as provided in Section 9.4, amounts repaid or prepaid in respect of the outstanding principal amount of the Loans pursuant to clauses (a), (b) or (c) of Section 3.2 shall be applied and allocated to (A) the prepayment of the outstanding principal amount of the Loans (including capitalized interest), (B) the payment of accrued and unpaid interest on such principal amount being prepaid and (C) the payment of any applicable Repayment Premium and Exit Fee such that the full amount of the principal amount of the Loans being prepaid, together with any accrued and unpaid interest thereon and the Repayment Premium and Exit Fee payable hereunder, shall be paid in full through such application and allocation of such aggregate amount of such payment, repayment or prepayment.

- 46 - SECTION 3.4 Interest Rate. (a) During each Interest Period, interest payable in cash by the Borrower shall accrue on the Loans during such Interest Period at a rate per annum equal to the SOFR Rate for such Interest Period plus the Applicable Margin; provided, that, solely with respect to the Applicable Margin of any such accrued interest, at the Borrower’s election, a portion thereof elected by the Borrower which portion shall not to exceed 2.00% per annum (the portion so elected, the “Applicable PIK Amount”) shall be paid in kind (and not in cash) and added to the principal balance of the Loans and thereafter shall be considered principal of the Loans for all purposes, including, without limitation, for purposes of redemption and calculation of interest on subsequent Payment Dates. In order to elect to pay interest in kind, the Borrower shall submit a written notice to the Agent specifying the Applicable PIK Amount, which shall not exceed 2.00% per annum, not less than five (5) Business Days prior to the applicable Payment Date, indicating the amount of interest to be paid in kind. (b) The interest rate shall be recalculated and, if necessary, adjusted for each Interest Period, in each case pursuant to the terms hereof. SECTION 3.5 Default Rate. At all times commencing upon the date any Event of Default occurs, and continuing until such Event of Default is no longer continuing, at the election of the Required Lenders (except to the extent provided below), the Applicable Margin shall be increased by 3.00% per annum (the “Default Rate”) (with such increase applied from and after the date on which such Event of Default initially occurred; provided, that no election or notice of the imposition of the default rate specified in this Section 3.5 shall be required in the case of any Specified Event of Default; provided, further, that interest payable at the Default Rate, or any accrued interest not paid on or before the Maturity Date, shall be payable from time to time in cash on demand by the Agent until paid in full. SECTION 3.6 Payment Dates. Interest accrued on the Loans shall be payable in cash, without duplication: (a) on the Maturity Date therefor; (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid; (c) on the last day of each Interest Period commencing with the Interest Period ending March 31, 2024; provided that if such day is not a Business Day, then such payment shall be made on the next succeeding Business Day; and (d) on that portion of the Loans that is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration (clauses (a) through (d), the “Payment Dates”). Interest accrued on the Loans or other monetary Obligations after the date such amount is due and payable (whether on the Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

- 47 - SECTION 3.7 Agency Fee Letter. The Borrower shall pay to the Agent, for its own account, such fees in the amounts and at such times specified under the Agency Fee Letter. SECTION 3.8 Payments Generally. Subject to Section 9.3, all payments of principal, interest, fees and any Repayment Premium on the Loans and all other Obligations payable by the Borrower or any Guarantor under the Loan Documents shall be due, without any presentment thereof, to the Agent, at the Agent’s Office. The Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt. Except as otherwise set forth herein, all repayments and prepayments under the Loan Documents shall be made to the Lenders on a pro rata basis in accordance with their respective Applicable Percentages. If any payment is scheduled to be made on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. SECTION 3.9 Undrawn Fee. Prior to the Delayed Draw Commitment Termination Date, on the last day of each Fiscal Quarter (provided that if such day is not a Business Day, then such payment shall be made on the next succeeding Business Day) until the Delayed Draw Commitment Termination Date (and if the Delayed Draw Commitment Termination Date occurs on a date that is not the last day of a Fiscal Quarter, the amount of the fee for the corresponding Fiscal Quarter shall be a prorated amount for the portion of such Fiscal Quarter ending on the Delayed Draw Commitment Termination Date and shall be paid on such date), the Borrower shall pay to the Agent for the ratable account of each Lender, in cash, a fee (the “Undrawn Fee”) in an amount equal to (x) 0.50% per annum multiplied by (y) the undrawn Delayed Draw Commitment Amount. For purposes of this Section 3.9, the Undrawn Fee shall be calculated on a daily basis. The Undrawn Fee shall be fully earned and nonrefundable under any circumstances and in addition to, and not creditable against, any other fee, cost or expense payable under the Loan Documents. SECTION 3.10 Upfront Fee. Borrower shall pay to the Agent, for the ratable account of each Lender of Initial Loans and each Lender of Delayed Draw Loans on the Closing Date, a fully earned, non-refundable upfront fee (the “Upfront Fee”) in the form of original issue discount in an amount equal to one percent (1.00%) of the Commitment Amount of each such Lender on the Closing Date. SECTION 3.11 Exit Fee. In addition to any fees payable pursuant to any Loan Document, on the date of each repayment or prepayment of all or any portion of the Loans, whether by voluntary, involuntary or mandatory prepayment or repayment (including upon payment in full of the Obligations on the Maturity Date or otherwise), acceleration (including as a result of the occurrence of any event described in Section 9.1(h) or otherwise, and whether on, prior to or after the scheduled Maturity Date, the Borrower shall pay to the Agent for the ratable account of each Lender a fully-earned and nonrefundable exit fee equal to two and three-fourths percent (2.75%) of the principal amount of such repayment or prepayment (an “Exit Fee”), at the option of the Borrower, (i) in cash or, (ii) subject to the Stock Payment Requirements, in such number of common shares of the Borrower equal to the Exit Fee otherwise payable in cash divided by the Fair Market Value of such common shares; provided that the Agent shall not have any obligations with respect to Section 3.11(ii) above and shall update their records thereafter pursuant to, and in reliance on, written notice of the Borrower thereof. The Exit Fee is fully earned on the Closing Date and shall be due and payable upon each such prepayment or repayment of the Loan. Until payment in full in cash of all Obligations (other than inchoate indemnification and expense

- 48 - reimbursement obligations for which no claim has been made), all Exit Fees shall continue to be due and payable, including after the occurrence of any Event of Default, acceleration, maturity or otherwise. SECTION 3.12 Fees upon Acceleration. It is understood and agreed that if the Loans are accelerated or otherwise become due prior to the Maturity Date, in each case, in respect of any Event of Default (including upon the occurrence of any proceeding of the type described in Section 9.1(a), (g) or (h) (including the acceleration of claims by operation of Law)), the Repayment Premium and Exit Fee applicable with respect to a voluntary prepayment of the Loans will also be due and payable on the date of such acceleration or such other prior due date as though such Loans were voluntarily prepaid as of such date and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s loss profits and actual damages as a result thereof. Any such premium payable above shall be presumed to be the liquidated damages sustained by each Lender as the result of the early repayment or prepayment of the relevant part of the Loan (and not unmatured interest or a penalty) and each of the Borrower and the other Loan Parties agree that it is reasonable under the circumstances currently existing. The Repayment Premium and Exit Fee shall also be automatically and immediately due and payable if and to the extent the Loans are satisfied or released by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other means in connection with an Event of Default described in the preceding sentence, including, without limitation, under a plan of reorganization or similar manner in any bankruptcy, insolvency or similar proceeding. If the Repayment Premium or Exit Fee become due and payable, the applicable fee shall be deemed to be principal of the Loans and interest shall accrue on the full principal amount of the Loans from and after the applicable triggering event. EACH OF THE BORROWER AND THE OTHER LOAN PARTIES EXPRESSLY WAIVE (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE REPAYMENT PREMIUM AND EXIT FEE IN CONNECTION WITH ANY SUCH ACCELERATION. Each of the Borrower and the other Loan Parties expressly agree (to the fullest extent they may lawfully do so) that: (i) the Repayment Premium and Exit Fee is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (ii) the Repayment Premium and Exit Fee shall each be payable notwithstanding the then prevailing market rates at the time payment is made; (iii) there has been a course of conduct between the Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the Repayment Premium and Exit Fee; (iv) any such Loan Party shall not challenge or question, or support any other Person in challenging or questioning, the validity or enforceability of the Repayment Premium or Exit Fee or any similar or comparable prepayment fee under the circumstances described herein, and such Loan Party shall be estopped from raising or relying on any judicial decision or ruling questioning the validity or enforceability of any prepayment fee similar or comparable to the Repayment Premium or Exit Fee, and (v) the Borrowers and the other Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Each of the Borrowers and the other Loan Parties expressly acknowledge that its agreement to pay or guarantee the payment of the Repayment Premium and Exit Fee to the Lenders as herein described are individually and collectively a material inducement to the Lenders to make available (or be deemed to make available) the Loans and the Commitments hereunder.

- 49 - ARTICLE IV SOFR RATE AND OTHER PROVISIONS SECTION 4.1 Increased Costs, Etc.. The Borrower agrees to reimburse the Lenders for any increase in the cost to the Lenders of, or any reduction in the amount of any sum receivable by the Lenders in respect of, the Lenders’ Commitments and the making, continuation or maintaining of the Loans hereunder that may arise in connection with any Change in Law, except for such changes with respect to increased capital costs and Taxes which are governed by Section 4.2 and Section 4.3, respectively. Upon receipt of written notice from the Lenders thereof, the Agent shall notify the Borrower in writing of the occurrence of any such event, stating the reasons therefor and setting forth in reasonable detail the additional amount required fully to compensate the Lenders for such increased cost. Such additional amounts shall be payable by the Borrower directly to the Agent for the accounts of the Lenders within ten (10) Business Days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower. The Borrower shall not be required to compensate any Lender for any amount claimed under this Section 4.1 that was incurred more than 180 days prior to the date that such Lender (or the Agent on its behalf) notifies the Borrower of the event that gives rise to such claim and that such Lender has determined to request such compensation; provided that if the circumstance giving rise to such increased cost is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. SECTION 4.2 Increased Capital Costs. If any Change in Law affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person’s capital as a consequence of the Commitments or the Loans made by it hereunder is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then such Lender shall notify the Borrower and the Agent in writing of such Lender’s claim for compensation, stating the reasons therefor and setting forth in reasonable detail the additional amount required fully to compensate such Lender for such reduction in rate of return. The Borrower shall within ten (10) Business Days following receipt of such notice pay directly to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable. The Borrower shall not be required to compensate any Lender for any amount claimed under this Section 4.2 that was incurred more than 180 days prior to the date that such Lender (or the Agent on its behalf) notifies the Borrower of the event that gives rise to such claim and that such Lender has determined to request such compensation; provided that if the circumstance giving rise to such reduction in rate of return is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. SECTION 4.3 Taxes. The Borrower covenants and agrees as follows with respect to Taxes.

- 50 - (a) Except as required by applicable Law, any and all payments by the Borrower or any Guarantor under each Loan Document shall be made without deduction or withholding for or on account of, any Taxes. In the event that any Taxes are required by applicable Law to be deducted or withheld from any payment required to be made by the Borrower or any of the Guarantors to or on behalf of the Lenders under any Loan Document (as determined in the good faith discretion of the applicable withholding agent), then: (i) If and solely to the extent that such Taxes are Non-Excluded Taxes, the amount of such payment shall be increased as necessary so that such payment is made, after the withholding or deduction for or on account of such Non-Excluded Taxes (including such deductions and withholdings applicable to additional sums payable under this Section 4.3), in an amount that is equal to the sum that would have been paid had no such deduction or withholding for, or on account of, Non- Excluded Taxes been made; and (ii) the Borrower or such Guarantor shall withhold or deduct the full amount of such Taxes from such payment (as increased pursuant to clause (a)(i) on account of any such Taxes as are Non-Excluded Taxes) and shall timely pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable Law. (b) In addition, without duplication of Section 4.3(a), the Borrower shall timely pay all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes. (c) As promptly as practicable after the payment of any Taxes or Other Taxes required to be paid by the Borrower under Section 4.3(a) or (b), and in any event within 45 days of any such payment being due, the Borrower shall furnish to the Agent a copy of an official receipt (or a certified copy thereof) evidencing the payment of such Taxes or Other Taxes, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent. (d) The Loan Parties shall, jointly and severally, indemnify the Agent and each Lender, within 10 days after demand therefor, for any Non-Excluded Taxes and Other Taxes (including any such Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Agent or such Lender or required to be withheld or deducted from a payment to such party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes are correctly or legally asserted by the relevant Governmental Authority. Promptly upon notice by such Lender that any such Non-Excluded Taxes or Other Taxes have been levied, imposed or assessed, the Borrower shall pay such Non-Excluded Taxes or Other Taxes directly to the relevant Governmental Authority. The Borrower acknowledges that any payment made to any Lender or to any Governmental Authority in respect of the indemnification obligations of the Borrower provided in this clause (d) shall constitute a payment in respect of which the provisions of clause (a) and this clause (d) shall apply. A

- 51 - certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (e) Each Lender shall severally indemnify the Agent, within ten (10) days after demand therefor, for (i) any Non-Excluded Taxes attributable to such Lender (but only to the extent that a Borrower has not already indemnified the Agent for such Non-Excluded Taxes and without limiting the obligation of such Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provision of Section 13.2(b) relating to the maintenance of a Participant Register, and (iii) any Taxes other than Non- Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to such Lender from any other source against any amount due to the Agent under this Section 4.3(e). (f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (f)(ii) and (f)(iv) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower, (1) any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

- 52 - (2) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable; (3) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W- 8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (4) executed copies of IRS Form W-8ECI; (5) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or (6) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W- 8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-2 or Exhibit B-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-4 on behalf of each such direct and indirect partner; (iii) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary

- 53 - documentation as may be prescribed by applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and (iv) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so. (g) On or before the Closing Date (and on or before the date any successor or replacement Agent becomes the Agent hereunder), to the extent copies thereof have not previously been so delivered, the Agent shall deliver to the Borrower duly completed and executed copies of either (i) IRS Form W-9 (or any subsequent versions thereof or successors thereto) or (ii) (A) IRS Form W-8IMY (or any subsequent versions thereof or successors thereto) certifying that it is a “U.S. branch” of a foreign bank and evidencing its agreement with the Borrower to be treated as a U.S. person with respect to payments made to it by the Loan Parties such that the Agent assumes primary withholding and reporting responsibilities and (B) IRS Form W-8ECI with respect to any amount payable to the Agent for its own account. If any form or certification Agent previously delivered under this Section 4.3(g) expires or becomes obsolete or inaccurate in any respect, Agent shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so. (h) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental

- 54 - Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (i) Each party’s obligations under this Section 4.3 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. (j) If any Lender requests compensation under Section 4.1, 4.2 or 4.3, or requires Borrower to pay any Non-Excluded Taxes, Other Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.3, then such Lender (at the request of the Borrower) will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Loans through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 4.1, 4.2 or 4.3 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 4.3(j) unless Borrower agrees to pay all reasonable out-of- pocket costs and expenses incurred by such Lender as a result of utilizing such other office as described above, such designation or assignment would not otherwise be disadvantageous to such Lender, and such designation or assignment would eliminate or reduce amounts payable pursuant to Section 4.1, 4.2 or 4.3, as the case may be, in the future. A certificate as to the amount of any such expenses payable by Borrowers pursuant to this Section 4.3(j) (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower (with a copy to Agent) shall be conclusive absent manifest error. (k) The parties hereto agree that, for U.S. federal income Tax purposes, (i) the Loans shall not be treated as “contingent payment debt instruments” within the meaning of Section 1275(d) of the Code and Treasury Regulation Section 1.1275-4, (ii) the Loans do not bear any “contingent interest” within the meaning of Section 871(h)(4) of the Code, and (iii) the Loans shall be treated as being issued with “original issue discount” within the meaning of Section 1273 of the Code, with a ratable portion of the Upfront Fee allocated to reduce the “issue price” of the Initial Loan and Delayed Draw Loans based on relative

- 55 - principal balances. The parties hereto shall file, and cause each of its Affiliates to file, all U.S. federal, state and local Tax Returns consistent with the Tax treatment provided in this paragraph unless otherwise required by applicable law. (l) The Loans are deemed to be made with original issue discount for U.S. federal income tax purposes, and the parties agree that the Loans are not intended to be contingent payment debt instruments within the meaning of Treas. Reg. 1.1275-4(a). Requests for information regarding the issue price, amount of original issue discount, issue date, and yield to maturity on the Loans shall be directed to the Borrower care of Treasury Department at Treasury@irhythmtech.com. SECTION 4.4 Payments, Computations; Proceeds of Collateral, Etc.. (a) Unless otherwise expressly provided in a Loan Document, all payments by the Borrower pursuant to each Loan Document shall be made without setoff, deduction or counterclaim not later than 1:00 p.m. (New York City time) on the date due in same day or immediately available funds, marked for attention as indicated, or in such other manner or to such other account as the Agent may from time to time direct in writing. Funds received after 1:00 p.m. (New York City time) on any day shall be deemed to have been received by the Agent on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. All interest and fees shall be computed on the basis of the actual number of days occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Payments due on other than a Business Day shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment. The date of funding of a Loan shall be included in the calculation of interest, and the date of payment of a Loan shall be excluded from the calculation of interest. (b) All amounts received as a result of the exercise of remedies under the Loan Documents (including from the proceeds of collateral securing the Obligations) or under applicable Law shall be applied upon receipt to the Obligations in accordance with Section 9.4. (c) The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 13.5(b) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 13.5(b) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 13.5(b). (d) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner. (e) If any Lender shall, by exercising any right of setoff or otherwise, obtain payment in respect of any principal of or interest on its portion of any of the Loans, any

- 56 - Exit Fee or any Repayment Premium in connection therewith resulting in such Lender’s receiving payment of a proportion of the aggregate amount of the Loans and accrued interest thereon and any Exit Fee or Repayment Premium in connection therewith greater than its Applicable Percentage thereof as provided herein, then such Lender shall (x) notify the Agent of such fact and (y) purchase (for cash at face value) participations in the portions of the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of, accrued interest on and any Exit Fee or Repayment Premium in connection with their respective portions of the Loans and other amounts owing them; provided that: (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section 4.4(e) shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its portion of the Loans to any assignee or participant, other than an assignment to a Borrower or any Guarantor (as to which the provisions of this Section shall apply). The Borrower, on behalf of itself and the Guarantors, hereby consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower or such Guarantor rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower or such Guarantor in the amount of such participation. SECTION 4.5 Setoff. Each Lender and each of their Affiliates and the Agent shall, upon the occurrence and during the continuance of any Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender and each of their Affiliates and the Agent a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with or on behalf of such Lender or such Affiliate. Each Lender and the Agent agrees promptly to notify the Borrower after any such appropriation and application made by such Lender or the Agent, as applicable; provided that, the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender and each of their Affiliates and the Agent under this Section 4.5 are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender or Affiliate or the Agent may have. SECTION 4.6 SOFR Rate Not Determinable. (a) If prior to the commencement of any Interest Period for a Loan, the Administrative Agent determines (which determination shall be conclusive absent manifest

- 57 - error), or the Required Lenders notify the Administrative Agent that they have determined, that adequate and reasonable means do not exist for ascertaining the SOFR Rate for such Interest Period, then the Administrative Agent shall give written notice thereof to the Borrower as promptly as practicable and, until the Administrative Agent notifies (if applicable, upon the instruction of the Required Lenders) the Borrower in writing that the circumstances giving rise to such notice no longer exist, (i) the Loans shall bear interest calculated pursuant to Section 3.4 but using the Base Rate instead of the SOFR Rate and (ii) the continuation of any outstanding Loan or the extension of a new Loan hereunder shall be made with interest calculated pursuant to Section 3.4 but using the Base Rate instead of the SOFR Rate. (b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Required Lenders notify the Administrative Agent that they have determined, that (i) the circumstances set forth in Section 4.6(a) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 4.6(a) have not arisen but the supervisor for the administrator of the SOFR Rate has made a public statement identifying a specific date after which the SOFR Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent (at the direction of the Required Lenders) shall (in consultation with the Borrower) establish an alternate rate of interest to that based on the SOFR Rate that gives due consideration to the then-prevailing market convention for determining a rate of interest for loans in the United States at such time, and the Required Lenders, the Agent (acting at the direction of the Required Lenders) and the Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes as the Borrower, the Agent and the Required Lenders may determine to be appropriate; provided, that any such alternate rate of interest shall be administratively feasible to the Agent. Until an alternate rate of interest shall be determined in accordance with this Section 4.6(b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 4.6(b), only to the extent the SOFR Rate for such Interest Period is not available or published at such time on a current basis), Section 4.6(a) shall be applicable. Under no circumstances will the Agent be responsible for selecting or determining any alternate rate of interest. In the case of a SOFR Rate replacement, the Required Lenders in consultation with Borrower will select the alternate rate of interest pursuant to the terms hereof and in consultation with the Agent, ensuring that Agent will be able to meet its obligations and requirements under this Agreement with respect to the alternate rate of interest replacing the SOFR Rate. No such replacement shall affect the Agent's own rights, duties or immunities under the Loan Documents or otherwise. SECTION 4.7 Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law: (i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this

- 58 - Agreement shall be restricted as set forth in the definition of Required Lenders and Section 13.1. (ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 13.16 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default shall have occurred and be continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined by the Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Article V were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (iii) Certain Fees. No Defaulting Lender shall be entitled to receive any fees payable under Section 3.9 for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender). (b) Defaulting Lender Cure. If the Borrower and the Agent agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may

- 59 - determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. ARTICLE V CONDITIONS TO MAKING THE LOANS SECTION 5.1 Credit Extensions. The obligation of each Lender to make its portion of the Initial Loans shall be subject to the execution and delivery of this Agreement by the parties hereto, the delivery of a Loan Request as requested pursuant to Section 2.2, and the satisfaction of each of the conditions precedent set forth below in this Article V (other than Section 5.20(b) and 5.21). The obligation of each Lender to make its portion of the Delayed Draw Loans on the Delayed Draw Closing Date shall be subject to the prior making of the Initial Loan, the delivery of a Loan Request pursuant to Section 2.2, and the satisfaction of each of the conditions precedent set forth below in Section 5.3, 5.7, 5.9, 5.19, 5.20(b) and 5.21. SECTION 5.2 Secretary’s Certificate, Etc.. The Agent and each Lender shall have received from the Borrower and each Guarantor, (i) a copy of a good standing certificate, dated a date reasonably close to the Closing Date, for each such Person and (ii) a certificate, dated as of the Closing Date, duly executed and delivered by such Person’s Secretary or Assistant Secretary, managing member or general partner, or other Authorized Officer, as applicable, as to: (a) resolutions of each such Person’s board of directors (or other managing body, in the case of a Person other than a corporation) and any other corporate resolutions required by applicable Law or pursuant to such Person’s Organic Documents, each of which shall be then in full force and effect, authorizing the execution, delivery and performance of each Loan Document to be executed by such Person and the transactions contemplated hereby and thereby; (b) the incumbency and signatures of those of its officers, managers, managing member or general partner, as applicable, authorized to act with respect to each Loan Document to be executed by such Person; and (c) the full force and validity of each Organic Document of such Person and copies thereof; upon which certificates the Agent and each Lender may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person. SECTION 5.3 Closing Date Certificates. The Agent and each Lender shall have received a Closing Date Certificate, dated as of the Closing Date and the Delayed Draw Closing Date, as

- 60 - the case may be, and duly executed and delivered by an Authorized Officer of the Borrower, in which the Borrower shall certify that (i) the representations and warranties set forth in each Loan Document shall, in each case, be true and correct in all material respects (except with respect to any representation or warranty qualified by materiality or Material Adverse Effect, each of which representation or warranty is true and correct in all respects) as of such date (except to the extent that they relate specifically to an earlier specified date, in which case they are true and correct in all material respects (except with respect to any representation or warranty qualified by materiality or Material Adverse Effect, each of which representation or warranty is true and correct in all respects) on and as of such earlier date); provided, that in the case of a Delayed Draw Term Loan the proceeds of which are used to fund, in whole or in part, the purchase price of a Permitted Acquisition, to the extent the representations and warranties required to be accurate in all material respects (or in all respects if any such representation and warranty is already qualified by materiality) are true and correct at the time of entrance into definitive documentation for such Permitted Acquisition, then such representations and warranties shall be deemed to be true and correct as of the applicable Delayed Draw Closing Date; provided, however, such definitive documentation shall be dated within six months of the applicable Delayed Draw Closing Date, (ii) no Default of Event of Default shall have then occurred and be continuing, or would result from the Loans to be advanced on the Closing Date or the Delayed Draw Closing Date, as the case may be, and (iii) all of the conditions set forth in this Article V required to be satisfied by the Loan Parties on such date have been satisfied, except for those conditions expressly and specifically waived by the Required Lenders in writing, and as of such date as such certificate is delivered, such certifications by the Borrower shall in fact be true and correct. All documents and agreements required to be appended to the Closing Date Certificate, if any, shall be in form and substance reasonably satisfactory to the Agent and Braidwell, shall have been executed and delivered by the requisite parties, and shall be in full force and effect. SECTION 5.4 Payment of Outstanding Indebtedness, Etc.. All Indebtedness identified in Schedule 8.2(b), together with all interest, all prepayment premiums and all other amounts due and payable with respect thereto, shall have been paid in full from the proceeds of the Loans and the commitments in respect of such Indebtedness shall have been terminated, and all Liens securing payment of any such Indebtedness shall have been released and the Agent and each Lender shall have received all Uniform Commercial Code Form UCC-3 termination statements, releases of Intellectual Property or other instruments (including customary payoff letters) as may be reasonably required in connection therewith (collectively, the “Existing Debt Refinancing”). SECTION 5.5 Delivery of Note. Each Lender shall have received a Note duly executed and delivered by an Authorized Officer of the Borrower. SECTION 5.6 Financial Information, Etc.. The Agent and the Lenders shall have received: (a) audited consolidated financial statements of the Borrower and the Subsidiaries for each of the Fiscal Years ended December 31, 2021 and December 31, 2022; and (b) unaudited consolidated balance sheets of the Borrower and the Subsidiaries for the Fiscal Quarters ended March 31, 2023, June 30, 2023 and September 30, 2023,

- 61 - together with the related consolidated statements of income, stockholders’ equity and cash flows for the twelve months then ended. SECTION 5.7 Lien Searches. The Agent and the Lenders shall have received the results of Lien searches regarding the Borrower and its Subsidiaries made within thirty (30) days prior to the Closing Date, and such searches shall reveal no Liens on any of the assets of such Persons except for Liens permitted by Section 8.3 or to be discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Agent and the Lenders. SECTION 5.8 Perfection Certificate. The Agent and the Lenders shall have received a fully completed Perfection Certificate, in form and substance reasonably satisfactory to the Agent and the Lenders, dated as of the Closing Date, duly executed and delivered by an Authorized Officer of the Borrower, which is true and correct in all material respects as of the Closing Date. All documents and agreements required to be appended to the Perfection Certificate, if any, shall be in form and substance reasonably satisfactory to the Agent and the Lenders, shall have been executed and delivered by the requisite parties and shall be in full force and effect. SECTION 5.9 Solvency, Etc.. The Lenders and the Agent shall have received a solvency certificate as to the Solvency of the Borrower and its Subsidiaries on a consolidated basis, after giving effect to the incurrence of the applicable Loans, and the use of proceeds of such Loans, duly executed and delivered by the chief financial or accounting Authorized Officer of the Borrower, dated as of the Closing Date or the Delayed Draw Closing Date, as the case may be, in the form attached as Exhibit G. SECTION 5.10 Governmental Approvals and Third Party Consents. The Agent and the Lenders shall have received evidence that the Borrower and the applicable Subsidiaries have obtained all Governmental Approvals and third party approvals and consents necessary in connection with the execution, delivery and performance of the Loan Documents by the Loan Parties. SECTION 5.11 Security Documents. The Lenders and the Agent shall have received executed counterparts of all Security Documents, dated as of the Closing Date, duly executed and delivered by the Borrower and each Guarantor, together with: (a) certificates (in the case of Capital Securities that are securities (as defined in the UCC)) evidencing all of the issued and outstanding Capital Securities (other than Excluded Property) directly owned by the Borrower or any Guarantor (including with respect to the Capital Securities of any Excluded Subsidiary), which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, in the case of Capital Securities that are uncertificated securities (as defined in the UCC), confirmation and evidence satisfactory to the Agent and the Lenders that the security interest therein has been granted to and perfected in favor of the Agent for the benefit of the Secured Parties in accordance with Articles 8 and 9 of the UCC and all Laws otherwise applicable to the perfection of the pledge of such Capital Securities; (b) subject to Section 7.18, UCC financing statements suitable in form for naming the Borrower and each Guarantor as a debtor and the Agent as the secured party,

- 62 - or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the opinion of the Required Lenders, desirable to perfect the security interests of the Agent, on behalf of the Secured Parties, pursuant to Article XII; (c) subject to Section 7.18, landlord access agreements and bailee letters in form and substance reasonably satisfactory to the Lender from each landlord or bailee, as applicable, to the Borrower or any Guarantor and each other Person that has possession of any Collateral; and (d) subject to Section 7.18, evidence that all Deposit Accounts and Securities Accounts (including any lockboxes, disbursement accounts, investment accounts or other similar accounts), other than Excluded Accounts, of the Borrower and each Guarantor are Controlled Accounts. SECTION 5.12 Intellectual Property Security Agreements. Subject to Section 7.18, the Agent and the Lenders shall have received Intellectual Property Security Agreements dated as of the Closing Date, duly executed and delivered by the Borrower or any Guarantor that, pursuant to Article XII hereof, is required to provide such intellectual property security agreements to the Agent for the benefit of the Secured Parties. SECTION 5.13 Opinion of Counsel. The Agent and the Lenders shall have received customary opinions, dated the Closing Date and addressed to the Secured Parties, from Fenwick & West LLP, counsel to the Loan Parties, in form and substance reasonably satisfactory to the Agent and the Lenders. SECTION 5.14 Insurance. Subject to Section 7.18, the Agent and the Lenders shall have received insurance certificates and endorsements from one or more insurance companies satisfactory to the Agent and the Lenders, evidencing coverage required to be maintained pursuant to each Loan Document, with the Agent named as loss payee or additional insured, as applicable. SECTION 5.15 Closing Fees, Expenses, Etc. Each Lender and the Agent, as applicable, shall have received for its own account (i) all fees, costs and expenses due and payable pursuant to Section 13.5 and 13.6 (including attorney’s costs of the Agent and the Lenders, to the extent invoiced at least one (1) Business Day prior to the Closing Date) and (ii) all fees due and payable on the Closing Date pursuant to this Agreement and the Agency Fee Letter. SECTION 5.16 Anti-Terrorism Laws. The Agent and the Lenders shall have received, as applicable, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the Beneficial Ownership Regulation, in each case to the extent requested by the Agent or any Lender at least five (5) Business Days prior to the Closing Date. SECTION 5.17 Loan Documents. The Agent and the Lenders shall have received executed counterparts of this Agreement and the other Loan Documents, properly executed by an Authorized Officer of each of the Borrower and each other signing Guarantor and by each Lender party to such Loan Documents.

- 63 - SECTION 5.18 Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any Guarantor shall be reasonably satisfactory in form and substance to the Agent and the Lenders, and the Agent and the Lenders shall have received all information, approvals, resolutions, opinions, documents or instruments as the Agent or such Lender may reasonably request. SECTION 5.19 No Material Adverse Effect. Since December 31, 2022, no Material Adverse Effect or Material Regulatory Event has occurred. SECTION 5.20 Liquidity. (a) As of the Closing Date, after giving pro forma effect to the Closing Date Transactions, Liquidity is not less than $50,000,000. (b) As of the Delayed Draw Closing Date, after giving pro forma effect to the Loans made on such date and any other Transactions occurring on or substantially concurrently therewith, Liquidity is not less than $75,000,000. SECTION 5.21 Disclosure Schedules. Immediately prior to the Delayed Draw Closing Date, the Borrower shall deliver to the Agent and the Lenders updates to Schedules 6.8, 6.17(a)(1), 6.17(j)(1), Schedule 7.12 or the Perfection Certificate, each such updated Schedule to be complete and accurate in all material respects as of the Delayed Draw Closing Date. ARTICLE VI REPRESENTATIONS AND WARRANTIES In order to induce the Lenders and the Agent to enter into this Agreement and to make the Loans hereunder, the Borrower represents and warrants to the Lenders and the Agent that: SECTION 6.1 Organization, Etc. The Borrower and each Subsidiary (a) (i) is validly organized and existing and in good standing (to the extent such concept exists in such jurisdiction) under the laws of the jurisdiction of its incorporation or organization, and (ii) is duly qualified to do business and is in good standing as a foreign entity (to the extent such concept exists in such jurisdiction) in each jurisdiction where the nature of its business requires such qualification (in the case of this clause (a)(ii), unless the failure to so qualify as a foreign entity would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect); and (b) has full power and authority and holds all requisite governmental licenses, permits, clearances and other approvals required, including all Regulatory Approvals, (i) in the case of the Loan Parties, to enter into and perform its obligations under each Loan Document to which it is a party, and (ii) to own and hold under lease its property and to conduct its business substantially as currently conducted by it (in the case of this clause (b)(ii), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect). SECTION 6.2 Due Authorization, Non-Contravention, Etc. The execution, delivery and performance by the Borrower and each Guarantor of each Loan Document executed or to be executed by it are in each case within such Person’s corporate or organizational powers, have been duly authorized by all necessary corporate or organizational action, and do not: (a) contravene (i) the Borrower’s or any Guarantor’s Organic Documents, (ii) in any material respect, any court decree or order binding on or affecting the Borrower or any Guarantor or (iii) any Law or governmental regulation binding on or affecting the

- 64 - Borrower or any Guarantor, except as would not reasonably be expected to result in a Material Adverse Effect or Material Regulatory Event; or (b) result in (i) or require the creation or imposition of any Lien on the Borrower’s or any Guarantor’s properties (except as permitted by this Agreement) or (ii) a material default under any material contract, agreement, or instrument binding on or affecting the Borrower or any Guarantor. SECTION 6.3 Government Approval, Regulation, Etc. No authorization, approval, clearance or other action by, and no notice to or filing with, any Governmental Authority or other Person, including any Regulatory Approval (other than (i) those that have been, or on the Closing Date will be, duly obtained or made and which are, or on the Closing Date will be, in full force and effect, and (ii) recordings, filings and other perfection actions in connection with the Liens granted to the Agent under this Agreement or any other Loan Document) is required for the due execution, delivery or performance by the Borrower or any Guarantor of any Loan Document to which it is a party. SECTION 6.4 Validity, Etc. Each Loan Document to which the Borrower or any Guarantor is a party constitutes the legal, valid and binding obligations of such Person enforceable against such Person in accordance with its respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity). SECTION 6.5 Financial Information. The consolidated financial statements of the Borrower and the Subsidiaries furnished to the Agent and the Lenders pursuant to Section 5.6 and 7.1 have been prepared in accordance with GAAP, consistently applied, and present fairly in all material respects the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended, subject, in the case of unaudited financial statements, to the absence of footnote disclosure and normal and recurring year-end adjustments. SECTION 6.6 No Material Adverse Effect; No Material Regulatory Event. Since December 31, 2022 to the Closing Date, there has been no Material Adverse Effect or Material Regulatory Event. As of the Delayed Draw Closing Date, (i) no Material Adverse Effect has occurred and is continuing since the Closing Date and (ii) no Material Regulatory Event has occurred since the Closing Date. SECTION 6.7 Litigation, Labor Matters and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against, threatened in writing against, or, to the knowledge of the Borrower, otherwise threatened against or affecting the Borrower or any Subsidiary that would reasonably be expected, individually or in the aggregate, to (A) on the Closing Date, have or result in a Material Regulatory Event or a Material Adverse Effect that is continuing or (B) on the Delayed Draw Closing Date, have or result in a Material Adverse Effect that is continuing.

- 65 - (b) There are no labor controversies pending against, threatened in writing against, or, to the knowledge of the Borrower, otherwise threatened against or affecting the Borrower or any Subsidiary that would reasonably be expected, individually or in the aggregate, to (A) on the Closing Date, have or result in a Material Adverse Effect that is continuing or (B) on the Delayed Draw Closing Date, have or result in a Material Adverse Effect that is continuing. (c) Neither the Borrower nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any Permit under or in connection with any Environmental Law (“Environmental Permit”), (ii) is or has been subject to any Environmental Liability, (iii) has received notice of any Environmental Liability, or (iv) knows of any basis for any Environmental Liability, in each case of clauses (i) through (iv) above, which would reasonably be expected to result in a Material Adverse Effect. SECTION 6.8 Subsidiaries. As of the Closing Date, the Borrower has no Subsidiaries except those Subsidiaries which are identified in Section 2 of the Perfection Certificate (which also identifies the direct and indirect owners of the Capital Securities of such Subsidiaries). SECTION 6.9 Capitalization. The authorized equity securities of each of the Loan Parties (other than Borrower) as of the Closing Date are as set forth in Section 2 of the Perfection Certificate. All issued and outstanding Capital Securities of each of the Loan Parties are duly authorized and validly issued, fully paid, nonassessable, and (except with respect to the Capital Securities of Borrower) free and clear of all Liens other than Liens permitted pursuant to Section 8.3, and such Capital Securities were issued in compliance with all applicable Laws. The identity of the holders of the Capital Securities of each of the Loan Parties (other than Borrower) and the percentage of their fully-diluted ownership of the Capital Securities of each of the Loan Parties (other than Borrower) as of the Closing Date is set forth in Section 2 of the Perfection Certificate. No shares of the capital stock or other Capital Securities of any Loan Party, other than those described above, are issued and outstanding as of the Closing Date. Except as set forth in Section 2 of the Perfection Certificate, as of the Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party (other than the Borrower) of any equity securities of any such entity. SECTION 6.10 Ownership of Properties. Each of the Borrower and each Subsidiary owns (i) in the case of owned real property, good and marketable fee title to, and (ii) in the case of owned personal property, good and valid title to, or, in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its properties and assets, tangible and intangible, of any nature whatsoever, that are reasonably necessary in the ordinary conduct of the business of the Borrower and its Subsidiaries, free and clear in each case of all Liens or claims, except for Liens permitted pursuant to Section 8.3, unless the failure to own any such property, interests or assets would not, taken as a whole, be reasonably expected to result in a Material Adverse Effect. SECTION 6.11 Taxes. Each of the Borrower and each Subsidiary has filed all federal, and material foreign, state and local tax returns and reports required by Law to have been

- 66 - filed by it and has paid all income and other material Taxes due and owing, except any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves are being maintained in accordance with (and to the extent required by) GAAP. To the knowledge of the Loan Parties, there is no proposed Tax deficiency or assessment against the Loan Parties that, if made would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. SECTION 6.12 Benefit Plans, Etc. (a) As of the Closing Date, none of the Borrower or any of the Subsidiaries or any of their respective ERISA Affiliates sponsors, maintains, contributes to, is required to contribute to, or has any actual or potential liability with respect to, any Benefit Plan. As of the Closing Date, none of the Borrower or any of the Subsidiaries is a party to any collective bargaining agreement and none of the employees of the Borrower or any of the Subsidiaries are subject to any collective bargaining agreement with respect to their employment with Borrower or any of its Subsidiaries. Except as would not, individually or in the aggregate, result in any Material Adverse Effect, (i) each “employee benefit plan,” as defined in Section 3(3) of ERISA, that provides retirement benefits, is sponsored by the Borrower or any of their ERISA Affiliates and is intended to be tax qualified under section 401 of the Code is so qualified and no assets of any such plan are invested in Capital Securities of the Borrower and (ii) each employee benefit plan, program or arrangement that is sponsored, maintained, contributed to or required to be contributed to by the Borrower or any Subsidiary has complied, both in form and in operation, in all respects with its terms and applicable Law. No ERISA Event or Foreign Benefit Event has occurred or is reasonably expected to occur that could reasonably be expected to result in a Material Adverse Effect. The underlying assets of the Borrower and its Subsidiaries do not constitute Plan Assets and, to the knowledge of the Borrower and its Subsidiaries the execution, delivery and performance of this Agreement and the other Loan Documents do not and will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. (b) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) each Foreign Pension Plan is in compliance in all material respects with all applicable requirements of Law applicable thereto and the respective requirements of the governing documents for such plan, (ii) with respect to each Foreign Pension Plan, none of the Borrower, its Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction that could subject the Borrower or any Subsidiary, directly or indirectly, to a tax or civil penalty and (iii) with respect to each Foreign Pension Plan, any underfunding has been reflected in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with GAAP SECTION 6.13 Accuracy of Information. None of the written information (other than any projections, estimates and pro forma financial information and any general economic or specific industry information) heretofore or contemporaneously furnished in writing to the Agent or any Lender by or on behalf of the Borrower or any Subsidiary in connection with any Loan Document or any transaction contemplated hereby when furnished and when taken as a whole,

- 67 - contains any untrue statement of a material fact, or omits to state any material fact necessary to make any such information not misleading in a material respect in light of the circumstances under which such statements were made. All financial projections and pro forma financial information delivered to the Agent and the Lenders by the Borrower (or its agents) have been prepared on the basis of good faith estimates and assumptions believed by the Borrower to be fair and reasonable in light of current business conditions as of the date thereof; provided, however, that such projections are subject to uncertainties and contingencies, that no assurances can be given that any particular projections will be attained and that actual results during the period or periods covered by such financial information may differ significantly from the projected results set forth therein and that such differences may be material. SECTION 6.14 Regulations U and X. None of the Borrower or any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Loans will be used to buy or carry any Margin Stock in violation of the Federal Reserve Board’s Regulation T, Regulation U or Regulation X. Terms for which meanings are provided in such Regulation T, Regulation U or Regulation X, as from time to time in effect, are used in this Section with such meanings. SECTION 6.15 Solvency. On the Closing Date and the Delayed Draw Closing Date, as applicable, after giving effect to the incurrence of the Initial Loans and the Delayed Draw Loans, respectively, and the use of proceeds of such Loans, the Borrower and the Subsidiaries taken as a whole, on a consolidated basis, both before and after giving effect to the Loans, are Solvent. SECTION 6.16 Intellectual Property. (a) Schedule 6.17(a)(1) sets forth a complete and accurate list as of the Closing Date or the Delayed Draw Closing Date, as the case may be, of all (x) Patents, including any Patent applications, (y) registered Trademarks (including domain names) and any pending registrations or applications for Trademarks, and (z) registered Copyrights and any applications for Copyright registration, in each case of clauses (x) through (z), owned by the Borrower or any Subsidiary. Schedule 6.17(a)(2) sets forth a complete and accurate list as of the Closing Date of all material in-bound license or sublicense agreements with respect to any Intellectual Property owned by a Third Party that is used in and material to the conduct of the business of the Borrower and the Subsidiaries as currently conducted (but excluding (i) non-exclusive inbound licenses in the ordinary course of business, and (ii) inbound licenses of over-the-counter or “open source” software that is commercially available to the public or licenses to other Intellectual Property licensed or otherwise made available pursuant to a click-wrap, shrink wrap or similar agreement or on a subscription basis). For each item of Intellectual Property listed on Schedule 6.17(a)(1), the Borrower has, where relevant, indicated (A) the countries in which such item is registered, (B) the application numbers, (C) the registration or patent numbers, and (D) the owner of such item of Intellectual Property. (b) The Owned Intellectual Property and Licensed Intellectual Property together constitute all Intellectual Property reasonably necessary for the operation of the business of the Borrower and the Subsidiaries as currently conducted on the Closing Date

- 68 - and the Delayed Draw Closing Date, as applicable, except as would not reasonably be expected to have a Material Adverse Effect. (c) Each of the Borrower and each Subsidiary owns, or has a valid license or rights in any other form, as applicable, to all rights associated with the Owned Intellectual Property and the Licensed Intellectual Property (i) on the Closing Date, in all material respects, and (ii) on the Delayed Draw Closing Date, except as would not reasonably be expected to cause a Material Adverse Effect. The Owned Intellectual Property and the agreements associated with the Licensed Intellectual Property are free and clear of any and all Liens other than Liens permitted pursuant to Section 8.3. (d) The Borrower or a Subsidiary, as applicable, is the sole and exclusive owner of all right, title and interest in and to all of its Owned Intellectual Property and has possession of a proper chain of title from each inventor of any technology claimed in any Patent or Patent application assigning full unconditional ownership to each of the Borrower or such Subsidiary, as applicable, in each case of the foregoing, (i) on the Closing Date, in all material respects and (ii) on the Delayed Draw Closing Date, except as would not reasonably be expected to cause a Material Adverse Effect. All such Owned Intellectual Property is subsisting and has not expired, lapsed or been forfeited, cancelled or abandoned unless permitted hereunder, except, on the Delayed Draw Closing Date, where such event or circumstance is not reasonably expected to cause a Material Adverse Effect. (e) Each of the Borrower and each Subsidiary, as applicable, has taken commercially reasonable actions to maintain and protect all Owned Intellectual Property, including by timely paying all registration, maintenance, renewal and annuity fees, as applicable, except where the failure to take such action would not reasonably be expected to cause a Material Adverse Effect. (f) (i) There is no proceeding challenging the ownership, inventorship validity or enforceability of any Owned Intellectual Property, (ii) neither the Borrower nor any of the Subsidiaries is involved in any proceeding where it is challenging the ownership, validity or enforceability of any Intellectual Property of any other Person, and (iii) none of the Owned Intellectual Property is the subject of any material Other Administrative Proceeding, except in each case, on the Delayed Draw Closing Date, where such challenge is not reasonably expected to have a Material Adverse Effect, except for prosecution of pending Intellectual Property applications. (g) To the knowledge of the Borrower, (A) all Owned Intellectual Property and the Licensed Intellectual Property is valid, enforceable and subsisting, and (B) no event has occurred, and nothing has been done or omitted to have been done, that would affect the validity or enforceability of any Owned Intellectual Property or Licensed Intellectual Property, except where such event is not reasonably expected to have a Material Adverse Effect. (h) There are no claims pending or threatened in writing that have been brought by the Borrower or any of the Subsidiaries against any Person alleging Infringement of any Owned Intellectual Property or Licensed Intellectual Property, except for, on the Delayed

- 69 - Draw Closing Date, any claims that would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, no Third Party is committing any act of Infringement of any Owned Intellectual Property or Licensed Intellectual Property, except where such Infringement is not reasonably expected to have a Material Adverse Effect. (i) As of the Closing Date, with respect to each license agreement listed on Schedule 6.17(a)(2), such license agreement (i) is in full force and effect and is binding upon and enforceable against the Borrower and the Subsidiaries to the extent party thereto and, to the knowledge of the Borrower, all other parties thereto in accordance with its terms, (ii) has not been amended or otherwise modified, except as set forth on Schedule 6.17(a)(2), and (iii) has not suffered a default or breach thereunder (with respect to defaults or breaches of parties other than the Borrower and the Subsidiaries, to the knowledge of the Borrower) except, in each of the foregoing clauses (i) through (iii), to the extent as would not reasonably be expected to have a Material Adverse Effect. (j) As of the Closing Date and the Delayed Draw Closing Date, as the case may be, except as set forth on Schedule 6.17(j)(1) and as would not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of the Subsidiaries has received written notice or, to the knowledge of the Borrower, any other communications from any Third Party: (i) alleging that the conduct of the business of the Borrower or any of the Subsidiaries (including the development, manufacture, use, sale or other commercialization of any Product) Infringes any Intellectual Property of that or any other Third Party or (ii) challenging the validity or enforceability of any of Patent owned by the Borrower or any Subsidiary. To the knowledge of the Borrower, except as set forth on Schedule 6.17(j)(2), the conduct of its respective business and the business of the Subsidiaries (including the development, manufacture, use, sale or other commercialization of any Product) does not Infringe any Intellectual Property of any Third Party, except as would not reasonably be expected to have a Material Adverse Effect. (k) The Borrower and the Subsidiaries have used commercially reasonable efforts and precautions (as determined in good faith by the Borrower) to protect their (i) rights in, and with respect to, Confidential Business Information, and maintain the confidentiality of, their respective Owned Intellectual Property and (ii) respective commercially significant unregistered Intellectual Property, in each of the foregoing clauses (i) and (ii), (A) on the Closing Date, in all material respects and (B) on the Delayed Draw Closing Date, except as would not reasonably be expected to have a Material Adverse Effect. (l) (i) All current and former employees of the Borrower and each Subsidiary that are, or have been, engaged in the development of Intellectual Property for the Borrower or any Subsidiary, and all other Persons with access to any Confidential Business Information, are subject to written agreements that include customary confidentiality and restriction on use terms sufficient to maintain the confidential status and limit the use of such Confidential Business Information, and (ii) no trade secret of the Borrower or any of its Subsidiaries with respect to any Product has been published or disclosed by the Borrower or any of its Subsidiaries to any Person, except pursuant to a written agreement

- 70 - requiring such Person to keep such trade secret confidential, in each case of the foregoing clauses (i) and (ii), (A) on the Closing Date, in all material respects, and (B) on the Delayed Draw Closing Date, as applicable, except as would not reasonably be expected to have a Material Adverse Effect. SECTION 6.17 Material Agreements. Except to the extent otherwise terminated as contemplated by the definition thereof, each Material Agreement is in full force and effect and the legal, valid and binding obligation of (x) the Borrower or the Subsidiary party thereto and, (y) to the knowledge of the Borrower, the other parties thereto, enforceable against the Borrower and the Subsidiaries party thereto and all other parties thereto in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity), except, in each of the foregoing clauses (x) and (y), as would not reasonably be expected to have a Material Adverse Effect. (A) Neither the Borrower nor any of the Subsidiaries is in breach or in default under any Material Agreement, nor has the Borrower or any of the Subsidiaries taken any action that would permit any other Person party to any Material Agreement to have, and no such Person otherwise has, any defenses, counterclaims or rights of setoff thereunder and (B) to the knowledge of the Borrower, no such other Person party to such Material Agreement is in breach or in default thereunder, except, in each of the foregoing clauses (A) and (B), as would not reasonably be expected to have a Material Adverse Effect. SECTION 6.18 Deposit and Disbursement Accounts. Set forth on Schedule 7.12 is a complete and accurate list as of the Closing Date, the Delayed Draw Closing Date and each date that a Compliance Certificate is required to be delivered pursuant to Section 7.1(h), of all banks and other financial institutions at which the Borrower or any Guarantor maintains deposit accounts, lockboxes, disbursement accounts, investment accounts or other similar accounts, such Schedule correctly identifies the name, address and telephone number of each bank or financial institution, the name in which each such account is held, the type of each such account, and the complete account number for each such account, and each such account (other than Excluded Accounts) is a Controlled Account or Securities Account to the extent required pursuant to Section 7.12. SECTION 6.19 Permits. The Borrower and the Subsidiaries have all Permits, including Regulatory Required Permits and Environmental Permits, required for the ownership, operation and conduct of their business, including their testing and distribution of the Products, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or Material Regulatory Event. All such Permits are in effect, validly held and there are no defaults, suspensions, revocations, withdrawals, limitations or encumbrances thereunder, except as could not reasonably be expected to have a Material Adverse Effect. None of the Borrower or any of the Subsidiaries has received any written notice that any Permits have been or are being revoked, withdrawn, suspended, or limited or encumbered, except where such revocation, withdrawal, suspension or limitation or encumbrance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. SECTION 6.20 Regulatory Approvals. (a) Each Loan Party and each of its Subsidiaries holds, either directly or through licensees and agents, all Regulatory Approvals, necessary or required for such

- 71 - Loan Party and each of its Subsidiaries to conduct their respective operations and businesses, in the manner currently conducted, except where failure to hold such Regulatory Approvals would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. (b) All Regulatory Approvals are valid, enforceable, in good standing, and in full force and effect with the applicable Regulatory Authority in all material respects, and to the knowledge of each Loan Party and Subsidiary, there exist no circumstances that could reasonably be expected to result in the invalidation, suspension, unenforceability, or material limitation or encumbrance of any such Regulatory Approval, in each case except where failure to hold such Regulatory Approval would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, all required notices, registrations, listing, supplemental applications or notifications, reports (including field alerts or other reports of adverse experiences, reports of removals or corrections, or reports related to Recalls) and other required filings have been timely filed with the appropriate Regulatory Authority in material compliance with applicable Laws, and all such filings are complete and correct in all material respects. SECTION 6.21 Regulatory Matters. (a) All Regulatory Required Permits held by the Borrower and the Subsidiaries are (i) legally and beneficially owned exclusively by the Borrower or such Subsidiary, free and clear of all Liens other than Liens permitted pursuant to Section 8.3, and (ii) validly registered with the applicable Governmental Authority, in compliance with all filing and maintenance requirements (including any fee requirements) thereof, and are, to the knowledge of the Borrower, in good standing, valid and enforceable with the applicable Governmental Authority, in each case except where failure to hold such Regulatory Required Permit would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or Material Regulatory Event. To the knowledge of the Borrower, all required notices, registrations and listings, supplemental applications or notifications, reports and other required filings with respect to the Products have been filed with applicable Governmental Authorities, except where the failure to file the same would not, whether individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (b) Except in each case as would not reasonably be expected to have a Material Adverse Effect, since December 31, 2022, (i) the Products, as well as the business of the Borrower and the Subsidiaries, comply in all material respects with (A) all applicable Laws, including, without limitation, applicable requirements of CLIA and the FD&C Act, and (B) the terms of all Product Authorizations and other Permits; (ii) none of the Borrower and the Subsidiaries have received any warning letters, untitled letters, IHCTOA letters, or similar correspondence from any Governmental Authority with respect to any Product and/or with respect to the business of the Borrower and/or the Subsidiaries that assert a breach of any applicable Laws (other than inspection reports that do not contain material findings or reasonably believed to be remedied); (iii) none of the Borrower or any of the Subsidiaries has received any written notice of any pending regulatory enforcement action

- 72 - against the Borrower or any of the Subsidiaries with respect to the Products; (iv) to the knowledge of the Borrower, there have been no Product Recalls, safety alerts or customer advisory notices, withdrawals, clinical holds, marketing suspensions, removals, seizures, injunctions or the like conducted, undertaken or issued by any Person with respect to any Product nor, to the knowledge of the Borrower, has any such action been requested, demanded, or ordered by any Governmental Authority; (v) to the knowledge of the Borrower, none of the Borrower or any of the Subsidiaries has received any written notice of (A) any criminal, injunctive, seizure, detention or civil penalty actions that have at any time been commenced by any Governmental Authority with respect to or in connection with any Products, or (B) any consent decrees (including plea agreements) which relate to any Products; and (vi) to the knowledge of the Borrower, no circumstance exists or event has occurred which would reasonably be expected to result in a violation of any Healthcare Law. To the knowledge of the Borrower, during the two years prior to the Closing Date, none of the Borrower or any of the Subsidiaries (i) has been debarred, disqualified, excluded, or suspended from Governmental Payors under applicable Law, and (ii) is employing or contracting with any individual or entity who has been debarred, disqualified, excluded, or suspended by a Governmental Payor (other than any employee or contractor that has been terminated by the Borrower reasonably promptly following the Borrower or its Subsidiaries becoming aware of such suspension, disqualification, exclusion, or debarment). To the knowledge of the Borrower, as of the Closing Date, there are no circumstances that could reasonably be expected to result in the debarment, disqualification, exclusion, or suspension of the Borrower or any of the Subsidiaries. (c) As of the Closing Date, to the knowledge of the Borrower, none of the Borrower or the Subsidiaries has received any written notice from, any Governmental Authority, institutional review board, ethics committee, or any similar body with oversight authority over clinical trials alleging any material non-compliance with applicable laws or GCPs or otherwise requiring the termination or suspension of any clinical trial (in-whole or in-part) conducted, or being conducted, by or on behalf of the Borrower and the Subsidiaries with respect to any Product, in each case except where such non-compliance would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, no clinical trial conducted, or being conducted, by or on behalf of the Borrower, and/or the Subsidiaries with respect to any Product has used, or is using, any clinical investigator who has been disqualified from conducting clinical investigations by FDA or other Governmental Authority. (d) Except in each case as would not reasonably be expected to have a Material Adverse Effect, with respect to the Products, since December 31, 2022, (i) none of the Borrower or any of the Subsidiaries, or, to the knowledge of the Borrower, any of their respective suppliers, has received written notice by any Governmental Authority to withdraw any Regulatory Approval for any Product, and none of the Borrower nor any of its Subsidiaries has received any notice from any Governmental Authority of any violation (or of any investigation, audit, or other proceeding involving allegations of any violation) of any Healthcare Laws. (e) Without limiting the generality of the foregoing, each Loan Party and each of its Subsidiaries is, and has been at all times since December 31, 2022, in compliance

- 73 - with all applicable Healthcare Laws and Regulatory Approvals, except where non- compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. (f) Except as would not have a Material Adverse Effect, all studies, tests and preclinical and clinical trials relating to the Products conducted by or on behalf of the Borrower or any of the Subsidiaries have been conducted, and are currently being conducted, in compliance with all applicable Laws, including, but not limited to, applicable provisions of the CLIA and the FD&C Act, including applicable GCPs and applicable GLPs. (g) To the Borrower’s knowledge, (i) neither the Borrower nor any of its Subsidiaries, nor any of their respective agents or representatives (when acting in such capacity), has made a material misrepresentation or fraudulent statement, at the time such statements were made, in any correspondence, report, or other submission or filing with the CMS, the FDA or any other Governmental Authority, and (ii) there has been no failure to disclose any fact required to be disclosed to any Regulatory Agency, in each case of (i) and (ii), except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. To the Borrower’s knowledge, neither Borrower, nor any of its Subsidiaries, nor any officer, employee, contractor, or agents acting for Borrower or any of its Subsidiaries (when acting in such capacity), have committed any act, made any statement or failed to make any statement that has or would reasonably be expected to provide a basis for FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto, or for any Governmental Authority to invoke any similar Law, regulation, or policy, except where doing so would not reasonably be expected to have a Material Adverse Effect. (h) As of the Closing Date (and, except as would not reasonably be expected to result in a Material Adverse Effect, as of the Delayed Draw Closing Date), the Borrower and the Subsidiaries are in material compliance with federal and state fraud and abuse laws, including the Federal Anti-Kickback Statute, the False Claims Act, the Foreign Corrupt Practices Act, and similar applicable state, federal or foreign laws. Since December 31, 2022, none of the Borrower nor any of the Subsidiaries has received any written notice from the United States Department of Justice, any U.S. Attorney, any State Attorney General, or any other similar Governmental Authority alleging any violation of any such laws in any material respect. The Borrower and its Subsidiaries have established and implemented a compliance program designed to ensure material compliance with federal and state fraud and abuse laws, including the Federal Anti-Kickback Statute, the False Claims Act, the Foreign Corrupt Practices Act, and similar applicable state, federal or foreign laws. SECTION 6.22 Compliance with Laws. Each Loan Party and each of its Subsidiaries is in compliance with all applicable Laws, except where the failure to do so could not individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

- 74 - SECTION 6.23 Investment Company Act. None of the Borrower or any Subsidiary is required to register as an “investment company” as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended. SECTION 6.24 OFAC. None of the Borrower, any Subsidiary or, to the knowledge of the Borrower, any Related Party (a) is currently the subject of any Sanctions, (b) is located, organized or residing in any Designated Jurisdiction, or (c) is or has been (within the previous five (5) years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction. No Loan, nor the proceeds from any Loan, has been or will be used, directly or indirectly, to lend, contribute or provide to, or has been or will be otherwise made available to fund, any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including the Agent, any Lender and any of their respective Affiliates) of Sanctions. SECTION 6.25 Brokers. Except for fees payable to Agent and/or Lenders, no broker, finder or other intermediary has brought about the obtaining, making or closing of the Closing Date Transactions, and no Loan Party has or will have any obligation to any Person in respect of any finder’s or brokerage fees, commissions or other expenses in connection herewith or therewith. SECTION 6.26 Data Privacy and Information Security. (a) The Borrower and its Subsidiaries maintain data and privacy security policies, processes, and controls, all of which meet or exceed any requirements of applicable Law, except as would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, none of the Borrower’s or any Subsidiary’s privacy statements or disclosures have been or are misleading or deceptive, in each case, except as would not reasonably be expected to have a Material Adverse Effect. There is not currently pending and there has not been in the past two (2) years any action, proceeding, suit or claim against the Borrower or its Subsidiaries with respect to privacy or data security, except as would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, except as would not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any Subsidiary, nor any Products, have experienced in the past two (2) years any security incident in which an unauthorized party accessed or acquired Personal Data stored by the Borrower or any Subsidiary, Confidential Business Information stored by the Borrower or any Subsidiary or IT Assets. (b) Except as would not reasonably be expected to have a Material Adverse Effect, the Borrower and its Subsidiaries have used commercially reasonable efforts to cause all Data Processors that process Personal Data on behalf of the Borrower or any of its Subsidiaries to protect the Personal Data of the Borrower and its Subsidiaries, including without limitation (i) compliance with applicable Privacy Laws and (ii) implementation of a commercially reasonable information security program to protect the applicable Personal Data.

- 75 - (c) As of the Closing Date and the Delayed Draw Closing Date, except as would not reasonably be expected to have a Material Adverse Effect, the IT Assets are sufficient to conduct the business of the Borrower and the Subsidiaries as currently conducted by the Borrower and the Subsidiaries. To the knowledge of the Borrower, except as would not reasonably be expected to have a Material Adverse Effect, neither the IT Assets nor any Products contain any “virus,” “spyware,” “malware,” “worm,” “Trojan horse” (as such terms are commonly understood in the software industry), disabling codes or instructions, or other similar code or software routines or components (collectively, “Malicious Code”) that are designed or intended to delete, destroy, disable, interfere with, perform unauthorized modifications to, or provide unauthorized access to any data, files, software, system, network, or other device. Except as would not reasonably be expected to have a Material Adverse Effect, the Borrower and its Subsidiaries have established, implemented and tested commercially reasonable backup and disaster recovery policies, procedures and systems sufficient to reasonably maintain the operation of the business of the Borrower and the Subsidiaries as currently conducted. (d) The Borrower, its Subsidiaries and, to the knowledge of the Borrower, any Data Processors have, in all material respects, implemented and maintained reasonable technical measures consistent with generally accepted industry standards to protect the operation, confidentiality, integrity, and security, as applicable, of all Confidential Business Information stored by the Borrower and its Subsidiaries, Personal Data, and IT Assets (including, for clarity, all information and transactions stored or contained therein or transmitted thereby) against unauthorized access, acquisition, interruption, alternation, modification, or use, as applicable, in each case except as could not reasonably be expected to have a Material Adverse Effect. (e) Except as would not reasonably be expected to have a Material Adverse Effect, the Borrower and its Subsidiaries have taken or caused to be taken commercially reasonable actions designed to ensure that all IT Assets (i) are free from any defect, bug, Malicious Code or programming, design or documentation error or corruption or other defect, and (ii) are fully functional and operate and run in a commercially reasonable manner. Except as would not reasonably be expected to have a Material Adverse Effect, none of the IT Assets have malfunctioned or failed or have experienced any breakdowns or continued substandard performance in the past 24 months that has caused disruption or interruption in the Borrower’s or any Subsidiary’s use thereof or to the business of the Borrower and the Subsidiaries. SECTION 6.27 HIPAA. (a) Except as would not reasonably be expected to have or result in a Material Adverse Effect, in each instance where the Borrower or any Subsidiary acts as a Covered Entity, such entity is in compliance in all material respects with HIPAA. The Borrower, and each Subsidiary that acts as a Covered Entity, has implemented reasonable and adequate policies, procedures and training designed to assure continued compliance and to detect non-compliance, except where the failure to implement such policies, procedures, and training would not reasonably be expected to have or result in, individually or in the aggregate, a Material Adverse Effect. Except as would not reasonably be expected to have

- 76 - or result in a Material Adverse Effect, the Borrower, and each Subsidiary that acts as a Covered Entity, has provided all requisite notices, obtained all required consents, and satisfied all other requirements (i) for its use and disclosure of Protected Health Information and (ii) as necessary for the conduct of business as currently conducted and in connection with this Agreement. Except as would not reasonably be expected to have or result in a Material Adverse Effect, the Borrower, and each Subsidiary that acts as a Covered Entity, has entered into business associate agreements with Subsidiaries and Data Processors in all situations where required by and in material compliance with 45 C.F.R. §§ 164.502(e) and 164.504(e). (b) In each instance where Borrower or any Subsidiary acts as a Business Associate, such entity has entered into a business associate agreement that is in material compliance with 45 C.F.R. § 164.504(e) with each such Covered Entity, as required by 45 C.F.R. § 164.502(e)(2), except where failure to have entered into a Business Associate agreement would not have or result in a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, in those instances where the Borrower or any Subsidiary acts as a Business Associate on behalf of Covered Entities, each of the Borrower and such Subsidiary is, and has been, in compliance with all applicable Business Associate agreements and those portions of HIPAA applicable to Business Associates. (c) Except as would not reasonably be expected to have or result in a Material Adverse Effect, the Borrower, and each Subsidiary that acts as a Covered Entity or Business Associate, has implemented and is in material compliance with a comprehensive written information security program that complies with 45 C.F.R. Part 164, Subpart C. (d) As of the Closing Date, for the past six (6) years, to the knowledge of the Borrower, there has been no material security incident or material breach of any Protected Health Information held by the Borrower or any Subsidiary, except as would not reasonably be expected to have or result in a Material Adverse Effect. As of the Closing Date, the Borrower has not, nor to the knowledge of the Borrower, has any Subsidiary or other third party acting on Borrower’s behalf, notified, or been required to notify, any person of any security incident, including any loss or unauthorized access, use or disclosure, of Protected Health Information that would constitute a breach for which notification to individuals, the media, or the U.S. Department of Health and Human Services is required under 45 C.F.R. Part 164, Subpart D, except as would not reasonably be expected to have or result in a Material Adverse Effect. ARTICLE VII AFFIRMATIVE COVENANTS The Borrower covenants and agrees with the Agent and the Lenders that until the Termination Date has occurred, the Borrower will, and will cause the Subsidiaries to, perform or cause to be performed the obligations set forth below.

- 77 - SECTION 7.1 Financial Information, Reports, Notices, Etc.. Borrower will deliver to the Agent for distribution to the Lenders by posting to the Platform in compliance with Section 13.3(d): (a) as soon as available, but no later than forty-five (45) days after the last day of each Fiscal Quarter for the first three Fiscal Quarters of the Borrower in any fiscal year (which date shall be automatically extended for a period not to exceed ten (10) Business Days, if and to the extent of any initial extension granted by SEC for 10-Q reporting for such period), a company prepared consolidated balance sheet, cash flow and income statement (including year-to-date results) covering Loan Parties’ and their Subsidiaries consolidated operations during the period, prepared under GAAP in all material respects (subject to normal year-end adjustments and the absence of footnote disclosures), consistently applied, setting forth in comparative form the corresponding figures as at the end of the corresponding Fiscal Quarter of the previous fiscal year, all in reasonable detail, certified by an Authorized Officer and, if other than in the form required by the SEC, in a form reasonably acceptable to Agent; (b) as soon as available, but no later than ninety (90) days after the last day of Borrower’s fiscal year (which date shall be automatically extended for a period not to exceed ten (10) Business Days, if and to the extent of any initial extension granted by SEC for 10-K reporting for such period), audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from a “big four” firm, or another independent certified public accounting firm acceptable to the Required Lenders (and if other than a “big four” firm, is acceptable to Agent in its reasonable discretion); provided, that, any such opinion may have a going concern qualification based solely on (i) the upcoming maturity date of the Obligations under this Agreement occurring within 12 months of the date of such audit or (ii) a determination that any Loan Party has less than 12 months liquidity; (c) within five (5) Business Days of delivery or filing thereof, copies of all material statements, reports and notices made available to Loan Parties’ security holders or to any holders of Junior Indebtedness and copies of all reports and other filings made by Borrower with any stock exchange on which any securities of Borrower are traded and/or the SEC; (d) a prompt written report of any material legal actions pending or threatened in writing against any Loan Party or any of its Subsidiaries, which would require disclosure with the next periodic report of the Borrower with the SEC (or in a Form 8-K); (e) prompt written notice of (i) an event that materially and adversely affects the value of any Material Intellectual Property or (ii) the occurrence of any event with respect to any property or assets of the Borrower or any of its Subsidiaries resulting in a material Loss, which notice shall include whether such Loss is covered by insurance or if the insurance carrier has disclaimed coverage of such Loss;

- 78 - (f) within sixty (60) days after the start of each fiscal year, Projections for the forthcoming fiscal year, together with a comparison to the corresponding periods of the prior year; (g) promptly (and in any event within ten (10) Business Days of any request therefor) such readily available other budgets, sales projections, operating plans and other financial information and information, reports or statements regarding the Loan Parties, their business and the Collateral as the Agent may from time to time reasonably request; (h) together with each delivery of financial statements described in Section 7.1(a) and (b) above, deliver to the Agent a duly completed Compliance Certificate signed by an Authorized Officer; (i) prompt written notice of any report, notice, filing, or other delivery to the Agent for posting on the Platform, together with a general description of the contents of such report, notice, filing or other delivery (without disclosing or describing the nature of any MNPI); (j) together with each delivery of the Compliance Certificate described in Section 7.1(h) above, deliver to the Agent a certificate signed by an Authorized Officer, in form and substance reasonably satisfactory to the Agent and describing in reasonable detail (a) the cash and Cash Equivalent Investments of the Loan Parties as of the last day of such Fiscal Quarter and certifying that, at all times during such month, the Loan Parties were in compliance with the covenant in Section 8.17 and (b) the Revenues (calculated in accordance with GAAP) of the Loan Parties on a trailing-twelve month basis determined as of the last day of such Fiscal Quarter, and certifying that, at all times during such month, the Loan Parties were in compliance with the covenant in Section 8.18; (k) promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act; (l) promptly, but in any event within five (5) Business Days, after any Authorized Officer of any Loan Party obtains knowledge of the occurrence of a Material Adverse Effect, a certificate of an Authorized Officer specifying the nature and period of existence of any such Material Adverse Effect, or specifying the notice given or action taken by such holder or Person and the nature of such Material Adverse Effect, and what action the applicable Loan Party or Subsidiary has taken, is taking or proposes to take with respect thereto; and (m) the occurrence of any Default or Event of Default. Documents required to be delivered pursuant to Section 7.1(a) and (b) may be delivered electronically and if so delivered shall be deemed to have been delivered to the Agent and each Lender on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System.

- 79 - SECTION 7.2 Maintenance of Existence; Compliance with Contracts, Laws, Etc.. The Borrower and each Subsidiary will (a) preserve and maintain its legal existence (except as otherwise permitted by Section 8.7) in its jurisdiction of organization and each other jurisdiction in which they are it is qualified to do business other than any such jurisdiction (other than its jurisdiction of organization) where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect; (b) perform in all material respects its obligations under Material Agreements, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; (c) comply in all material respects with all applicable Laws, rules, regulations and orders, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and (d) pay (before the same become delinquent) all material Taxes, imposed upon the Borrower or any of the Subsidiaries or upon their property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the Borrower or any of the Subsidiaries, as applicable. SECTION 7.3 Maintenance of Properties. Except as would not reasonably be expected to result in a Material Adverse Effect, the Borrower and the Subsidiaries will maintain, preserve, protect and keep its and their respective properties in good repair, working order and condition (ordinary wear and tear excepted), and make reasonably necessary repairs, renewals and replacements so that the business carried on by the Borrower or any of the Subsidiaries may be conducted at all times. SECTION 7.4 Insurance. The Borrower and each of the Subsidiaries will maintain: (a) insurance on its property with financially sound and reputable insurance companies against business interruption, loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Borrower and the Subsidiaries; and (b) all worker’s compensation, employer’s liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business. Without limiting the foregoing, the Loan Parties shall deliver to the Agent endorsements to the property/casualty insurance and liability insurance policies in form and substance reasonably acceptable to the Agent and the Required Lenders that: (i) (x) in the case of property/casualty insurance, name the Agent as mortgagee (if applicable) and lender loss payee, and (y) in the case of liability insurance, name the Agent as additional insured; and (ii) provide that no cancellation or modification as to the amount or scope of coverage of such property/casualty and liability policies will be made without at least thirty (30) days’ prior written notice thereof (or ten (10) days’ prior written notice thereof in the case of cancellation due to non-payment of premiums) to the Agent; provided that the requirement in the foregoing clause (ii) shall not apply to any policy renewals providing for the same or greater coverage. SECTION 7.5 Books and Records. The Borrower and each of the Subsidiaries will keep books and records in accordance with GAAP which accurately reflect all of its business affairs and

- 80 - transactions and permit the Agent or any of its respective representatives, at reasonable times and intervals upon reasonable notice to the Borrower, to visit the Borrower’s or any of the Subsidiaries’ offices during normal business hours, to discuss the Borrower’s or any of the Subsidiaries’ financial or other matters with its officers and employees, and its independent public accountants (the Borrower shall be given the opportunity to participate in any discussions with the Borrower’s independent public accounts, but the Borrower hereby authorizes such independent public accountant to discuss the Borrower’s and any of the Subsidiaries’ financial and other matters with the Agent or its respective representatives whether or not any representative of the Borrower or any of the Subsidiaries is present) and to examine any of its books and records; provided that excluding any such visits and inspections during the continuation of any Event of Default, no more than one such visit during any calendar year shall be at the Borrower’s expense. The Borrower shall pay any fees of such independent public accountant incurred in connection with the Agent’s exercise of its rights pursuant to this Section. Notwithstanding anything to the contrary in this Section 7.5, none of the Borrower or any of the Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Agent (or their respective representatives) is prohibited by law or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product. In any event, the inspections described in this Section 7.5 shall be conducted in a manner that will not unreasonably interfere with the business operations of the Borrower and the Subsidiaries. SECTION 7.6 Environmental Law Covenant. The Borrower and each of the Subsidiaries will (i) use and operate all of its and their businesses, facilities and properties in material compliance with all Environmental Laws, and keep and maintain all Environmental Permits and remain in compliance therewith, except as could not reasonably be expected to have a Material Adverse Effect, and (ii) promptly notify the Agent of, and provide the Agent with copies of all material claims, complaints, notices or inquiries relating to, any actual or alleged non-compliance with any Environmental Laws or Environmental Permits or any actual or alleged Environmental Liabilities that would be expected to have a Material Adverse Effect. The Borrower and each of the Subsidiaries will use their respective reasonable best efforts to promptly resolve, remedy and mitigate any such non-compliance or Environmental Liabilities, except as could not reasonably be expected to have a Material Adverse Effect. SECTION 7.7 Use of Proceeds. The Borrower will use the proceeds of the Loans for general corporate purposes, to consummate the Existing Debt Refinancing and to pay fees and expenses associated with the Closing Date Transactions and the other transactions contemplated hereby and thereby. SECTION 7.8 Future Guarantors, Security, Etc. The Loan Parties will execute any documents, financing statements, agreements and instruments, and take all further action that may be required under applicable Law, or that the Agent or the Required Lenders may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity (subject to Liens permitted by Section 8.3 and any exceptions and limitations expressly permitted by the Loan Documents) of the Liens created or intended to be created by the Loan Documents. Subject to the last sentence of the definition of Excluded Subsidiaries, the Borrower will cause (a) (i) any subsequently acquired Subsidiary (other

- 81 - than any Excluded Subsidiary), within thirty (30) days (or such later date as agreed by the Required Lenders in their reasonable discretion, and ninety (90) days in the case of any Foreign Subsidiary) of its acquisition, and (ii) any subsequently organized Subsidiary (other than any Excluded Subsidiary), within thirty (30) days (or such later date as agreed by the Required Lenders in their reasonable discretion, and ninety (90) days in the case of any Foreign Subsidiary) of its formation, to execute a supplement (in form and substance reasonably satisfactory to the Agent and the Required Lenders) to the Guarantee and each other applicable Loan Document in favor of the Agent for the benefit of the Secured Parties, to cause such Subsidiary to become compliant with the terms of Article XI and XII, and take such other actions as may be required or reasonably requested by the Agent for the benefit of the Secured Parties to have a valid Lien with the priority intended to be created on, and security interest in, substantially all of the assets of such Subsidiary (other than any Excluded Perfection Assets), subject to no other Liens (other than Liens permitted by Section 8.3) and the limitations set forth below and (b) except to the extent constituting Excluded Perfection Assets, all of the presently existing or thereafter arising issued and outstanding shares of Capital Securities of any Subsidiary to be pledged to the Agent for the benefit of the Secured Parties pursuant to one or more pledge agreements or other documents reasonably acceptable to the Agent. The Borrower will promptly notify the Agent of any subsequently acquired ownership interest in Material Real Property and will provide the Agent with a description of such Material Real Property, the acquisition date thereof and the purchase price therefor. In addition, from time to time, each of the Loan Parties will, at its cost and expense, reasonably promptly take such actions as shall be necessary to secure the Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to such assets and properties as the Agent or the Required Lenders shall designate (other than any Excluded Perfection Assets and fee-owned real property that does not qualify as Material Real Property), it being agreed that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Loan Parties (including Material Real Property and personal property existing on the Closing Date or acquired subsequent to the Closing Date but excluding any Excluded Perfection Assets). Such Liens will be created under the Loan Documents in form and substance reasonably satisfactory to the Agent and the Required Lenders, and the Loan Parties shall deliver or cause to be delivered to the Agent all such instruments and documents (including mortgages, legal opinions, title insurance policies and lien searches) as the Agent or the Required Lenders shall reasonably request to evidence compliance with this Section. SECTION 7.9 Obtaining of Permits, Etc. With respect to Products, the Borrower and each of the Subsidiaries will use commercially reasonable efforts to obtain, maintain and preserve, and take all necessary action to timely renew all Permits necessary in the proper conduct of its business, except as could not reasonably be expected to have a Material Adverse Effect. SECTION 7.10 Licenses. Each Loan Party shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to obtain and maintain all Governmental Approvals (including Regulatory Approvals) necessary in connection with the execution, delivery and performance of the Loan Documents or the operation and conduct of its business and ownership of its properties (including its Product Commercialization and Development Activities), except as could not reasonably be expected to have a Material Adverse Effect. SECTION 7.11 Maintenance of Regulatory Authorizations, Contracts, Intellectual Property, Etc.

- 82 - (a) With respect to the Products, each of the Borrower and each of the Subsidiaries will, in all material respects, (i) use commercially reasonable efforts to maintain in full force and effect all Regulatory Authorizations, contract rights, or other rights necessary for the operations of its business; (ii) use commercially reasonable efforts to pursue the prosecution of and pay all costs and expenses relating to, all Owned Intellectual Property and all Material Agreements, except in the case of each of the foregoing in the event that the Borrower or any of the Subsidiaries determines in its good faith commercial judgment not to do so; (iii) notify the Agent (which shall furnish such notice to the Lenders), promptly after commencing such legal action, of any legal action that is material to the Borrower and its Subsidiaries brought by the Borrower or any of its Subsidiaries alleging Infringement by any Person of any Owned Intellectual Property and pursue any such legal action, except in any specific circumstances where the Borrower reasonably determines it is not commercially reasonable to do so or where providing such notice could reasonably compromise attorney-client privilege or otherwise adversely affect Borrower or its Subsidiaries ability to effectively enforce any Owned Intellectual Property or otherwise pursue such legal action; (iv) use commercially reasonable efforts to pursue and maintain in full force and effect legal protection for, and protect against Infringement with respect to, all Owned Intellectual Property and all Licensed Intellectual Property for which Borrower or any Subsidiary has the right to enforce, except in the event that the Borrower or any of the Subsidiaries determines in its good faith commercial judgment not to do so; (v) notify the Agent (which shall furnish such notice to the Lenders), where it is permissible to do so and promptly after learning thereof, of any legal action filed by any Third Party with a Governmental Authority, or any written notice, allegation, or other communication from any Third Party, alleging that the conduct of the business of Borrower or any of the Subsidiaries (including the development, manufacture, use, sale or other commercialization of any Product) Infringes any Intellectual Property of that or any other Third Party in any material respect or challenging the validity or enforceability of any material Owned Intellectual Property or any material Licensed Intellectual Property, except where (1) it is not commercially reasonable to provide such notice or (2) where providing such notice could reasonably compromise attorney-client privilege or otherwise adversely affect Borrower or its Subsidiaries ability to effectively defend against any claims of Infringement, invalidity, or unenforceability and Borrower will use commercially reasonable efforts to resolve any such claim(s), except where the Borrower or any of its Subsidiaries determines in its reasonable commercial judgment not to do so; and (vi) maintain an appropriate information security program with organizational, physical, administrative and technical measures to protect the operation, confidentiality, integrity, and security, as applicable, of all Confidential Business Information of the Borrower or any Subsidiary, Personal Data stored by the Borrower or any Subsidiary and material IT Assets against unauthorized access, acquisition, interruption, alteration, modification, or use, as applicable, in each case of the foregoing clauses (i), (ii), (iv) and (vi), except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. (b) Each of the Borrower and its Subsidiaries will furnish to the Agent prompt written notice for distribution to the Lenders by posting to the Platform in compliance with Section 13.3(d) of the following:

- 83 - (i) any written notice that any Governmental Authority is limiting, suspending or revoking any Regulatory Authorization, changing the market classification or labeling of or otherwise restricting the marketing of the Products of the Borrower or any of its Subsidiaries, which if adversely determined would reasonably be expected to have a Material Adverse Effect; (ii) the Borrower or any of its Subsidiaries receiving written notice from CMS, FDA or another Governmental Authority of (A) such Person becoming subject to any warning letter, untitled letter, IHCTOA letter, notice of violation letter, or similar notification, (B) a material shut-down or suspension of testing services at any laboratory operated by the Borrower or any of its Subsidiaries; or (C) any Product of the Borrower or any of its Subsidiaries being seized, withdrawn, recalled, detained, or subject to a suspension of manufacturing or import alert, or the commencement of any proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, suspension, import detention or refusal, or seizure of any Product are pending or threatened against the Borrower or any of its Subsidiaries, in each case which if adversely determined would reasonably be expected to have a Material Adverse Effect; or (iii) Revocation, suspension, or limitation of any Regulatory Approval or Permit, or any material penalties or sanctions imposed with respect thereto, by any Governmental Authority or other Regulatory Agency to the extent reasonably would be expected to have a Material Adverse Effect. (c) After the Closing Date, with respect to any material exclusive inbound license to which any Loan Party enters into or becomes bound, such Loan Party shall take commercially reasonable actions as the Agent or the Required Lenders may reasonably request to seek the consent of, or waiver by, any Person whose consent or waiver is necessary for the Agent to be granted a valid security interest to ensure that Agent, acting on behalf of the Lenders, receives a first priority perfected Lien on the rights of such Loan Party in such license and to fully exercise its rights under any of the Loan Documents in the event of a disposition or liquidation of the rights, assets or property that is the subject of such license. (d) Together with each delivery of a Compliance Certificate as set forth in Section 7.1(h), Borrower shall provide written notice to the Agent of any Loan Party entering into or becoming bound by any material exclusive inbound license. Borrower shall provide in such notice to the Agent the material terms of such license or agreement. SECTION 7.12 Cash Management. The Loan Parties will: (a) (i) maintain a current and complete list of all accounts (of the type initially set forth on Schedule 7.12) of the Loan Parties and promptly deliver any updates to such list to the Agent; and (ii) in addition to complying with clause (c) below and subject to Section 7.12 hereof, as applicable, execute and maintain a “springing” account control

- 84 - agreement for each such account (other than Excluded Accounts) in form and substance reasonably acceptable to the Agent and the Required Lenders (each such account, a “Controlled Account”); (b) deposit promptly after the date of receipt thereof in accordance with prudent business practices all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all accounts and other rights and interests into Controlled Accounts except to the extent permitted to be kept in Excluded Accounts; (c) in order to perfect Agent’s security interest in funds received from Governmental Payors making payments under Medicare, Medicaid or any other federal or state healthcare program, the Loan Parties will create and maintain an account into which all deposits from existing accounts, including any Segregated Governmental Account, which contain funds received from Governmental Payors shall be swept on a daily basis, which account shall be a Controlled Account; and (d) Subject to Section 7.12(c), the Agent agrees and confirms that Loan Parties will have sole dominion and “control” (within the meaning of Section 9-104 of the UCC and the common law) over each Segregated Governmental Account and any other account in which substantially all of the funds on deposit constitute the direct proceeds of Medicare and Medicaid payments made by Governmental Payors, and all funds therein, and Agent disclaims any right of any nature whatsoever to control or otherwise direct or make any claim against the funds held in any such account from time to time. SECTION 7.13 Material Foreign Subsidiaries. (a) If at any time (x) the aggregate portion of the Revenue attributable to (I) a Foreign Subsidiary is 5.0% or more of the Revenue of the Borrower and its Subsidiaries or (II) all Foreign Subsidiaries is 10.0% or more of the Revenue of the Borrower and its Subsidiaries, as applicable, in each case for any period of four consecutive Fiscal Quarters (determined as of the last day of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 7.1(a) or Section 7.1(b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 7.1(a) or Section 7.1(b), the most recent financial statements referred to in Section 5.6), the Borrower shall notify the Agent thereof and the Agent shall determine (after consultation with the Required Lenders) whether any of such Foreign Subsidiaries that are not Excluded Subsidiaries shall be designated as “Guarantors” and shall be required to comply with the requirements of Section 7.8 and 7.14, or (y) the aggregate portion of total assets attributable to (I) a Foreign Subsidiary is 5.0% or more of the consolidated total assets of the Borrower and its Subsidiaries or (II) all Foreign Subsidiaries is 10.0% or more of the consolidated total assets of the Borrower and its Subsidiaries, as applicable, in each case for any period of four consecutive Fiscal Quarters (determined as of the last day of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 7.1(a) or Section 7.1(b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 7.1(a) or Section 7.1(b), the Borrower shall notify the Agent thereof and the Agent shall determine (after consultation with the Required Lenders) whether any of such Foreign Subsidiaries that are not Excluded Subsidiaries shall be

- 85 - designated as “Guarantors” and shall be required to comply with the requirements of Section 7.8 and 7.14 . (b) Should a Foreign Subsidiary (i) hold or maintain any material Permitted Jurisdiction Regulatory Authorization issued by any Regulatory Agency, including any Regulatory Required Permits, that is required for any Permitted Jurisdiction Product Commercialization and Development Activities, (ii) become a party to any Material Agreement, or (iii) hold any exclusive right, title or interest in any Permitted Jurisdiction Material Intellectual Property, the Borrower shall notify the Agent thereof and the Agent shall determine (after consultation with the Required Lenders) whether any of such Foreign Subsidiaries that are not Excluded Subsidiaries shall be designated as “Guarantors” and shall be required to comply with the requirements of Section 7.8 and 7.14. SECTION 7.14 Further Assurances. (a) Each Loan Party will, and will cause each Subsidiary to, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver all such further acts, documents and assurances as may from time to time be necessary or as Agent or the Required Lenders may from time to time reasonably request in order to carry out the intent and purposes of the Loan Documents and the transactions contemplated thereby, including all such actions to (i) establish, create, preserve, protect and perfect a first priority Lien (other than in respect of Excluded Perfection Assets and subject only to Liens permitted pursuant to Section 8.3) in favor of Agent for itself and for the benefit of the Lenders on the Collateral (including Collateral acquired after the date hereof), and (ii) unless Agent shall agree otherwise in writing, cause all Subsidiaries of Loan Parties (other than any Excluded Subsidiaries) to be jointly and severally obligated with the other Loan Parties under all covenants and obligations under this Agreement, including the obligation to repay the Obligations, to the extent and within the time periods required by Section 7.14(d). (b) Upon receipt of an affidavit of an authorized representative of Agent or a Lender as to the loss, theft, destruction or mutilation of any Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other applicable Loan Document, Loan Parties will issue, in lieu thereof, a replacement Note or other applicable Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor. (c) The Borrower shall take such action from time to time as shall be necessary to ensure that (x) it and each of its Subsidiaries that is a party to this Agreement as of the Closing Date will be and will remain an Loan Party and Guarantor hereunder (except as otherwise permitted by Section 8.1), and (y) each of its other Subsidiaries (other than any Excluded Subsidiary), whether direct or indirect, now existing or hereafter created, will, within (x) thirty (30) days of becoming a Subsidiary organized under the laws of the United States or (y) ninety (90) days of becoming a Foreign Subsidiary (in each case, as may be extended by the Required Lenders in their reasonable discretion and to the extent permitted by applicable Law) or ceasing to constitute an Excluded Subsidiary, become a “Loan Party” and a “Guarantor” pursuant to this Section 7.14; provided that in the case of any

- 86 - Foreign Subsidiary organized in a Permitted Jurisdiction, the obligations of such Foreign Subsidiary as a Guarantor may be subject to limitations (if any) that are customary in the applicable jurisdiction in order to comply with any laws of such jurisdiction with respect to impairment of capital or equity, or “financial assistance”, or similar laws. Without limiting the generality of the foregoing, if a Subsidiary ceases to constitute an Excluded Subsidiary, then the Borrower shall (unless otherwise agreed by the Agent in its sole discretion), within thirty (30) days (or such longer period as Agent may agree in its reasonable discretion, and ninety (90) days in the case of any Foreign Subsidiary) of such event, cause such Subsidiary to satisfy the Joinder Requirements (as defined below). (d) Each Loan Party shall provide Agent within ten (10) Business Days written notice of the creation (or to the extent permitted under this Agreement, acquisition) of a new Subsidiary. Within thirty (30) days (or such longer period as Agent may agree in its reasonable discretion, and ninety (90) days in the case of any Foreign Subsidiary) after the formation (or, to the extent permitted under this Agreement, acquisition) of a new Subsidiary, Loan Parties shall: (i) pledge, have pledged or cause or have caused to be pledged to Agent pursuant to a pledge agreement in form and substance reasonably satisfactory to Agent, all of the outstanding shares of Capital Securities or other Capital Securities of such new Subsidiary (except to the extent constituting Excluded Property) owned directly or indirectly by Borrower, along with, solely in the case of any certificated Capital Securities, undated stock or equivalent powers for such certificates, executed in blank; (ii) unless Agent shall agree otherwise in writing, cause the new Subsidiary (other than any Excluded Subsidiary) to take such other actions (including entering into or joining any Security Documents) as are necessary or advisable in the reasonable opinion of Agent, and to the extent permitted by applicable Law, in order to grant Agent, acting on behalf of the Lenders, a first priority Lien (subject to Liens permitted pursuant to Section 8.3) on all Collateral of such Subsidiary in existence as of such date and in all after acquired Collateral (in each case, other than with respect to the Excluded Perfection Assets or Excluded Property), which first priority Liens are required to be granted pursuant to this Agreement or the other Security Documents; (iii) unless Agent shall agree otherwise in writing, cause such new Subsidiary (other than an Excluded Subsidiary) to either (at the election of Agent) become a Borrower hereunder with joint and several liability for all obligations of Borrower hereunder and under the other Loan Documents pursuant to a joinder agreement or other similar agreement in form and substance reasonably satisfactory to Agent or to become a Guarantor of the obligations of Borrower hereunder and under the other Loan Documents pursuant to a joinder agreement or similar agreement in form and substance reasonably satisfactory to Agent (subject, in the case of any Foreign Subsidiary organized in a Permitted Jurisdiction, to limitations (if any) that are customary in the applicable jurisdiction in order to comply with any laws of such jurisdiction with respect to impairment of capital or equity, or “financial assistance”, or similar laws); and (iv) cause the new Subsidiary (other than an Excluded Subsidiary) to deliver certified copies of such Subsidiary’s certificate or articles of incorporation, together with good standing certificates, by-laws (or other operating agreement or governing documents), resolutions of the Board or other governing body, approving and authorizing the execution and delivery of the Security Documents, incumbency certificates and to execute and/or deliver such other documents and legal opinions or to take such other actions as may be reasonably

- 87 - requested by Agent, in each case, in form and substance reasonably satisfactory to Agent (the requirements set forth in clauses (i) through (iv), the “Joinder Requirements”). (e) Notwithstanding any term or provision of this Agreement or any other Loan Document, to the contrary, with respect to (x) any Foreign Subsidiary that is, or is required to be, a Guarantor or (y) any Collateral of the Borrower or any Domestic Subsidiary that is, or is required to be, a Guarantor, that is located in or otherwise governed by a jurisdiction other than the United States of America, its fifty (50) states or the District of Columbia (including, for the avoidance of doubt, Collateral consisting of the Capital Securities of a Foreign Subsidiary) (any such Collateral described in this clause (y), “Foreign Collateral”), the Borrower or such Subsidiary, as applicable, shall only be required to execute such foreign security documents, and otherwise take such action to create and perfect (if applicable), in favor of the Agent, for the benefit of the Secured Parties valid and enforceable first priority Liens (subject to Liens permitted pursuant to Section 8.3) on the Collateral of such Foreign Subsidiary, or such Foreign Collateral, as applicable, as is customary for the creation and perfection (if applicable) of Liens in the applicable jurisdiction; provided that, notwithstanding the foregoing, in no event will the Borrower or any Subsidiary be required to take any action for the creation or perfection of any Lien in a jurisdiction other than the United States, any state thereof or the District of Columbia, any jurisdiction in which any Loan Party is organized or formed and, in the case of the filing of intellectual property security agreements, any Applicable IP Jurisdiction. SECTION 7.15 Regulatory Reporting and Covenants. Except where failure to do so would not reasonably be expected to have a Material Adverse Effect: (a) Loan Parties shall have, and shall ensure that it and each of their Subsidiaries has, each Permit from, and have made all material declarations and filings with, all applicable Governmental Authorities necessary to engage in all material respects in the ownership, management and operation of the business or the assets of any Loan Party. Loan Parties shall ensure that all Permits are valid and in full force and effect and Loan Parties are in material compliance with the terms and conditions of all such Permits. (b) Loan Parties will maintain in full force and effect, and free from material restrictions, probations, conditions or known conflicts which would impair the use or operation of Loan Parties’ business and assets, all Permits necessary under Healthcare Laws to carry on the business of Loan Parties as it is conducted on the Closing Date. SECTION 7.16 Power of Attorney. Each of the authorized representatives of Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for each of the Loan Parties (without requiring any of them to act as such) with full power of substitution to do the following solely after the occurrence and during the continuance of an Event of Default: (a) endorse the name of such Loan Party upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to such Loan Party and constitute collections on such Loan Parties’ Accounts; (b) so long as Agent has provided not less than five (5) Business Days’ prior written notice to such Loan Party to perform the same and such Loan

- 88 - Party has failed to take such action, execute in the name of such Loan Party any schedules, assignments, instruments, documents, and statements that the Loan Parties are obligated to give Agent under this Agreement; (c) take any action the Loan Parties are required to take under this Agreement; (d) so long as Agent has provided not less than five (5) Business Days’ prior written notice to such Loan Party to perform the same and such Loan Party has failed to take such action, do such other and further acts and deeds in the name of such Loan Party that Agent may deem necessary or desirable to enforce any Account or other Collateral or perfect Agent’s security interest or Lien in any Collateral; and (e) do such other and further acts and deeds in the name of the Loan Parties that Agent may deem necessary or desirable to enforce its rights with regard to any Account or other Collateral. This power of attorney shall be irrevocable and coupled with an interest. SECTION 7.17 Schedule Updates. The Loan Parties shall, in the event of any information in the Schedule 6.8, Schedule 6.17(a)(1), Schedule 6.17(a)(2), Schedule 7.12 or the Perfection Certificate becoming outdated, inaccurate, incomplete or misleading, deliver to Agent, together with the next Compliance Certificate required to be delivered under this Agreement after such event an update to such Schedule correcting all outdated, inaccurate, incomplete or misleading information. SECTION 7.18 Post-Closing Deliverables. Notwithstanding anything to the contrary herein or in the other Loan Documents (it being understood that to the extent that the existence of any of the following post-closing obligations that is not overdue would otherwise cause any representation, warranty, covenant, default or event of default in this Agreement or any other Loan Document to be in breach, the Lenders hereby waive such breach for the period from the Closing Date until the first date on which such condition is required to be fulfilled (giving effect to any extensions thereof) pursuant to this Section 7.18), the Borrower shall deliver or cause to be delivered the items listed on Schedule 7.18 to the Agent, or take or cause to be taken the following actions, in each case, no later than the dates set forth in Schedule 7.18 (or such later date agreed to by Required Lenders in their sole discretion), and each deliverable shall be in form and substance reasonably satisfactory to the Required Lenders. ARTICLE VIII NEGATIVE COVENANTS The Borrower covenants and agrees with the Agent and the Lenders that until the Termination Date has occurred, the Borrower and the Subsidiaries will perform or cause to be performed the obligations set forth below. SECTION 8.1 Conduct of Business. No Loan Party will, or will permit any Subsidiary to, directly or indirectly, engage in any line of business other than those businesses engaged in on the Closing Date and businesses reasonably related, complementary or incidental thereto. SECTION 8.2 Indebtedness. None of the Borrower or any of the Subsidiaries will create, incur, assume or permit to exist any Indebtedness, other than: (a) Indebtedness in respect of the Obligations;

- 89 - (b) Indebtedness incurred in connection with Permitted Acquisitions or other Investment permitted by Section 8.4 (including existing Indebtedness of a Person acquired in connection with a Permitted Acquisition or any such permitted Investment, provided such Indebtedness was not incurred in anticipation of such acquisition); provided, however, that the aggregate amount of all such Indebtedness, at any one time outstanding, shall not exceed $2,500,000; provided, further, that the obligors in respect of any such Indebtedness assumed in connection with a Permitted Acquisition or other Investment permitted by Section 8.4 shall be solely the entities acquired in such Permitted Acquisition or such permitted Investment; provided, further, that any such Indebtedness incurred (rather than assumed) in connection with Permitted Acquisitions or other Investment permitted by Section 8.4 shall be solely Indebtedness of the Loan Parties (including any entities that will become Loan Parties in connection with such Permitted Acquisition or such permitted Investment) and shall be unsecured and subordinated to the Obligations in a manner satisfactory to Agent and the Required Lenders; (c) Indebtedness existing as of the Closing Date which is identified in Schedule 8.2(c) and Permitted Refinancings thereof; (d) Indebtedness incurred by Borrower or any of its Subsidiaries arising from agreements providing for indemnification or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Borrower or any such Subsidiary pursuant to such agreements and Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business and Indebtedness constituting guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Borrower and its Subsidiaries; (e) Purchase Money Indebtedness, Capitalized Lease Liabilities and Attributable Debt in a principal amount not to exceed $5,000,000 in the aggregate outstanding at any time; (f) Permitted Subordinated Indebtedness and Permitted Refinancings thereof; (g) Hedging Obligations (including the Permitted Call Spread Swap Agreements); provided, however, that such obligations are (or were) entered into by a Loan Party or a Subsidiary for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation; (h) Indebtedness of any Guarantor or the Borrower owing to the Borrower or any Guarantor; (i) other Indebtedness of the Borrower and the Subsidiaries in an aggregate amount at any time outstanding not to exceed $500,000; (j) Indebtedness of (i) the Borrower or any Guarantor owing to an Excluded Subsidiary; provided that all of such Indebtedness shall be subordinated to the Obligations pursuant to an intercompany debt subordination agreement in a form approved by the

- 90 - Agent and the Required Lenders in their reasonable discretion, (ii) any Excluded Subsidiaries owing to the Borrower or any Guarantor in an aggregate principal amount at any time outstanding not to exceed the amount permitted under Section 8.4(g), and (iii) any Excluded Subsidiaries owing to any other Excluded Subsidiary; (k) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Loan Parties, including to finance insurance premiums, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the policy year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such policy year; (l) Indebtedness incurred in the ordinary course of business in connection with credit cards (including commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”)), credit card processing services, debit cards, stored value cards, and cash management or related services, including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other customary cash management arrangements incurred in the ordinary course of business in an aggregate amount not to exceed $5,000,000 at any time outstanding; (m) Indebtedness in respect of letters of credit incurred in the ordinary course of business, including any letters of credit permitted under Section 8.2(c), in an aggregate amount not to exceed $20,000,000 issued at any time and any Permitted Refinancing thereof; provided that any Indebtedness under this clause (m) may be cash collateralized; (n) Indebtedness with respect to warehouse receipts, surety and appeal bonds, performance bonds, customs bonds or similar instruments issued to support performance obligations incurred in the ordinary course of business; (o) Indebtedness in respect of netting services, overdraft protections and other like services, in each case incurred in the ordinary course of business; (p) other Indebtedness of the Subsidiaries in an aggregate amount at any time not to exceed $2,000,000; (q) other unsecured Indebtedness (which, for the avoidance of doubt, may be pari passu with or subordinated to the Obligations in right of payment) of the Borrower in an aggregate amount at any time outstanding equal to the product of (i) the Revenue Base for the most recently ended Test Period at the time of incurrence of such Indebtedness and (ii) 1.50; provided that (A) such Indebtedness does not require or incur cash interest payments, (B) such Indebtedness shall not be guaranteed by any Subsidiary of the Borrower, (C) such Indebtedness shall not include covenants and defaults that are, taken as a whole, more restrictive on the Loan Parties than the provisions of this Agreement (as determined by the Borrower in its good faith judgment), and (D) such Indebtedness shall

- 91 - not (i) mature or be mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) be redeemable at the option of the holder thereof, in whole or in part or (iii) provide for any payments of principal or other cash payments, in each case of the foregoing sub-clauses (i), (ii) and (iii), prior to the date that is 6 months after the Maturity Date (it being understood, for the avoidance of doubt, that (w) a redemption right of the Borrower in respect of such Indebtedness, (x) conversion rights of holders in respect of such Indebtedness, (y) acceleration rights of holders of such Indebtedness upon the occurrence of an event of default specified in the agreement governing such Indebtedness and (z) the obligation to pay customary amounts to holders of such Indebtedness in connection with an asset disposition, casualty event, “change of control” or “fundamental change”, in each case, shall not be considered in connection with the determination of scheduled maturity date for purposes of this clause (D)); provided, that Permitted Convertible Indebtedness incurred pursuant to this clause (q) shall not exceed an aggregate principal amount of $750,000,000; (r) unsecured Indebtedness in respect of any judgment or order for the payment of money rendered against the Borrower or its Subsidiaries, individually or in the aggregate, in an amount that would not result in an Event of Default under Section 9.1(f); and (s) Indebtedness arising from agreements of the Borrower or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations (including earn-outs or similar permitted Investments), in each case, incurred or assumed in connection with any Permitted Acquisition or other Investment permitted by Section 8.4; provided that, no Indebtedness otherwise permitted by clauses (j), (q), (r) and (s) shall be assumed, created or otherwise incurred if any Specified Event of Default has occurred and is then continuing or would result therefrom. SECTION 8.3 Liens. None of the Borrower or any of the Subsidiaries will create, incur, assume or permit to exist any Lien upon any of its property (including Capital Securities of any Person), revenues or assets, whether now owned or hereafter acquired, except: (a) Liens securing payment of the Obligations; (b) any Lien existing on any property or asset prior to the acquisition thereof by a Loan Party or existing on any property or asset of any Person that becomes a Subsidiary after the Closing Date prior to the time such Person becomes a Subsidiary, in each case, in connection with a Permitted Acquisition or other Investment permitted by Section 8.4; provided that (1) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (2) such Lien shall not apply to any other property or assets of the Loan Parties (other than the proceeds and products thereof, accessions thereto and improvements thereon), and (3) such Liens existing pursuant to this clause (b) shall only secure Indebtedness in the aggregate not to exceed $2,500,000;

- 92 - (c) Liens existing as of the Closing Date and disclosed in Schedule 8.3(c) securing Indebtedness described in Section 8.2(c), and Permitted Refinancings thereof; provided that, no such Lien shall encumber any additional property and the amount of Indebtedness secured by such Lien is not increased from that existing on the Closing Date or any Permitted Refinancings thereof; (d) Liens securing payment of Permitted Subordinated Indebtedness that are (i) subordinate to the Liens securing payment of the Obligations and all other Indebtedness owing from the Borrower or the Subsidiaries to the Secured Parties and (ii) subject to a written subordination agreement satisfactory to the Required Lenders in their sole discretion; (e) Liens securing Indebtedness of the Borrower or the Subsidiaries permitted pursuant to Section 8.2(e) (provided that (i) such Liens shall be created substantially simultaneously with, or within one-hundred and eighty days of, the acquisition, repair, replacement, construction or improvement of the assets financed with such Indebtedness and (ii) such Liens do not at any time encumber any property other than the property so financed); (f) carriers’, warehousemen’s, mechanics’, materialmen’s, landlords’ and like Liens arising in the ordinary course of business for amounts not overdue for more than 60 days or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; (g) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds; (h) judgment Liens in existence for less than 45 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default under Section 9.1(f); (i) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached; (j) Liens for Taxes not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; (k) licenses and/or sublicenses of Intellectual Property otherwise permitted under this Agreement or the other Loan Documents, and restrictions under licenses of Intellectual Property entered into in the ordinary course of business pursuant to which the Borrower or any Subsidiary is a licensee;

- 93 - (l) banker’s liens, rights of setoff and similar non-consensual Liens in favor of financial institutions incurred in the ordinary course of business arising in connection with the Borrower’s or any Subsidiary’s deposit accounts or securities accounts held at such institutions to secure solely payment of fees and similar costs and expenses; provided such accounts are maintained in compliance with Section 7.12; (m) Liens in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business; (n) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted by Section 8.2(k); (o) Liens on cash and Cash Equivalent Investments (i) securing letters of credit to the extent permitted by Section 8.2(m) or (ii) securing Indebtedness permitted by Section 8.2(l); (p) (x) Liens on cash and Cash Equivalent Investments securing Hedging Obligations permitted by Section 8.2(g) in an aggregate amount not to exceed $1,000,000 and (y) Liens on cash and Cash Equivalent Investments securing Permitted Call Spread Swap Agreements permitted by Section 8.2(g); (q) (i) licenses not prohibited by Section 8.14 and (ii) any ordinary course interest or title of a licensor, sublicensor, collaborator, lessor or sublessor with respect to any assets under any license agreement, collaboration agreement or lease agreement not prohibited by Section 8.14; (r) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder; (s) Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to any acquisition or investment permitted hereunder; (t) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business; (u) leases and subleases of assets (excluding Intellectual Property) granted to third parties in the ordinary course of business; (v) Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Borrower or its Subsidiaries in the ordinary course of business; (w) Liens consisting of Permitted Licenses; and

- 94 - (x) other Liens (other than Liens arising under ERISA or Liens to secure obligations in respect of Indebtedness for borrowed money) that secure obligations permitted under this Agreement not exceeding $2,500,000 in the aggregate at any one time outstanding. Each Secured Party agrees to execute and deliver such collateral subordination agreements and related documents as reasonably requested of it to confirm the priority of the Liens permitted pursuant to Section 8.3(e). SECTION 8.4 Investments. None of the Borrower or any of the Subsidiaries will purchase, make, incur, assume or permit to exist any Investment in any other Person, except: (a) (i) Investments among the Loan Parties existing on the Closing Date and among the non-Loan Parties existing on the Closing Date, (ii) Investments between a Loan Party and a Subsidiary of the Borrower that is not a Loan Party existing as of the Closing Date and, other than Investments consisting of a Loan Party’s equity interests in a Wholly Owned Subsidiary, identified in Schedule 8.4(a), and (iii) other Investments existing on the Closing Date and identified in Schedule 8.4(a), and any modification, replacement, renewal or extension of the Investments identified in the foregoing clause (i) through (iii) otherwise permitted by the terms of this Agreement; provided that, the amount of the original Investment is not increased except pursuant to a contractual requirement to increase the amount of such Investment as in effect on the Closing Date, which requirement exists on the Closing Date and is described on Schedule 8.4(a); (b) Cash Equivalent Investments in Controlled Accounts; (c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business; (d) Investments constituting (i) accounts receivable arising, (ii) trade debt granted, or (iii) deposits made, in each case of clauses (i) through (iii) in connection with the purchase price of goods or services, in each case in the ordinary course of business; (e) Permitted Acquisitions (and Investments of the consideration therefor in any Subsidiary in an amount not exceeding such consideration; provided that the aggregate amount of consideration for all newly-created or acquired Subsidiaries that are Excluded Subsidiaries and all assets acquired in Permitted Acquisition that are not directly owned by one or more Loan Parties (including Persons that will become Loan Parties substantially concurrently with such acquisition) and included in the Collateral shall not exceed $20,000,000 in the aggregate); (f) Investments by (i) the Borrower or any Guarantor in the Borrower or any Guarantor, (ii) any Excluded Subsidiary in the Borrower or any Guarantor and (iii) any Excluded Subsidiary in any other Excluded Subsidiary; (g) Investments by the Borrower or any Guarantor in any Excluded Subsidiary (i) for Borrower’s fiscal year ending December 31, 2024, in an aggregate amount at any

- 95 - time outstanding not to exceed $40,000,000 during such fiscal year, and (ii) for Borrower’s fiscal year ending December 31, 2025 and each fiscal year thereafter, in an aggregate amount at any time outstanding not to exceed $46,000,000 during such fiscal year, so long as, in each case, the maximum cash balance maintained with all such Excluded Subsidiaries shall not exceed $15,000,000 in the aggregate at any time; (h) Investments in an amount not to exceed cash proceeds contributed as equity to the capital of the Borrower from a Person that is not a Subsidiary of the Borrower, in each case contributed on or during the 6 months preceding the date on which such Investment is made; (i) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (j) Investments consisting of travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, but the aggregate principal amount of all such loans and advances outstanding pursuant to this clause (j) may not exceed $250,000 at any time; (k) the granting of Permitted Licenses or Liens permitted by Section 8.3; (l) to the extent constituting Investments, Indebtedness permitted pursuant to Section 8.2(h) or Section 8.2(j); (m) Investments consisting of security deposits with utilities and landlords to secure office space and other like Persons made in the ordinary course of business; (n) Investments in joint ventures and acquisitions of Capital Securities that would constitute Permitted Acquisitions but for the fact that such joint ventures and the Persons in which such Capital Securities are acquired do not become Wholly Owned Subsidiaries of a Loan Party; provided that (i) the aggregate amount of such Investments shall not exceed $2,500,000 at any time outstanding and (ii) no Investment in any joint venture pursuant to this clause (o) may be comprised of any transfer of exclusive rights with respect to any Material Intellectual Property; (o) (i) Permitted Call Spread Swap Agreements and (ii) Hedging Obligations permitted by Section 8.2; (p) prepayments and deposits to suppliers in the ordinary course of business; (q) (i) guarantees permitted by Section 8.2 and (ii) guarantees by Borrower or any Subsidiary of operating leases or of other obligations that do not constitute Indebtedness entered into in the ordinary course of business; (r) Investments received as non-cash consideration in a Disposition permitted hereunder;

- 96 - (s) Investments of any Person (or any Subsidiary of such Person) in existence at the time such Person (or any Subsidiary of such Person) becomes a Subsidiary of Borrower; provided that, such Investments were not made in connection with or anticipation of such Person becoming a Subsidiary; and (t) other Investments, other than Investments by the Borrower or any Guarantor in any Excluded Subsidiary, in an aggregate amount not to exceed $1,000,000 over the term of this Agreement. SECTION 8.5 Restricted Payments, Etc. None of the Borrower or any of the Subsidiaries will declare or make a Restricted Payment or make any deposit for any Restricted Payment, except: (a) Restricted Payments made by the Borrower or any Subsidiaries to any Loan Party; (b) (i) payments of interest on any applicable Indebtedness as required by and in accordance with the definitive documentation governing such applicable Indebtedness, (ii) required payments of principal, and any accrued interest, premium and fees thereon, at the scheduled maturity date of such applicable Indebtedness and (iii) the issuance of Capital Securities in connection with or as part of the conversion, redemption, retirement, payment, repurchase, exchange or cancellation of any such applicable Indebtedness; (c) redemption, repurchases, retirement or other acquisition or retirement for value of Capital Securities of the Borrower held by any future, present or former service provider, including consultants, employees, directors or officers (or any Affiliates, spouses, former spouses, other immediate family members, successors, executors, administrators, heirs, distributees, descendants or estates of any of the foregoing) so long as any Specified Event of Default does not exist at the time of such redemption, repurchase, retirement or other acquisition or retirement or value and would not exist after giving effect thereto; provided, that the amount of such redemption, repurchases, retirement or other acquisition or retirement for value (not including the amount of Capital Securities withheld from equity awards to satisfy tax withholding obligations) does not exceed $500,000 in the aggregate in any Fiscal Year (provided, that any unused portion for any Fiscal Year may be carried forward to the immediately succeeding Fiscal Year); (d) redemption or repurchase on a cashless basis (by netting amounts owed under promissory notes owed to the Borrower) of the unvested portion of any award from any former service provider, including consultants, employees, directors or officers (or any Affiliates, spouses, former spouses, other immediate family members, successors, executors, administrators, heirs, distributees, descendants or estates of the foregoing); provided, that the amount of any such redemptions or repurchases shall not exceed the lesser of (x) the amount previously paid by such Person to the Borrower to purchase such award and (y) the fair market value of such award at the time such award becomes eligible for redemption or repurchase by the Borrower; (e) Restricted Payments payable solely in the Capital Securities (other than Disqualified Capital Securities) of the Borrower;

- 97 - (f) cashless repurchases of Capital Securities of the Borrower deemed to occur upon exercise of stock options or warrants if such Capital Securities represent a portion of the exercise price of such options or warrants; (g) cash payments in lieu of the issuance of fractional shares; (h) the payment of fees and out of pocket expenses to directors of the Borrower and its Subsidiaries and indemnities provided on behalf of directors and officers of the Borrower and its Subsidiaries, in each case, in the ordinary course of business; (i) the repurchase of Capital Securities of the Borrower (or the payment of a dividend to a direct or indirect parent of the Borrower to fund such repurchase) upon vesting of restricted stock, restricted stock units, performance shares units or similar equity incentives to satisfy tax withholding or similar tax obligations with respect thereto; and (j) other Restricted Payments in an amount not to exceed $750,000 over the term of this Agreement. For the avoidance of doubt, nothing contained in this Section 8.5 shall prohibit or otherwise limit (A) any payment or prepayment that is (i) expressly permitted to be paid under the applicable subordination agreement related to any Indebtedness permitted under Section 8.2 or (ii) scheduled interest payments and required payments of principal, and any accrued interest, premium and fees thereon, at the scheduled maturity date of such Indebtedness or (B) the entry into, exercise of its rights under, and performance by the Borrower or any applicable Subsidiary of its respective payment and other obligations under the Permitted Call Spread Swap Agreements. Notwithstanding the foregoing, the Borrower may repurchase, exchange or induce the conversion of Permitted Convertible Indebtedness by delivery of shares of the Borrower’s common stock and/or a different series of permitted convertible Indebtedness (which series matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the analogous date under the indenture or other definitive agreement governing the permitted convertible Indebtedness, as the case may be, that is so repurchased, exchanged or converted) (any such series of Indebtedness, so long as it complies with the conditions of such definition, “Refinancing Convertible Debt”) and/or by payment of cash (x) in lieu of any fractional shares, (y) in respect of accrued and unpaid interest on, and up to the principal amount of, of such permitted convertible Indebtedness and (z) additional cash in an amount that does not exceed the proceeds received by the Borrower from the substantially concurrent issuance of shares of the Borrower’s common stock and/or a Refinancing Convertible Debt plus the net cash proceeds, if any, received by the Borrower pursuant to the related exercise or early unwinding or termination of the related Permitted Call Spread Swap Agreements pursuant to the immediately following proviso; provided that, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the permitted convertible Indebtedness that is so repurchased, exchanged or converted, the Borrower shall (and, for the avoidance of doubt, shall be permitted under this Section 8.5) exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Call Spread Swap Agreements, if any, corresponding to such permitted convertible Indebtedness that is so repurchased, exchanged or converted.

- 98 - SECTION 8.6 Payments of Junior Indebtedness. The Loan Parties shall not, and shall not permit any of their Subsidiaries to, make a payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to any Indebtedness that (i) is subordinated in right of payment to the Obligations and (ii) either (x) is secured by a Lien that is junior in right or priority Liens securing the Obligations, (y) is unsecured Indebtedness permitted pursuant to Section 8.2(q) (any such Indebtedness, “Junior Indebtedness”), except: (a) payments with the proceeds of other Indebtedness that constitutes Permitted Refinancing of such Junior Indebtedness; (b) in the case of any Permitted Convertible Indebtedness: (i) regularly scheduled payments of interest as set forth in the applicable note or instrument therefor; (ii) payment of reasonable and customary fees and expenses incurred in connection with any Permitted Convertible Indebtedness; (iii) the issuance of shares of common stock (plus, if applicable, cash for accrued but unpaid interest and in lieu of fractional shares in connection with such issuance) of Borrower in connection with any conversion, exercise, repurchase, exchange, redemption, settlement or early termination or cancellation of any Permitted Convertible Indebtedness; (iv) the making of cash payments in connection with any conversions, redemptions, repurchases or exchanges of Permitted Convertible Indebtedness in an aggregate amount not to exceed the principal amount of, and accrued interest on, the Permitted Convertible Indebtedness so converted; provided that no payments shall be made under this clause (iv) unless, after giving effect to such payment, on a pro forma basis (x) no Event of Default has occurred and is continuing or would result from the making of such payment, (y) after giving effect to the making of such payment, the Liquidity Condition is satisfied and (z) Agent shall have received a duly executed certificate of an Authorized Officer of Borrower certifying as to the foregoing clauses (x) and (y); (v) the issuance of Permitted Convertible Indebtedness permitted pursuant to this Agreement (and not for the avoidance of doubt any payment of cash or Cash Equivalent Investments) in exchange for any Permitted Convertible Indebtedness; or (vi) the redemption, repurchase, exchange or other retirement for cash of the Permitted Convertible Indebtedness in an amount not to exceed the net cash proceeds received by Borrower from the issuance of additional Permitted Convertible Indebtedness in connection with a Permitted Refinancing of such Permitted Convertible Indebtedness being redeemed, repurchased or retired; provided, that such redemption occurs substantially contemporaneously with Borrower’s receipt of the applicable proceeds of such Permitted Refinancing; and (c) additional payments not to exceed $3,000,000, in aggregate; provided such payments are permitted under the provisions of any applicable subordination agreement or intercreditor agreement. SECTION 8.7 Consolidation, Merger; Permitted Acquisitions, Etc. None of the Borrower or any of the Subsidiaries will (a) liquidate or dissolve, consolidate with, or merge into or with, any other Person, or (b) purchase or otherwise acquire all or substantially all of the assets of any Person (or any division, business unit, product or line of business thereof, including any geographic subset thereof), other than, in the case of clause (b), to consummate a Permitted Acquisition or

- 99 - other Investment permitted by Section 8.4, except that, in the case of clauses (a) and (b), so long as no Event of Default has occurred and is continuing (or would occur), any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any Subsidiary; provided that, in connection with any Permitted Acquisition or other Investment permitted by Section 8.4, the Borrower or any Subsidiary may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it, so long as (i) the Person surviving such merger with any Subsidiary shall be a direct or indirect Wholly Owned Subsidiary of the Borrower and a Guarantor (unless it is otherwise an Excluded Subsidiary) and (ii) in the case of any such merger to which the Borrower is a party, the Borrower is the surviving Person. SECTION 8.8 Permitted Dispositions. None of the Borrower or any of the Subsidiaries will Dispose of any of its assets (including accounts receivable and Capital Securities of the Borrower or the Subsidiaries) to any Person in one transaction or series of transactions unless such Disposition (i) is of inventory or obsolete, damaged, worn out or surplus property Disposed of in the ordinary course of its business; (ii) is permitted by Section 8.4, Section 8.5 or Section 8.7; (iii) constitutes the lapse, abandonment, cancellation, non-renewal or discontinuance of use of non- material Owned Intellectual Property of the Borrower or any Subsidiary, or non-exclusive licenses of Licensed Intellectual Property thereof that the Borrower reasonably determines in good faith is no longer necessary or desirable in the conduct of the Borrower’s or any Subsidiary’s business, or the lapse, abandonment, cancellation, non-renewal or other discontinuance of any of any Owned Intellectual Property that the Borrower or any Subsidiary reasonably believes will not be allowed to issue or register by any Governmental Authority that needs to be issued or registered to be of value to the Borrower and its Subsidiaries; (iv) (A) is a Disposition by a Loan Party to another Loan Party, (B) is a Disposition by any Loan Party to an Excluded Subsidiary in an amount not to exceed $2,500,000 in the aggregate for all such Dispositions permitted under this Agreement, or (C) is a Disposition by any Excluded Subsidiary to another Excluded Subsidiary; (v) constitutes the sale, forgiveness or discounting, on a non-recourse basis and in the ordinary course of business, of past due accounts in connection with the collection or compromise thereof or the settlement of delinquent accounts or in connection with the bankruptcy or reorganization of suppliers or customers in accordance with the applicable terms of this Agreement; (vi) to the extent constituting Dispositions, constitutes the granting of Liens permitted by Section 8.3 and any mergers, consolidations, dispositions, dissolutions and liquidations permitted pursuant to Section 8.7; (vii) constitutes Dispositions in which (I) the assets subject to such Disposition are sold for fair value, as determined by the Borrower in good faith, (II) at least 75% of the consideration therefor is cash or Cash Equivalent Investments, (III) no Specified Event of Default has occurred and is continuing or would result from the making of such Disposition and (IV) the amount of assets Disposed of pursuant to this clause (vii) does not exceed $1,000,000 in the aggregate in any Fiscal Year (provided, that any unused portion pursuant to this clause (vii) for any Fiscal Year may be carried forward to the immediately succeeding Fiscal Year); (viii) constitutes the cancellation, termination or surrender by any Loan Party or any Subsidiary of any Loan Party of any lease in the ordinary course of business; (ix) constitutes the unwinding of any Hedging Obligation in accordance with its terms; (x) constitutes (i) a lease or sublease of property (other than of Intellectual Property) to other Persons or (ii) a non-exclusive license or non-exclusive sublicense to suppliers, service providers, customers and distributors in connection with the development or commercialization of Products, in each case of this clause (x), in the ordinary course of business not materially interfering with the business of Borrower and its Subsidiaries taken as a whole; (xi) subject to

- 100 - compliance with Section 8.2(b), constitutes a Disposition of property as a result of a casualty event involving such property or any disposition of real property to a Governmental Authority as a result of a condemnation of such real property; (xii) constitutes a Disposition of Investments in joint ventures, to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; provided that, the consideration received shall be in an amount at least equal to the fair market value thereof (as determined by the Borrower in good faith); (xiii) constitutes a Disposition the proceeds of which do not exceed $1,000,000 in the aggregate in any Fiscal Year; (xiv) constitutes the issuance of Capital Securities by a Subsidiary that represents all or a portion of the consideration paid by Borrower or a Subsidiary in connection with any Investment permitted by this Agreement, including in connection with the formation of a joint venture with a Person other than a Subsidiary; (xv) constitutes (A) a Disposition of Capital Securities (I) deemed to occur upon the exercise of stock options, warrants or other equity derivatives or settlement of convertible securities if such Capital Securities represents (1) a portion of the exercise price thereof or (2) withholding incurred in connection with such exercise, or (II) upon the exercise of any warrant; or (B) a Disposition deemed to occur upon cancellation or forgiveness of loans and advances constituting Investments permitted by this Agreement; (xvi) in connection with the enforcement and/or settlement of litigation, the non-exclusive licensing of patents owned by Borrower and its Subsidiaries which do not impair Borrower’s ability to carry out its business and do not impact the projected revenues of the Borrower and its Subsidiaries, in any material respect; (xvii) constitutes the granting of any license of Intellectual Property to the extent permitted by Section 8.14; and (xviii) constitutes a Permitted License, in each case granted by the Borrower or any Subsidiary. SECTION 8.9 Modification of Organic Documents and Certain Agreements. None of the Borrower or any of the Subsidiaries will consent to any amendment, replacement, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to, the terms or provisions contained in (a) any Organic Documents of the Borrower or any of the Subsidiaries, if the result would have an adverse effect in any material respect on the rights and remedies of the Agent or the Lenders under this Agreement or any Loan Document, (b) any agreement governing any Junior Indebtedness, if the result would shorten the maturity date thereof or advance the date on which any cash payment is required to be made thereon or would otherwise change any terms thereof in a manner adverse in any material respect to the Agent or the Lenders, (c) the definitive documentation governing the Permitted Convertible Indebtedness, if the result could reasonably be expected to have an adverse effect in any material respect on the rights and remedies of the Agent or the Lenders and (d) any Material Agreement in a manner adverse to the rights and remedies of the Agent and the Lenders und the Loan Documents; provided, that in each of the foregoing clauses (b) and (c), nothing contained in this Section 8.9 shall prohibit or otherwise limit the Borrower or any of its Subsidiary from consummating a Permitted Refinancing with respect to the applicable Indebtedness or replacing such Indebtedness with other Permitted Indebtedness. SECTION 8.10 Transactions with Affiliates. No Loan Party will, or will permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Loan Party, except for: (a) transactions disclosed on Schedule 8.10 on the Closing Date;

- 101 - (b) transactions which contain terms that are no less favorable to the applicable Loan Party or any Subsidiary, as the case may be, than those which might be obtained from a third party not an Affiliate of any Loan Party; (c) transactions among Loan Parties and their Subsidiaries that are not prohibited by this Agreement; (d) Permitted Subordinated Indebtedness and equity financing transactions otherwise permitted by this Agreement; (e) Restricted Payments permitted pursuant to Section 8.5; (f) Investments permitted pursuant to Section 8.4(f); and (g) director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option, restricted stock units and other benefit plans and indemnification arrangements approved by the relevant board of directors, board managers or equivalent corporate body in the ordinary course of business), in each case that are reasonable and customary (as determined in good faith by the Borrower). Notwithstanding anything in this Agreement or in any Loan Document to the contrary, (i) the Loan Parties shall not, and shall not permit any of their Subsidiaries to (x) directly or indirectly transfer, by means of contribution, sale, assignment, lease or sublease, license or sublicense, or other disposition of any kind (including as an Investment, Restricted Payment or Disposition), any Material Intellectual Property other than pursuant to Permitted Licenses or (y) permit any Person other than a Loan Party to license or own any interest in any Material Intellectual Property other than pursuant to Permitted Licenses, and (ii) no Material Intellectual Property shall be contributed as an Investment or distributed as a Restricted Payment to any Subsidiary other than a Loan Party (other than pursuant to Permitted Licenses). SECTION 8.11 Restrictive Agreements, Etc. None of the Borrower or any of the Subsidiaries will enter into any agreement prohibiting (i) the creation or assumption of any Lien to secure the Obligations upon its properties, revenues or assets, whether now owned or hereafter acquired, (ii) the ability of the Borrower or any of the Guarantors to amend or otherwise modify any Loan Document, or (iii) the ability of any Subsidiary of the Borrower to make Restricted Payments with respect to any of their respective Capital Securities or to make or repay loans or advances to the Borrower or any other Subsidiary of the Borrower or to Guaranty Indebtedness of the Borrower or any other Subsidiary of the Borrower. The foregoing prohibitions shall not apply to restrictions (A) contained in any Loan Document (including any applicable intercreditor or subordination agreement), (B) in the case of clause (i), contained in any agreement governing any Indebtedness permitted by Section 8.2(e) as to the assets financed with the proceeds of such Indebtedness, (C) in the case of clause (i), by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, (D) in the case of clause (iii), that are or were created by virtue of any transfer or option or right with respect to any property, assets or Capital Securities not otherwise prohibited under this Agreement, (E) existing on the Closing Date identified on Schedule 8.11, (F) in the case of clause (i) or (iii), in agreements relating

- 102 - to Indebtedness of any Subsidiary that does not become a Loan Party in existence at the time such Subsidiary became a Subsidiary of Borrower and any amendments or modifications thereof that do not materially expand the scope of any such restriction; provided that, such restriction applies only to such Subsidiary, (G) in the case of clause (i) or (iii), arising under or in connection with any agreement or instrument of any joint venture that is not a Loan Party (including with respect to Capital Securities therein), (H) in the case of clause (iii), in any agreement governing Indebtedness permitted by Section 8.2; provided that such restrictions are no more restrictive, taken as a whole, than the comparable restrictions set forth in this Agreement as determined in the good faith judgment of Borrower and (I) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (I) of this Section 8.11; provided that they are permitted hereunder and do not expand the scope of any such restriction. SECTION 8.12 Sale and Leaseback. None of the Borrower or any of the Subsidiaries will directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person (such agreement or arrangement, a “Sale/Leaseback Transaction”), unless (a) the sale or transfer of property thereunder is permitted by Section 8.7 and Section 8.8, (b) any Capitalized Lease Liabilities or Attributable Debt arising in connection therewith are permitted by Section 8.2(e), and (c) any Liens arising in connection therewith (including Liens deemed to arise in connection with any such Capitalized Lease Liabilities or Attributable Debt) are permitted by Section 8.3. SECTION 8.13 Deposit Accounts and Securities Accounts; Payroll and Benefits Accounts. (a) Subject to Section 7.18 and as of the Closing Date, each Loan Party will cause each of its Deposit Accounts and Securities Accounts (other than Excluded Accounts) to be subject to a Deposit Account Control Agreement or Securities Account Control Agreement, as applicable; (b) Without limiting clause (a), no Loan Party will establish any new Deposit Account or Securities Account (other than Excluded Accounts) unless such Loan Party and the applicable bank, financial institution or securities intermediary at which the account is to be opened enter into a Deposit Account Control Agreement or Securities Account Control Agreement within thirty (30) days after the establishment of such Deposit Account or Securities Account (or such later date as the Administrative Agent may agree in its Permitted Discretion); (c) As of the Closing Date, the Delayed Draw Closing Date and each date that a Compliance Certificate is required to be delivered pursuant to Section 7.1(h) hereof, as applicable, the Loan Parties represent and warrant that Schedule 7.12 lists all of the Deposit Accounts and Securities Accounts of each Loan Party as of the Closing Date, the Delayed Draw Closing Date and each date that a Compliance Certificate is required to be delivered pursuant to Section 7.1(h) hereof.

- 103 - (d) If at any time the aggregate cash or Cash Equivalent Investments attributable to the Borrower and its Subsidiaries exceeds $10,000,000 in the aggregate held in Deposit Accounts or Securities Accounts located outside of the United States, the Borrower and its Subsidiaries shall use commercially reasonable efforts to immediately repatriate cash and/or Cash Equivalent Investments in an aggregate amount sufficient to eliminate such excess. SECTION 8.14 Inbound and Outbound Licenses. (a) The Loan Parties shall not, and shall not permit any of their Subsidiaries to, enter into or become bound by any license agreement granting a license (or equivalent right) to third party Intellectual Property, solely to the extent such Intellectual Property is related to Product Commercialization and Development Activities, requiring any Loan Party or any of its Subsidiaries, as the case may be, during any twelve (12) month period during the term of such license agreement, to make aggregate payments in excess of $25,000,000 in respect of such inbound license unless the Borrower has (i) provided prior written notice to the Agent of the material terms of such license or agreement with a description of its anticipated and projected impact on the Borrower’s or such Subsidiary’s, as applicable, business or financial condition and (ii) in the case of a license by a Loan Party, taken such commercially reasonable actions as the Agent may reasonably request to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for the Agent and the Lenders to be granted a valid and perfected Lien on the rights of such Loan Party pursuant to such license agreement; provided that non-exclusive license agreements in the nature of over the counter or “shrink wrap” software that is commercially available to the public or software licensed under open source licenses shall not be prohibited by this Section 8.14(a). (b) The Loan Parties shall not, and shall not permit any of their Subsidiaries to, enter into or become or remain bound by any outbound license, including any development agreement, of Intellectual Property of any Loan Party or any of its Subsidiaries other than Permitted Licenses. SECTION 8.15 Change in Name, Location, Executive Office or Executive Management; Change in Fiscal Year. None of the Borrower or any of the Subsidiaries will: (a) without 20 days’ prior written notice to the Agent, (i) change in its legal name or any trade name used to identify it in the conduct of its business or ownership of its properties, (ii) change its jurisdiction of incorporation, formation or organization or change its legal form in a manner that would result in an adverse effect in any material respect on the Agent or the Lenders or their rights and remedies under this Agreement or any Loan Document, (iii) relocate its chief executive office, registered address, principal place of business or any office in which it maintains books or records relating to its business (including the establishment of any new office or facility) or (iv) change in its federal taxpayer identification number or organizational number (or equivalent); (b) change its Fiscal Year or any of its Fiscal Quarters; or (c) enter into any Division/Series Transaction, or permit any of its Subsidiaries to enter into any Division/Series Transaction (it being understood that none of the provisions in this Agreement nor any other Loan Document shall be deemed to permit any Division/Series Transaction).

- 104 - SECTION 8.16 Benefit Plans and Agreements. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any Subsidiary will (i) become the sponsor of, incur any responsibility to contribute to or otherwise incur actual or potential liability with respect to, any Benefit Plan, (ii) allow any “employee benefit plan,” as defined in section 3(3) of ERISA, that provides retirement benefits, is sponsored by the Borrower, any Subsidiary, or any of their ERISA Affiliates and is intended to be tax qualified under section 401 of the Code to cease to be tax qualified or (iii) allow the assets of any tax qualified retirement plan sponsored by the Borrower, any Subsidiary, or any of their ERISA Affiliates to become invested in Capital Securities of the Borrower or any Subsidiary. SECTION 8.17 Minimum Liquidity. (a) (i) Commencing with the fiscal quarter on which the Closing Date occurs, the Liquidity Condition shall be satisfied as of the end of each fiscal quarter of the Borrower. (b) Without limiting Section 7.1(h), Loan Parties shall furnish to Agent, as required by Section 7.1(j), an officer’s certificate as evidence of (a) Liquidity as of the last day of such fiscal quarter and (b) Loan Parties’ compliance with Section clause (a) of this Section 8.17. The foregoing officer’s certificate shall include, without limitation, (i) a statement in form and substance reasonably satisfactory to Agent, detailing Loan Parties’ calculations, and (ii) if reasonably requested by Agent, back-up documentation (including, without limitation, bank statements, invoices, receipts and other evidence of costs incurred during such quarter as Agent shall reasonably require) evidencing the propriety of the calculations. SECTION 8.18 Minimum Revenue. As of the last day of each fiscal quarter ending following the Closing Date, the Borrower and its Subsidiaries shall have Revenue Base for the period of four fiscal quarters ending on the last day of such fiscal quarter, determined on the basis of the financial statements most recently delivered pursuant to Section 7.1(a) or 7.1(b), as applicable, in an aggregate amount not less than three hundred and fifty million dollars ($350,000,000). ARTICLE IX EVENTS OF DEFAULT SECTION 9.1 Listing of Events of Default. Each of the following events or occurrences described in this Article IX shall constitute an “Event of Default”. (a) Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of (i) any principal of or interest on any Loan, or (ii) any fee described in Article III or any other monetary Obligation, and in the case of clause (ii) such default shall continue unremedied for a period of three Business Days after such amount was due.

- 105 - (b) Breach of Warranty. Any representation or warranty made or deemed to be made by any Loan Party in any Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect in any material respect when made or deemed to have been made. (c) Non-Performance of Certain Covenants and Obligations. Any Loan Party shall default in the due performance or observance of any of its obligations under Section 7.1, Section 7.2 (with respect to the Borrower’s existence), the second paragraph of Section 7.4, Section 7.5, Section 7.7, Section 7.11, Section 7.12, Section 7.13, Section 7.14, Section 7.15, Section 7.18 or Article VIII. (d) Non-Performance of Other Covenants and Obligations. Any Loan Party shall default in the due performance and observance of any other covenant, obligation or agreement contained in any Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after the earlier to occur of (i) notice thereof given to the Borrower by the Lenders or (ii) the date on which the Borrower or any Subsidiary has knowledge of such default. (e) Default on Other Indebtedness. A default shall occur in the payment of any amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, any Indebtedness of the Borrower or any of the Subsidiaries having a principal or stated amount, individually or in the aggregate, in excess of $2,500,000 (any such Indebtedness, “Material Indebtedness”) or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity. For the avoidance of doubt and without limiting the generality of the foregoing clauses (i) and (ii), the foregoing shall not apply to any early payment requirement or unwinding or termination with respect to any Permitted Call Spread Swap Agreement. (f) Judgments. Any judgment or order for the payment of money individually or in the aggregate in excess of $2,500,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment or order) shall be rendered against the Borrower or any of the Subsidiaries and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 30 days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order. (g) Change in Control. Any Change in Control shall occur. (h) Bankruptcy, Insolvency, Etc. The Borrower or (except as permitted pursuant to Section 8.7) any of the Subsidiaries shall:

- 106 - (i) become insolvent or is presumed or deemed to be or otherwise generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due; (ii) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiescence in or permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; provided that, the Borrower and each Subsidiary hereby expressly authorizes the Agent and the Lenders to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend its rights under the Loan Documents; (iv) permit or suffer to exist the commencement of any bankruptcy, insolvency, reorganization, debt arrangement, arrangement (including any plan of compromise or arrangement or other corporate proceeding involving or affecting its creditors) or other case or proceeding under the Bankruptcy Code, or any other federal, state or foreign bankruptcy, insolvency, receivership, arrangement, reorganization or similar law, or any dissolution, winding up or liquidation proceeding, in respect thereof (each, an “Insolvency Event”), and, if any such case or proceeding is not commenced by the Borrower or any Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days undismissed; provided that the Borrower and each Subsidiary hereby expressly authorizes the Agent and the Lenders to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend its rights under the Loan Documents; or (v) take any action authorizing, or in furtherance of, any of the foregoing. (i) Impairment of Security, Etc. If any of the following events occurs: (i) the Liens created by Article XII or any of the Security Documents shall at any time not constitute a valid and perfected Lien on a material portion of the Collateral in favor of the Secured Parties, free and clear of all other Liens (other than Liens permitted pursuant to Section 8.3), (ii) except for expiration in accordance with its terms or as a result of payment in full of the Obligations, any material portion of the Security Documents, taken as a whole, or of any material Guarantee of any of the Obligations (including that contained in Article XI) shall for whatever reason cease to be in full force and effect, or (iii) other than by reason of payment in full of the Obligations or permitted release in accordance with the terms of the Loan Documents, any Loan Party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability of any such Lien or any Loan Document, in each case subject to any limitations following from (x) bankruptcy,

- 107 - insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (y) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). (j) Material Regulatory Event. Any Material Regulatory Event shall have occurred. (k) Cessation of Business. Any Loan Party or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or substantially all of its Product Commercialization and Development Activities for more than fifteen (15) consecutive days. (l) ERISA Event. An ERISA Event or Foreign Benefit Event shall have occurred that, in the opinion of the Agent, when taken together with all other ERISA Events and Foreign Benefit Events that have occurred, could reasonably be expected to result in a Material Adverse Effect. (m) Sweep of Governmental Payor Accounts. The Loan Parties or any Subsidiary instructs the depository bank of any zero balance account referenced in Section 7.12(c) to discontinue the daily sweep of funds in such account into a Controlled Account, or otherwise revokes instructions under the sweep agreement governing such account regarding the daily sweep of funds into a Controlled Account. SECTION 9.2 Action if Bankruptcy. If any Event of Default described in clauses (i) through (iv) of Section 9.1(h) shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of the Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand to any Person. SECTION 9.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (i) through (iv) of Section 9.1(h) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent may, and shall, subject to receipt of indemnity satisfactory to the Agent and acting at the direction of the Required Lenders (or, if Braidwell is a Significant Lender, Braidwell), by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of the Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and the Commitments shall terminate. SECTION 9.4 Application of Funds. After the exercise of remedies provided for in Section 9.3 (or after the Loans have automatically become immediately due and payable as set forth in Section 9.2), any amounts received by any Lender or the Agent on account of the Obligations shall be applied in the following order: (a) First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of

- 108 - counsel to the Agent and amounts payable under Article III) payable to the Agent in its capacity as such; (b) Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, the Repayment Premium and the Exit Fee) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders) arising under the Loan Documents and amounts payable under Section 4.3, ratably among them in proportion to the respective amounts described in this clause Second payable to them; (c) Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and the Repayment Premium and the Exit Fee, ratably among the Lenders in proportion to the respective amounts described in this clause Third held by them; (d) Fourth, to payment of that portion of the Obligations constituting accrued and unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and (e) Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by law. SECTION 9.5 UCC Remedies. (a) Upon the occurrence of and during the continuance of an Event of Default under this Agreement or the other Loan Documents, Agent, in addition to all other rights, options, and remedies granted to Agent under this Agreement or at law or in equity, may exercise, either directly or through one or more assignees or designees, all rights and remedies granted to it under all Loan Documents and under the UCC in effect in the applicable jurisdiction(s) and under any other applicable law; including, without limitation: (i) the right to take possession of, send notices regarding, and collect directly the Collateral, with or without judicial process; (ii) the right to (by its own means or with judicial assistance) enter any of Loan Parties’ premises and take possession of the Collateral, or render it unusable, or to render it usable or saleable, or dispose of the Collateral on such premises in compliance with subsection (iii) below and to take possession of Loan Parties’ original books and records, to obtain access to Loan Parties’ data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Agent deems appropriate, without any liability for rent, storage, utilities, or other sums, and Loan Parties shall not resist or interfere with such action (if Loan Parties’ books and records are prepared or maintained by an accounting service, contractor or other third party agent, Loan Parties hereby irrevocably authorize such service, contractor or other agent, upon notice by Agent to such Person that an Event of Default has occurred and is continuing, to deliver to Agent or its designees such

- 109 - books and records, and to follow Agent’s instructions with respect to further services to be rendered); (iii) the right to require Loan Parties at Loan Parties’ expense to assemble all or any part of the Collateral and make it available to Agent at any place designated by Agent; and/or (iv) the right to enforce Loan Parties’ rights against Account Debtors and other obligors, including, without limitation, (i) the right to collect Accounts directly in Agent’s own name (as agent for Lenders) and to charge the collection costs and expenses, including documented out-of-pocket attorneys’ fees, to Loan Parties, and (ii) the right, in the name of Agent or any designee of Agent or Loan Parties, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise, including, without limitation, verification of Loan Parties’ compliance with applicable Laws. Loan Parties shall cooperate fully with Agent in an effort to facilitate and promptly conclude such verification process. Such verification may include contacts between Agent and applicable federal, state and local regulatory authorities having jurisdiction over the Loan Parties’ affairs, all of which contacts Loan Parties hereby irrevocably authorize. (b) Each Loan Party agrees that a notice received by it at least ten (10) days before the time of any intended public sale, or the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Agent without prior notice to Loan Parties. At any sale or disposition of Collateral, Agent may (to the extent permitted by applicable law) purchase all or any part of the Collateral, free from any right of redemption by Loan Parties, which right is hereby waived and released. Each Loan Party covenants and agrees not to interfere with or impose any obstacle to Agent’s exercise of its rights and remedies with respect to the Collateral. Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Agent may sell the Collateral without giving any warranties as to the Collateral. Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. If Agent sells any of the Collateral upon credit, Loan Parties will be credited only with payments actually made by the purchaser, received by Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Agent may resell the Collateral and Loan Parties shall be credited with the proceeds of the sale. Loan Parties shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations. (c) Without restricting the generality of the foregoing and for the purposes aforesaid, upon the occurrence and during the continuance of an Event of Default, each

- 110 - Loan Party hereby appoints and constitutes Agent its lawful attorney-in-fact with full power of substitution in the Collateral, solely for the purpose of carrying out the terms of this Agreement to (i) pay, settle or compromise all existing bills and claims, which may be Liens or security interests, or to avoid such bills and claims becoming Liens against the Collateral, (ii) execute all applications and certificates in the name of such Loan Party and to prosecute and defend all actions or proceedings in connection with the Collateral, and (iii) do any and every act which such Loan Party might do in its own behalf; it being understood and agreed that this power of attorney in subsection (c) shall be a power coupled with an interest and cannot be revoked until payment in full of the Obligations (other than contingent indemnification obligations for which no claim has been made) at which time this power of attorney shall terminate. (d) For the purposes of enabling Agent to exercise rights and remedies under the Loan Documents, upon the occurrence and during the continuance of an Event of Default, subject to any right of any third parties and/or any agreement between any Loan Party and any third party to the extent not granted or entered into in contravention of the terms of this Agreement, Agent and each Lender is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Loan Parties’ labels, mask works, rights of use of any name, any other Intellectual Property and advertising matter, and any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Agent’s exercise of its rights under this Article, Loan Parties’ rights under all licenses (whether as licensor or licensee) and all franchise agreements inure to Agent’s and each Lender’s benefit. SECTION 9.6 Additional Remedies. Upon the occurrence and during the continuance of any Event of Default, if the Borrower or any of its Subsidiaries shall be in uncured default under a Material Agreement, the Agent or the Lenders shall have the right (but not the obligation) to cause the default or defaults under such Material Agreement to be remedied (including without limitation by paying any unpaid amount thereunder) and otherwise exercise any and all rights of the Borrower or such Subsidiary, as the case may be, thereunder, as may be necessary to prevent or cure any default. Without limiting the foregoing, upon any such default, the Borrower and each of its Subsidiaries shall promptly execute, acknowledge and deliver to the Agent such instruments as may reasonably be required of the Borrower or such Subsidiary to permit the Agent and the Lenders to cure any default under the applicable Material Agreement or permit the Agent and the Lenders to take such other action required to enable the Agent and the Lenders to cure or remedy the matter in default and preserve the interests of the Agent or Lenders. Any amounts paid by the Agent or Lenders pursuant to this Section 9.6 shall be payable on demand by the Loan Parties, shall accrue interest at the Default Rate if not paid on demand, and shall constitute “Obligations.” ARTICLE X AGENT SECTION 10.1 Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes Agent to enter into each of the Loan Documents to which it is a party on its behalf and to take such actions as Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with all such powers as

- 111 - are reasonably incidental thereto. Subject to the terms of Section 13.1 and to the terms of the other Loan Documents (including acting at the written direction of the Required Lenders), Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders. The provisions of this Article X are solely for the benefit of Agent and Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions hereof; provided that Loan Parties shall be third party beneficiaries of Section 10.8, Section 10.9, Section 10.13(a), and Section 10.15 to the extent provided for in such sections. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Loan Party. The Agent may execute any and all of its duties and exercise its rights and powers under this Agreement or any other Loan Document by or through agents, sub-agents, employees or attorneys-in-fact. The Agent shall not be responsible for the supervision, negligence or misconduct of any agent or attorney-in-fact that it selects absent gross negligence or willful misconduct. Any such delegation made shall not preclude the subsequent exercise of those rights and powers by the Agent, any revocation of such delegation or any subsequent delegation of any such rights, powers, authorities and discretions. SECTION 10.2 Agent and Affiliates. Agent shall have the same rights and powers under the Loan Documents as any other Lender and may exercise or refrain from exercising the same as though it were not Agent, and Agent and its Affiliates may lend money to, invest in and generally engage in any kind of business with each Loan Party or Affiliate of any Loan Party as if it were not Agent hereunder. SECTION 10.3 Action by Agent. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. SECTION 10.4 Consultation with Experts. Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. SECTION 10.5 Liability of Agent. Neither Agent nor any of its directors, officers, agents, trustees, investment managers, servicers or employees shall be liable for any action taken or not taken by it in connection with the Loan Documents, except that Agent shall be liable with respect to its specific duties set forth hereunder but only to the extent of its own gross negligence or willful misconduct in the discharge thereof as determined by a final non-appealable judgment of a court of competent jurisdiction. Neither Agent nor any of its directors, officers, agents, trustees, investment managers, servicers or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements specified in any Loan Document; (c) the satisfaction of any condition specified in any Loan Document; (d) the validity, effectiveness, sufficiency or

- 112 - genuineness of any Loan Document, any Lien purported to be created or perfected thereby or any other instrument or writing furnished in connection therewith; (e) the existence or non-existence of any Default or Event of Default; or (f) the financial condition of any Loan Party. Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, opinion, direction, report, request or other writing (which may be a bank wire, facsimile or electronic transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). The Agent shall have no liability for any action taken, or errors in judgment made, in good faith by it or any of its officers, employees or agents, unless it shall have been negligent in ascertaining the pertinent facts. The permissive authorizations, entitlements, powers and rights (including the right to request that Borrower take an action or deliver a document and the exercise of remedies following an Event of Default) granted to the Agent herein shall not be construed as duties of the Agent. The Agent shall not be required to use, risk or advance its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder or under any other Loan Document. In no event shall the Agent be liable, directly or indirectly, for any special, indirect, punitive or consequential damages, even if the Agent has been advised of the possibility of such damages and regardless of the form of action. Notwithstanding anything to the contrary contained in this Agreement, (i) the Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to an Eligible Assignee and (ii) Borrower and the Lenders acknowledge and agree that the Agent shall have no responsibility or obligation to determine whether any Lender or potential Lender is an Eligible Assignee and that the Agent shall have no liability with respect to any assignment or participation made to any Person which is not an Eligible Assignee. Neither the Agent nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Loan Parties, or any of their directors, members, officers, agents, affiliates or employees, nor shall it have any liability in connection with the malfeasance or nonfeasance by such parties. The Agent may assume performance by all such Persons of their respective obligations. The Agent shall have no enforcement or notification obligations relating to breaches or representations or warranties of any other Person. The Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement or any other Loan Document arising out of or caused, directly or indirectly, by circumstances beyond its control, including any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; pandemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility. The Agent shall have no obligation to file or record any financing statements, notices, instruments, documents, agreements, consents or other papers as shall be necessary to (i) create, preserve, perfect or validate any security interest granted to the Agent pursuant to any Loan Document or (ii) enable the Agent to exercise and enforce its rights under any Loan Document. In addition, the Agent shall have no responsibility or liability

- 113 - (i) in connection with the acts or omissions of any Person in respect of the foregoing or (ii) for or with respect to the legality, validity and enforceability of any security interest created in the Collateral or the perfection and priority of such security interest. Whenever reference is made in this Agreement or any other Loan Document to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Agent (except for the Agent’s ability to waive the fee set forth in Section 10.15(a)(i) or in connection with the Agent’s ability to enter into any amendment to the Agency Fee Letter or any other Loan Document to which it is a party when such amendment affects the rights and obligations of the Agent, each of which shall be made in the Agent’s sole discretion), it is understood that in all cases that the Agent shall not have any duty to act, and shall be fully justified in failing or refusing to take any such action, if it has not received written instruction, advice or concurrence from the Required Lenders in respect of such action. If at any time the Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process (including orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of any Collateral), the Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate, and if the Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Agent shall not be liable to any of the parties hereto or to any other Person even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect. SECTION 10.6 Right to Request and Act on Instructions. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Required Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Required Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) and, notwithstanding the instructions of Required Lenders (or such other applicable portion of the Lenders), Agent shall have no obligation to take any action if it believes, in good faith, that such action would violate applicable Law or exposes Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of Section 13.5 SECTION 10.7 Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall

- 114 - deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents. SECTION 10.8 Collateral Matters. Lenders hereby irrevocably authorize Agent to (a) release any Lien granted to or held by Agent under any Security Document (i) upon termination of the Commitments and payment in cash in full of all Obligations (other than inchoate indemnification obligations for which no claim has yet been made); (ii) constituting property sold or disposed of as part of or in connection with any disposition permitted under any Loan Document or to which the Required Lenders have consented in writing (it being understood and agreed that Agent may conclusively rely without further inquiry (or Required Lender consent or direction) on a certificate of an Authorized Officer as to the sale or other disposition of property being made in full compliance with the provisions of the Loan Documents); or (iii) to the extent such Lien is on property owned by a Guarantor and such Guarantor is released from its obligations under the applicable Loan Documents and (b) Lenders hereby authorize Agent to subordinate any Lien granted to or held by Agent under any Security Document to a Lien permitted pursuant to Section 8.3 that is allowed to have priority over the Liens granted to or held by Agent pursuant to Section 8.3 or to which the Required Lenders have consented in writing. Upon request by Agent at any time, the Required Lenders will confirm Agent’s authority to release and/or subordinate particular types or items of Collateral pursuant to this Section 10.8. Upon reasonable request of Borrower, Agent shall execute and deliver and/or authorize the filing of all documents, in each case in form and substance reasonably satisfactory to Agent, to evidence such evidence of termination or release and to deliver to Loan Parties any such Collateral held by Agent hereunder. SECTION 10.9 Agency for Perfection. Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Agent’s security interest in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected by possession or control. Should any Lender (other than Agent) obtain possession or control of any such assets, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor, shall deliver such assets to Agent or in accordance with Agent’s instructions or transfer control to Agent in accordance with Agent’s instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any Collateral for the Loan unless instructed to do so by Agent (or consented to by Agent), it being understood and agreed that such rights and remedies may be exercised only by Agent. SECTION 10.10 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. Agent will notify each Lender of its receipt of any such notice. Agent shall take such action with respect to such Default or Event of Default as may be requested by Required Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) in accordance with the terms hereof. Unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of Lenders. SECTION 10.11 Assignment by Agent; Resignation of Agent; Successor Agent.

- 115 - (a) Agent may at any time assign its rights, powers, privileges and duties hereunder to another Lender (with the consent of the Required Lenders) or an Affiliate of Agent or any Approved Fund, in each case without the consent of the Lenders or Loan Parties. Following any such assignment, Agent shall endeavor to give notice to the Lenders and give notice to the Loan Parties. Failure to give such notice shall not affect such assignment in any way or cause the assignment to be ineffective. An assignment by Agent pursuant to this subsection (a) shall not be deemed a resignation by Agent for purposes of subsection (b) below. (b) Without limiting the rights of Agent to designate an assignee pursuant to subsection (a) above, Agent may at any time give notice of its resignation to the Lenders and Loan Parties. Upon receipt of any such notice of resignation, Required Lenders shall have the right to appoint a successor Agent, which successor Agent shall be an Eligible Assignee. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment by the Resignation Date (as defined below), then such resignation shall nonetheless become effective in accordance with such notice from Agent on the 30th day following the date of delivery of notice of resignation (or such later date as consented to by the Agent) (such 30th or later day, the “Resignation Date”) and, from and following such Resignation Date, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (it being understood that until such time as Required Lenders appoint a successor Agent as provided for above in this paragraph, any collateral security held by such Agent in its capacity as collateral agent for the Lenders shall be held by the Required Lenders or a designee thereof) and (ii) all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender directly, until such time as Required Lenders appoint a successor Agent as provided for above in this paragraph. (c) Upon (i) an assignment permitted by subsection (a) above, or (ii) the acceptance of a successor’s appointment as Agent pursuant to subsection (b) above, such successor shall succeed to and become vested with all of the rights (other than any rights of reimbursement for any costs, expenses, indemnities, or other amounts due and owing to the Agent prior to the assignment or resignation thereof), powers, privileges and duties of the retiring (or retired) Agent (including, for the avoidance of doubt, the benefits of Section 4.1, 4.2, 4.3, 4.6, and 13.5), and the retiring Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by Loan Parties to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Loan Parties and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.11 shall continue in effect for the benefit of such retiring Agent and its sub-agents in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting or was continuing to act as Agent. (d) Upon receipt of a written notice from Agent to Borrower and the Lenders, any Person into which the Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any Person succeeding to the business of the Agent

- 116 - shall be the successor of the Agent under this Agreement and any other Loan Document to which the Agent is a party without the execution or filing of any additional paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding. SECTION 10.12 Right to Perform, Preserve and Protect. If any Loan Party fails to perform any obligation hereunder or under any other Loan Document, Agent itself may, but shall not be obligated to, cause such obligation to be performed at Loan Parties’ expense. Agent is further authorized by Loan Parties and the Lenders to make expenditures from time to time which Agent, in its Permitted Discretion, deems necessary or desirable to (a) preserve or protect the business conducted by Loan Parties, the Collateral, or any portion thereof, and/or (b) enhance the likelihood of, or maximize the amount of, repayment of the Loan and other Obligations. Each Loan Party hereby agrees to reimburse Agent on demand for any and all costs, liabilities and obligations incurred by Agent pursuant to this Section 10.12. Each Lender hereby agrees to indemnify Agent upon demand for any and all costs, liabilities and obligations incurred by Agent pursuant to this Section 10.12, in accordance with the provisions of Section 13.5. SECTION 10.13 Funding and Settlement Provisions Applicable When Non-Funding Lenders Exist. Any Lender may deliver a notice to Agent stating that such Lender shall not fund any Delayed Draw Loans due to the non-satisfaction of one or more conditions to funding Loans set forth in Article V, and specifying any such non-satisfied conditions. Any Lender delivering any such notice shall become a non-funding Lender (a “Non-Funding Lender”) for purposes of this Agreement commencing on the Business Day following receipt by Agent of such notice, and shall cease to be a Non-Funding Lender on the date on which such Lender has either revoked the effectiveness of such notice or acknowledged in writing to each of Agent the satisfaction of the condition(s) specified in such notice, or Required Lenders waive the conditions to the funding of such Loans giving rise to such notice by Non-Funding Lender. Each Non-Funding Lender shall remain a Lender for purposes of this Agreement to the extent that such Non-Funding Lender has outstanding Loans in excess of Zero Dollars ($0); provided, however, that during any period of time that any Non-Funding Lender exists, and notwithstanding any provision to the contrary set forth herein, the following provisions shall apply: (a) For purposes of determining the Applicable Percentage of each Lender of Delayed Draw Loans under clause (b) of the definition of such term, each Non-Funding Lender shall be deemed to have a Delayed Draw Commitment Amount as in effect immediately before such Lender became a Non-Funding Lender. (b) Except as provided in clause (a) above, the Delayed Draw Commitment Amount of each Non-Funding Lender shall be deemed to be Zero Dollars ($0). (c) The Delayed Draw Commitment Amount at any date of determination during such period shall be deemed to be equal to the sum of (i) the aggregate Delayed Draw Commitment Amount of all Lenders, other than the Non-Funding Lenders as of such

- 117 - date plus (ii) the aggregate outstanding Delayed Draw Loans of all Non-Funding Lenders as of such date. SECTION 10.14 Buy-Out Upon Refinancing. Braidwell shall have the right to purchase from the other Lenders all of their respective interests in the Loan at par in connection with any refinancing of the Loan upon one or more new economic terms, but which refinancing is structured as an amendment and restatement of the Loan rather than a payoff of the Loan. SECTION 10.15 Erroneous Payments. (a) Each Lender, and any other party hereto hereby severally agrees that if (i) the Agent notifies (which such notice shall be conclusive absent manifest error) such Lender (or the Lender which is an Affiliate of a Lender) or any other Person that has received funds from the Agent or any of its Affiliates, either for its own account or on behalf of a Lender (each such recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 10.15(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set- off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. (b) Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Agent in writing of such occurrence. (c) In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and upon demand from the Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business

- 118 - Day thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. (d) In the event that an Erroneous Payment (or portion thereof) is not recovered by Agent for any reason, after demand therefor by Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), irrespective of whether the Agent may be equitably subrogated, the Agent shall be contractually subrogated to all the rights of such Payment Recipient under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”). Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, in no event shall the occurrence of an Erroneous Payment (or any Erroneous Payment Subrogation Rights or other rights of the Agent in respect of an Erroneous Payment) result in the Agent becoming, or being deemed to be, a Lender hereunder or the holder of any Loans hereunder. Each party hereto hereby agrees that the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrower or any other Loan Party for the purpose of making for a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received. (e) Each party’s obligations under this Section 10.15 shall survive the resignation or replacement of the Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document. (f) The provisions of this Section 10.15 to the contrary notwithstanding, (i) nothing in this Section 10.15 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment and (ii) there will only be deemed to be a recovery of the Erroneous Payment to the extent that Agent has received payment from the Payment Recipient in immediately available funds the Erroneous Payment Return Deficiency, whether directly from the Payment Recipient, as a result of the exercise by Agent of its rights of subrogation or set off as set forth above in clause (e) or as a result of the receipt by Agent Assignee of a payment of the outstanding principal balance of the Loans assigned to Agent Assignee pursuant to an Erroneous

- 119 - Payment Deficiency Assignment, but excluding any other amounts in respect thereof (it being agreed that any payments of interest, fees, expenses or other amounts (other than principal) received by Agent Assignee in respect of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment shall be the sole property of the Agent Assignee and shall not constitute a recovery of the Erroneous Payment). ARTICLE XI GUARANTY SECTION 11.1 Guaranty. Each Guarantor hereby unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, the due and punctual performance of all of the Obligations, including payment in full of the principal, accrued but unpaid interest and all other amounts due and owing to the Agent and Lenders under the Loans. Each payment made by any Guarantor pursuant to this Article XI shall be made in lawful money of the United States in immediately available funds. SECTION 11.2 Payment of Amounts Owed. The Guarantee hereunder is an absolute, unconditional and continuing guarantee of the full and punctual payment and performance of all of the Obligations and not of their collectability only and is in no way conditioned upon any requirement that the Agent or any Lender first attempt to collect any of the Obligations from Borrower or resort to any collateral security or other means of obtaining payment. In the event of any default by Borrower in the payment of the Obligations, after the expiration of any applicable cure or grace period, each Guarantor agrees, on demand by Agent (which demand may be made concurrently with notice to Borrower that the Borrower is in default of its obligations), to pay the Obligations, regardless of any defense, right of set-off or recoupment or claims which any Borrower or Guarantor may have against Agent or Lenders. All of the remedies set forth in this Agreement, in any other Loan Document or at law or equity shall be equally available to Agent and Lenders, and the choice by Agent or Lenders of one such alternative over another shall not be subject to question or challenge by any Guarantor or any other person, nor shall any such choice be asserted as a defense, setoff, recoupment or failure to mitigate damages in any action, proceeding, or counteraction by Agent or Lenders to recover or seeking any other remedy under this Guarantee, nor shall such choice preclude Agent or Lenders from subsequently electing to exercise a different remedy. SECTION 11.3 Certain Waivers by Guarantor. To the fullest extent permitted by law, each Guarantor does hereby: (a) waive notice of acceptance of this Agreement by Agent and Lenders and any and all notices and demands of every kind which may be required to be given by any statute, rule or law; (b) agree to refrain from asserting, until after repayment in full of the Obligations, any defense, right of set-off, right of recoupment or other claim which such Guarantor may have against Borrower;

- 120 - (c) waive any defense (other than payment in full of the Obligations), right of set-off, right of recoupment or other claim which such Guarantor may have against Agent or any Lender; (d) waive any and all rights such Guarantor may have under any anti-deficiency statute or other similar protections; (e) waive all rights at law or in equity to seek subrogation, contribution, indemnification or any other form of reimbursement or repayment from Borrower, any other Guarantor or any other person or entity now or hereafter primarily or secondarily liable for any of the Obligations until the Obligations have been paid in full; (f) waive presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge such Guarantor with liability; (g) waive the benefit of all appraisement, valuation, marshalling, forbearance, stay, extension, redemption, homestead, exemption and moratorium laws now or hereafter in effect; (h) waive any defense based on the incapacity, lack of authority, death or disability of any other person or entity or the failure of Agent or Lenders to file or enforce a claim against the estate of any other person or entity in any administrative, bankruptcy or other proceeding; (i) waive any defense based on an election of remedies by Agent or Lenders, whether or not such election may affect in any way the recourse, subrogation or other rights of such Guarantor against Borrower, any other Guarantor or any other person in connection with the Obligations; (j) waive any defense based on the failure of the Agent or Lenders to (i) provide notice to such Guarantor of a sale or other disposition of any of the security for any of the Obligations, or (ii) conduct such a sale or disposition in a commercially reasonable manner; (k) waive any defense based on the negligence of Agent or Lenders in administering this Agreement or the other Loan Documents (including, but not limited to, the failure to perfect any security interest in any Collateral), or taking or failing to take any action in connection therewith, provided, however, that such waiver shall not apply to the gross negligence or willful misconduct of the Agent or Lenders, as determined by the final, non-appealable decision of a court having proper jurisdiction; (l) waive the defense of expiration of any statute of limitations affecting the liability of such Guarantor hereunder or the enforcement hereof; (m) waive any right to file any Agent/Lender Claim (as defined below) as part of, and any right to request consolidation of any action or proceeding relating to an Agent/Lender Claim with, any action or proceeding filed or maintained by Agent or

- 121 - Lenders to collect any Obligations of such Guarantor to Agent or Lenders hereunder or to exercise any rights or remedies available to Agent or Lenders under the Loan Documents, at law, in equity or otherwise; (n) agree that neither Agent nor Lenders shall have any obligation to obtain, perfect or retain a security interest in any property to secure any of the Obligations (including any mortgage or security interest contemplated by the Loan Documents), or to protect or insure any such property; (o) waive any obligation Agent or Lenders may have to disclose to such Guarantor any facts the Agent or Lenders now or hereafter may know or have reasonably available to it regarding the Borrower or Borrower’s financial condition, whether or not the Agent or Lenders have a reasonable opportunity to communicate such facts or have reason to believe that any such facts are unknown to such Guarantor or materially increase the risk to such Guarantor beyond the risk such Guarantor intends to assume hereunder; (p) agree that neither Agent nor Lenders shall be liable in any way for any decrease in the value or marketability of any property securing any of the Obligations which may result from any action or omission of the Agent or Lenders in enforcing any part of this Agreement; (q) waive any defense based on any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Loan Documents; (r) waive any defense based on any change in the composition of Borrower, and (s) waive any defense based on any representations and warranties made by such Guarantor herein or by Borrower herein or in any of the Loan Documents. For purposes of this section, the term “Agent/Lender Claim” shall mean any claim, action or cause of action, defense, counterclaim, set-off or right of recoupment of any kind or nature against the Agent or Lenders, its officers, directors, employees, agents, members, actuaries, accountants, trustees or attorneys, or any affiliate of the Agent or Lenders in connection with the making, closing, administration, collection or enforcement by the Agent or Lenders of the Obligations. SECTION 11.4 Guarantor’s Obligations Not Affected by Modifications of Loan Documents. (a) Each Guarantor further agrees that such Guarantor’s liability as guarantor shall not be impaired or affected by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Guarantor for the time for payment of interest or principal or by any forbearance or delay in collecting interest or principal hereunder, or by any waiver by Agent or Lenders under this Agreement or any other Loan Documents, or by Agent’s or Lenders’ failure or election not to pursue any other remedies it may have against any Loan Party, or by any change or modification in the Notes, this Agreement or any other Loan Document, or by the acceptance by Agent or Lenders of any additional security or any increase, substitution or change therein, or by the

- 122 - release by Agent or Lenders of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Obligations even though Agent or Lenders might lawfully have elected to apply such payments to any part or all of the Obligations, it being the intent hereof that, subject to Agent’s or Lenders’ compliance with the terms of this Article XI and the Loan Documents, each Guarantor shall remain liable for the payment of the Obligations, until the Obligations have been paid in full, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. Each Guarantor further understands and agrees that Agent or Lenders may at any time enter into agreements with Borrower to amend, modify and/or increase the principal amount of, interest rate applicable to or other economic and non-economic terms of this Agreement or the other Loan Documents, and may waive or release any provision or provisions of this Agreement or the other Loan Documents, and, with reference to such instruments, may make and enter into any such agreement or agreements as Agent, Lenders and Borrower may deem proper and desirable, without in any manner impairing this Guarantee or any of Agent’s or Lenders’ rights hereunder or each Guarantor’s obligations hereunder, and each Guarantor’s obligations hereunder shall apply to the this Agreement and other Loan Documents as so amended, modified, extended, renewed or increased. (b) Without limiting the foregoing, Agent is hereby authorized, without notice or demand (except as otherwise specifically required under this Agreement) and without affecting the liability of Borrower hereunder, at any time and from time to time, to (i) renew, extend or otherwise increase the time for payment of the Obligations; (ii) with the written agreement of Borrower, change the terms relating to the Obligations or otherwise modify, amend or change the terms of any Note or other agreement, document or instrument now or hereafter executed by Borrower and delivered to Agent for any Lender; (iii) accept partial payments of the Obligations; (iv) take and hold any Collateral for the payment of the Obligations or for the payment of any guaranties of the Obligations and exchange, enforce, waive and release any such Collateral; (v) apply any such Collateral and direct the order or manner of sale thereof as Agent, in its sole discretion, may determine; and (vi) settle, release, compromise, collect or otherwise liquidate the Obligations and any Collateral therefor in any manner, all guarantor and surety defenses being hereby waived by Borrower. Except as specifically provided in this Agreement or any of the other Loan Documents, Agent shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from Borrower or any other source, and such determination shall be binding on Borrower. All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of the Obligations that Agent shall determine, in its reasonable discretion, without affecting the validity or enforceability of the Obligations of any other Borrower. (c) Each Guarantor hereby agrees that, except as hereinafter provided, the Obligations are unconditional, irrespective of (i) the absence of any attempt to collect the Obligations from any obligor or other action to enforce the same; (ii) the waiver or consent by Agent with respect to any provision of any instrument evidencing the Obligations, or any part thereof, or any other agreement heretofore, now or hereafter executed by a Guarantor and delivered to Agent; (iii) failure by Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the

- 123 - Obligations; (iv) the institution of any proceeding under the Bankruptcy Code, or any similar proceeding, by or against a Borrower or Agent’s election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code; (v) any borrowing or grant of a security interest by a Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code; (vi) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Agent’s claim(s) for repayment of any of the Obligations; or (vii) any other circumstance other than payment in full of the Obligations which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. SECTION 11.5 Reinstatement; Deficiency. This guaranty shall continue to be effective or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to this Agreement or any other Loan Document is rescinded or otherwise required to be returned by Agent or Lenders upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of Borrower or any other Loan Party, or upon or as a result of the appointment of a receiver, intervenor, custodian or conservator of or trustee or similar officer for, Borrower or any other Loan Party or any substantial part of its property, or otherwise, all as though such payment to Agent or Lenders had not been made, regardless of whether Agent or Lenders contested the order requiring the return of such payment. In the event of the foreclosure of the Loan Documents and of a deficiency, each Guarantor hereby promises and agrees forthwith to pay the amount of such deficiency notwithstanding the fact that recovery of said deficiency against Borrower or any other Loan Party would not be allowed by applicable law; however, the foregoing shall not be deemed to require that Agent or Lenders institute foreclosure proceedings or otherwise resort to or exhaust any other collateral or security prior to or concurrently with enforcing this guaranty. SECTION 11.6 Subordination of Borrower’s Obligations to Guarantors; Claims in Bankruptcy. (a) Any Indebtedness (or any Contingent Liabilities) of Borrower to any Guarantor (including, but not limited to, any right of such Guarantor to a return of any capital contributed to Borrower), whether now or hereafter existing, is hereby subordinated to the payment of the Obligations. Each Guarantor agrees that, while an Event of Default has occurred and is continuing or to the extent otherwise prohibited under the Loan Documents, until the Obligations have been paid in full, such Guarantor will not seek, accept, or retain for its own account, any payment from Borrower on account of such subordinated debt. Any payments to any Guarantor on account of such subordinated debt shall be collected and received by such Guarantor in trust for Agent and Lenders and shall be immediately paid over to Agent, for the benefit of Agent and Lenders, on account of the Obligations without impairing or releasing the obligations of such Guarantor hereunder. (b) Each Guarantor shall promptly file in any bankruptcy or other proceeding in which the filing of claims is required by law, all claims and proofs of claims that such Guarantor may have against Borrower or any other Guarantor and does hereby assign to Agent or its nominee (and will, upon request of Agent, reconfirm in writing the assignment to Agent or its nominee of) all rights of such Guarantor under such claims. If such Guarantor does not file any such claim, Agent, as attorney-in-fact for such Guarantor, is hereby irrevocably authorized to do so in the name of such Guarantor, or in Agent’s discretion, to assign the claim to a designee and cause proof of claim to be filed in the name

- 124 - of Agent’s designee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Agent, for the benefit of Agent and Lenders, the full amount thereof and, to the full extent necessary for that purpose, each Guarantor hereby assigns to the Lenders all of such Guarantor’s rights to any such payments or distributions to which such Guarantor would otherwise be entitled, such assignment being a present and irrevocable assignment of all such rights. SECTION 11.7 Maximum Liability. The provisions of this Article XI are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Article XI would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Article XI, then, notwithstanding any other provision of this Article XI to the contrary, the amount of such liability shall, without any further action by the Guarantors or the Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section 11.7 with respect to the Maximum Liability of each Guarantor is intended solely to preserve the rights of the Agent and the Lenders to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other Person shall have any right or claim under this Section 11.7 with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor without impairing this guaranty or affecting the rights and remedies of the Agent or the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability. SECTION 11.8 Guarantor’s Investigation. Each Guarantor acknowledges receipt of a copy of each of this Agreement and the other Loan Documents. Each Guarantor has made an independent investigation of the other Loan Parties and of the financial condition of the other Loan Parties. Neither Agent nor any Lender has made and neither Agent nor any Lender does make any representations or warranties as to the income, expense, operation, finances or any other matter or thing affecting any Loan Party nor has Agent or any Lender made any representations or warranties as to the amount or nature of the Obligations of any Loan Party to which this Article XI applies as specifically herein set forth, nor has Agent or any Lender or any officer, agent or employee of Agent or any Lender or any representative thereof, made any other oral representations, agreements or commitments of any kind or nature, and each Guarantor hereby expressly acknowledges that no such representations or warranties have been made and such Guarantor expressly disclaims reliance on any such representations or warranties. SECTION 11.9 Termination. The provisions of this Article XI shall remain in effect until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations for which no claim has been made and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid and satisfied in full. SECTION 11.10 Representative. Each Guarantor hereby designates Borrower and its representatives and agents on its behalf for the purpose of giving and receiving all notices and

- 125 - other consents hereunder or under any other Loan Document and taking all other actions on behalf of such Guarantor under the Loan Documents. Borrower hereby accepts such appointment. SECTION 11.11 Guarantor Acknowledgement. Without limiting the generality of the foregoing, each Guarantor, by its acceptance of this Guaranty, hereby confirms that, except for Borrower, it is a Subsidiary of a Borrower and each Guarantor further confirms that it will materially benefit from the Loans made hereunder and the parties hereto intend that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law (as defined below), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to this Guaranty. In furtherance of that intention, the liabilities of each Guarantor under this Guaranty (the “Liabilities”) shall be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Person with respect to the Liabilities, including pursuant to Section 11.12, result in the Liabilities of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, “Bankruptcy Law” means the United States Bankruptcy Code, or any similar federal, state or foreign law for the relief of debtors. This paragraph with respect to the maximum liability of each Guarantor is intended solely to preserve the rights of the holders, to the maximum extent not subject to avoidance under applicable law, and neither a Guarantor nor any other Person shall have any right or claim under this paragraph with respect to such maximum liability, except to the extent necessary so that the obligations of a Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Obligations guaranteed hereunder may at any time and from time to time exceed the maximum liability of such Guarantor without impairing this Guaranty or affecting the rights and remedies of the holders hereunder; provided that nothing in this sentence shall be construed to increase such Guarantor’s obligations hereunder beyond its maximum liability. SECTION 11.12 Indemnification and Contribution. (a) In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 11.6), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a claim of any Secured Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold. (b) Guarantors hereby agree, as between themselves, that to the extent that Agent, on behalf of Lenders, shall have received from any Guarantor any Recovery Amount (as defined below), then the paying Guarantor shall have a right of contribution against each other Guarantor in an amount equal to such other Guarantor’s contributive share of such Recovery Amount; provided, however, that in the event any Guarantor suffers a Deficiency Amount (as defined below), then the Guarantor suffering the Deficiency Amount shall be entitled to seek and receive contribution from and against the other

- 126 - Guarantors in an amount equal to the Deficiency Amount; and provided, further, that in no event shall the aggregate amounts so reimbursed by reason of the contribution of any Guarantor equal or exceed an amount that would, if paid, constitute or result in Fraudulent Conveyance. As used in this Section 11.12(b), the term “Recovery Amount” means the amount of proceeds received by or credited to Agent from the exercise of any remedy of the Lenders under this Agreement or the other Loan Documents, including, without limitation, the sale of any Collateral. As used in this Section 11.12, the term “Deficiency Amount” means any amount that is less than the entire amount a Guarantor is entitled to receive by way of contribution or subrogation from, but that has not been paid by, the other Guarantors in respect of any Recovery Amount attributable to the Guarantor entitled to contribution, until the Deficiency Amount has been reduced to Zero Dollars ($0) through contributions and reimbursements made under the terms of this Section 11.12 or otherwise. (c) Until all Obligations have been paid and satisfied in full (other than inchoate indemnification obligations for which no claim has yet been made), no payment made by or for the account of a Loan Party including, without limitation, a payment made by any other Guarantor under any Guarantee, shall entitle such Loan Party, by subrogation or otherwise, to any payment from such other Loan Party or from or out of such other Loan Party’s property. The right of each Guarantor to receive any indemnification or contribution under this Section 11.12 or by subrogation or otherwise from the Borrower or any other Guarantor shall be subordinate in right of payment to the Obligations and such Loan Party shall not exercise any right or remedy against Borrower or such other Guarantor or any property of such other Loan Party by reason of any performance of such Loan Party of its joint and several obligations hereunder, until the Obligations (other than inchoate indemnification obligations for which no claim has yet been made) have been paid and satisfied in full, and no Guarantor shall exercise any right or remedy with respect to this Section 11.12 until the Obligations (other than inchoate indemnification obligations for which no claim has yet been made) have been paid and satisfied in full. ARTICLE XII SECURITY AGREEMENT SECTION 12.1 Generally. As security for the payment and performance of the Obligations and without limiting any other grant of a Lien and security interest in any Security Document, each Loan Party hereby assigns, grants and pledges to the Agent, for the ratable benefit of itself and Lenders, a continuing Lien on and security interest in, upon, and to the Pledged Collateral and the property set forth on Annex A attached hereto and made a part hereof. SECTION 12.2 Representations and Warranties and Covenants Relating to Collateral. (a) The security interest granted pursuant to this Agreement constitutes a valid and, to the extent such security interest is required to be perfected by this Agreement and any other Loan Document, continuing perfected security interest in favor of the Agent in all such Collateral subject, for the following Collateral, to the occurrence of the following: (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions

- 127 - specified in Section 3 of the Perfection Certificate (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Agent in completed and duly authorized form), (ii) with respect to any Deposit Account and Securities Account, the execution of Deposit Account Control Agreements and Securities Account Control Agreement, as applicable, (iii) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of a contractual obligation granting control to the Agent over such letter-of-credit rights, (iv) in the case of electronic chattel paper, the completion of all steps necessary to grant control to the Agent over such electronic chattel paper, (v) in the case of all certificated stock, debt instruments and investment property, the delivery thereof to the Agent of such certificated stock, debt instruments and investment property consisting of instruments and certificates, in each case properly endorsed for transfer to the Agent or in blank, (vi) in the case of all investment property not in certificated form, the execution of control agreements with respect to such investment property and (vii) in the case of all other instruments and tangible chattel paper that are not certificated stock, debt instructions or investment property, the delivery thereof to the Agent of such instruments and tangible chattel paper. Such security interest shall be prior to all other Liens on the Collateral except for the Liens permitted pursuant to Section 8.3. Except to the extent not required pursuant to the terms of this Agreement, all actions by each Loan Party reasonably necessary to perfect the Lien granted hereunder on the Collateral have been duly taken. (b) The information set forth in the Perfection Certificate is true and correct in all respects. (c) Without limiting the generality of Section 6.2 and 6.3, except (y) for the filing of financing statements under the UCC and (z) any consents or approvals required under federal or state securities laws in connection with any sale of any portion of Collateral consisting of securities under such laws, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or consent of any other Person is required for (i) the grant by each Loan Party to Agent of the security interests and Liens in the Collateral provided for under this Agreement and the other Security Documents (if any), or (ii) the exercise by the Agent of its rights and remedies with respect to the Collateral provided for under this Agreement and the other Security Documents or under any applicable Law, including the UCC and neither any such grant of Liens in favor of Agent or exercise of rights by Agent shall violate or cause a default under any agreement between any Loan Party and any other Person relating to any such collateral. (d) As of the Closing Date, except to the extent not constituting Collateral or as set forth in the Perfection Certificate, no Loan Party has any ownership interest in any Chattel Paper (as defined in Article 9 of the UCC), letter of credit rights, commercial tort claims, Instruments, documents or investment property (in each case, other than Excluded Perfection Assets and equity interests in any Subsidiaries of such Loan Party disclosed in Section 2 of the Perfection Certificate) and Loan Parties shall give notice to the Agent promptly (but in any event not later than the delivery by Loan Parties of the next Compliance Certificate required pursuant to Section 7.1(h) upon the acquisition by any Loan Party of any such Chattel Paper, letter of credit rights, commercial tort claims, Instruments, documents, investment property, in each case other than Excluded Perfection

- 128 - Assets. No Person other than the Agent or (if applicable) any Lender has “control” (as defined in Article 9 of the UCC) over (a) any Deposit Account or (b) to the extent constituting Collateral, investment property (including Securities Accounts and commodities account), letter of credit rights or electronic chattel paper in which any Loan Party has any interest (except for such control arising by operation of law in favor of any bank or securities intermediary or commodities intermediary with whom any Deposit Account, Securities Account or commodities account of any Loan Party is maintained). (e) Loan Parties shall not take any of the following actions or make any of the following changes unless Loan Parties have given to the Agent (x) in the case of clauses (i) and (ii) below, at least thirty (30) days prior written notice or (y) in the case of clause (iii) below, written notice, together with the next Compliance Certificate required to be delivered under this Agreement, or, in each case, such later date as the Agent may agree in its Permitted Discretion, of Loan Parties’ intention to take any such action (which such written notice shall include an updated version of any Schedule impacted by such change) and have executed any and all documents, instruments and agreements and taken any other actions which the Agent may request after receiving such written notice in order to protect and preserve the Liens, rights and remedies of the Agent with respect to the Collateral: (i) change the legal name of any Loan Party as it appears in official filings in the jurisdiction of its organization, (ii) change the jurisdiction of incorporation or formation of any Loan Party or allow any Loan Party to designate any jurisdiction as an additional jurisdiction of incorporation for such Loan Party, or change the type of entity that it is; provided that in no event shall a Loan Party organized under the laws of the United States or any state thereof be reorganized under the laws of a jurisdiction other than the United States or any State thereof, or (iii) change its chief executive office, principal place of business, or the location of its books and records or move any Inventory or Equipment with fair market value in excess of $1,000,000 (other than Inventory or Equipment in transit, out for repair or located at distributor and customer locations) to or place any Collateral on any location that is not then listed on the Schedules. (f) Without limiting the generality of this Agreement or any other provisions of any of the Loan Documents relating to the rights of the Agent after the occurrence and during the continuance of an Event of Default, the Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default to: (i) exercise the rights of Loan Parties with respect to the obligation of any Account Debtor to make payment or otherwise render performance to Loan Parties and with respect to any property that secures the obligations of any Account Debtor or any other Person obligated on the Collateral, and (ii) adjust, settle or compromise the amount or payment of such Accounts. (g) Without limiting the generality of Section 12.2(c) and 12.2(e): (i) the Loan Parties shall deliver to the Agent all Tangible Chattel Paper and all Instruments and documents (other than any Excluded Perfection Assets or Excluded Property) owned by any Loan Party and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Agent. Loan Parties shall provide the Agent with “control” (as defined in Article 9 of the UCC) of all Electronic Chattel Paper (other than

- 129 - Excluded Perfection Assets) owned by any Loan Party and constituting part of the Collateral by having the Agent identified as the assignee on the records pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of control set forth in the UCC. Loan Parties also shall deliver to the Agent all security agreements securing any such Chattel Paper (other than Excluded Perfection Assets). Upon the reasonable request of the Agent, Loan Parties will mark conspicuously all such Chattel Paper and all such instruments and documents (other than Excluded Perfection Assets) with a legend, in form and substance satisfactory to the Agent, indicating that such Chattel Paper and such instruments and documents are subject to the security interests and Liens in favor of the Agent created pursuant to this Agreement and the Security Documents. Loan Parties shall comply with all the provisions of Section 8.13 with respect to the Deposit Accounts and Securities Accounts of Loan Parties. (ii) To the extent constituting Collateral and not constituting an Excluded Perfection Asset, the Loan Parties shall take any and all actions as may be necessary or desirable, or that the Agent may request, from time to time, to cause the Agent to obtain exclusive “control” (as defined in Article 9 of the UCC) of all letter of credit rights in a manner reasonably acceptable to the Agent. (iii) To the extent constituting Collateral and not constituting an Excluded Perfection Asset, the Loan Parties shall promptly (but in any event not later than the delivery of the next Compliance Certificate required pursuant to Section 7.1(h)) advise the Agent upon any Loan Party becoming aware that it has any interests in any commercial tort claim, which such notice shall include descriptions of the events and circumstances giving rise to such commercial tort claim and the dates such events and circumstances occurred, the potential defendants with respect such commercial tort claim and any court proceedings that have been instituted with respect to such commercial tort claims, and the Loan Parties shall, with respect to any such commercial tort claim, execute and deliver to the Agent such documents as the Agent shall request to perfect the Liens, rights and remedies of the Agent with respect to any such commercial tort claim or claims. (iv) Unless the Agent shall otherwise consent, the Loan Parties shall use commercially reasonable efforts to obtain a landlord’s agreement, mortgagee agreement, or bailee agreement, as applicable, from the lessor of each leased property, the mortgagee of owned property or the warehouseman, bailee at any business location (other than, for purposes of clarity, any distributor or customer locations or consignees where such Loan Party has the right to demand the return of owned property upon notice), in each case, located in the United States and (a) which is a such Loan Party’s principal executive office or (b) where any portion of the Collateral with a value in excess of $5,000,000 for the period of two consecutive Fiscal Quarters then ended, is located, in each case, which agreement or letter shall be reasonably satisfactory in form and substance to the Agent. In no event shall any Loan Party maintain tangible Collateral (other than Inventory with contract manufacturers and Inventory in transit in the ordinary course of business) outside of the United States without the Agent’s prior consent except for Inventory

- 130 - (including, for the avoidance of doubt, instrument sets) held outside the United States by the Loan Parties, in the ordinary course of business for a commercially reasonable period of time, for ultimate sale by the Excluded Subsidiaries outside of the United States. (v) Each Loan Party hereby authorizes, but does not obligate, the Agent to file without the signature of such Loan Party one or more UCC financing statements relating to liens on personal property relating to all or any part of the Collateral, which financing statements may list the Agent as the “secured party” and such Loan Party as the “debtor” and which describe and indicate the collateral covered thereby as all or any part of the Collateral under the Loan Documents (including an indication of the collateral covered by any such financing statement as “all assets” of such Loan Party or words with similar effect), in such jurisdictions as the Agent from time to time determines are appropriate, and to file without the signature of such Loan Party any continuations of or corrective amendments to any such financing statements, in any such case in order for the Agent to perfect the Liens, rights and remedies of the Agent with respect to the Collateral. Each Loan Party also ratifies its authorization for the Agent to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. (vi) The Loan Parties shall furnish to the Agent from time to time any statements and schedules further identifying or describing the Collateral and any other information, reports or evidence concerning the Collateral as the Agent may reasonably request from time to time. (vii) Each Loan Party shall provide, and hereby authorizes, but does not obligate, the Agent to file, the Intellectual Property Security Agreements with the United States Patent and Trademark Office or the United States Copyright Office duly executed and delivered by each applicable Loan Party. (h) Except for the security interests granted pursuant to, or otherwise permitted under, this Agreement, each Loan Party (i) is and, subject to any transfers made in compliance with this Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on the Perfection Certificate as owned by such Loan Party, (ii) holds the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than transfers made in compliance with this Agreement, and (iv) subject to Section 12.6, will cause any and all Pledged Collateral, whether for value paid by such Loan Party or otherwise, to be forthwith deposited with the Agent and pledged or assigned hereunder. (i) Except for restrictions and limitations imposed by this Agreement or the other Loan Documents or securities laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by- law provisions or contractual restriction of any nature that might prohibit, impair, delay or

- 131 - otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Agent of rights and remedies hereunder. (j) Each Loan Party (i) has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than any Lien created or permitted pursuant to Section 8.3), however arising, of all persons whomsoever. (k) No consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect). (l) By virtue of the execution and delivery by each Loan Party of this Agreement, when any Pledged Securities are delivered to the Agent in accordance with this Agreement, the Agent will obtain a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations. (m) The pledge effected hereby is effective to vest in the Agent, for the ratable benefit of the Secured Parties, the rights of the Agent in the Pledged Collateral as set forth herein and all action by any Loan Party necessary or desirable to protect and perfect the Lien on the Pledged Collateral has been duly taken. SECTION 12.3 Delivery of the Pledged Collateral. (a) Each Loan Party agrees promptly to deliver or cause to be delivered to the Agent any and all certificates, instruments or other documents representing or evidencing Pledged Securities. (b) Each Loan Party agrees promptly to deliver or cause to be delivered to the Agent any and all Pledged Debt Securities. (c) Upon delivery to the Agent, (i) any certificate, instrument or document representing or evidencing Pledged Securities shall be accompanied by undated stock powers duly executed in blank or other undated instruments of transfer satisfactory to the Agent and duly executed in blank and by such other instruments and documents as the Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Loan Party and such other instruments or documents as the Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the applicable securities, which schedule shall be attached to the Perfection Certificate and made a part thereof; provided that failure to attach any such schedule thereto shall not affect the validity of the pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered. SECTION 12.4 Certification of Limited Liability Company Interests and Limited Partnership Interests. Each interest in any limited liability company or limited partnership which

- 132 - is a Subsidiary and pledged hereunder shall be represented by a certificate, shall be a “security” within the meaning of Article 8 of the UCC and shall be governed by Article 8 of the UCC. SECTION 12.5 Registration in Nominee Name; Denominations. The Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub- agent) or the name of the applicable Loan Party, endorsed or assigned in blank or in favor of the Agent. Each Loan Party will promptly give to the Agent copies of any notices or other communications received by it with respect to Pledged Securities in its capacity as the registered owner thereof. The Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement. SECTION 12.6 Voting Rights; Dividends and Interest, Etc.. (a) Unless and until an Event of Default shall have occurred and be continuing and the Agent shall have given the Loan Parties notice of its intent to exercise its rights under this Agreement (which notice shall be deemed to have been given immediately upon the occurrence of an Event of Default under Section 9.1(h)): (i) Each Loan Party shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement and the other Loan Documents; provided, however, that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Agent or the other Secured Parties under this Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same. (ii) The Agent shall execute and deliver to each Loan Party, or cause to be executed and delivered to each Loan Party, all such proxies, powers of attorney and other instruments as such Loan Party may reasonably request for the purpose of enabling such Loan Party to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (i) above. (iii) Each Loan Party shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of this Agreement, the other Loan Documents and applicable Laws; provided, however, that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Securities of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or

- 133 - otherwise, shall be and become part of the Pledged Collateral, and, if received by any Loan Party, shall not be commingled by such Loan Party with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the ratable benefit of the Secured Parties and shall be forthwith delivered to the Agent in the same form as so received (with any necessary endorsement or instrument of assignment). This paragraph (iii) shall not apply to dividends between or among the Borrower, the Guarantors and any Subsidiaries only of property subject to a perfected security interest under this Agreement; provided that the Borrower notifies the Agent in writing, specifically referring to this Section 12.6 at the time of such dividend and takes any actions the Agent specifies to ensure the continuance of its perfected security interest in such property under this Agreement. (b) Upon the occurrence and during the continuance of an Event of Default, after the Agent shall have notified (or shall be deemed to have notified pursuant to Section 12.6(a)) the Loan Parties of the suspension of their rights under paragraph (a)(iii) of this Section 12.6, then all rights of any Loan Party to dividends, interest, principal or other distributions that such Loan Party is authorized to receive pursuant to paragraph (a)(iii) of this Section 12.6 shall cease, and all such rights shall thereupon become vested in the Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Loan Party contrary to the provisions of this Section 12.6 shall be held in trust for the benefit of the Agent, shall be segregated from other property or funds of such Loan Party and shall be forthwith delivered to the Agent upon demand in the same form as so received (with any necessary endorsement or instrument of assignment). Any and all money and other property paid over to or received by the Agent pursuant to the provisions of this paragraph (b) shall be retained by the Agent in an account to be established by the Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 9.4. After all Events of Default have been cured or waived and each applicable Loan Party has delivered to the Agent certificates to that effect, the Agent shall, promptly after all such Events of Default have been cured or waived, repay to each applicable Loan Party (without interest) all dividends, interest, principal or other distributions that such Loan party would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 12.6 and that remain in such account. (c) Upon the occurrence and during the continuance of an Event of Default, after the Agent shall have notified (or shall be deemed to have notified pursuant to Section 12.6(a)) the Loan Parties of the suspension of their rights under paragraph (a)(i) of this Section 12.6, then all rights of any Loan Party to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 12.6, and the obligations of the Agent under paragraph (a)(ii) of this Section 12.6, shall cease, and all such rights shall thereupon become vested in the Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Loan Parties to exercise such rights.

- 134 - (d) Any notice given by the Agent to the Loan Parties exercising its rights under paragraph (a) of this Section 12.6 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Loan Parties at the same or different times and (iii) may suspend the rights of the Loan Parties under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing. SECTION 12.7 Securities Act, Etc.. In view of the position of the Loan Parties in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as amended (the “Securities Act”), as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Securities Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Loan Party understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Agent if the Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Each Loan Party recognizes that in light of such restrictions and limitations the Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Loan Party acknowledges and agrees that in light of such restrictions and limitations, the Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Loan Party acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 12.7 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Agent sells, SECTION 12.8 Release of Collateral. The Agent agrees to release the security interest granted hereunder in any Collateral on and subject to the terms set forth in Section 10.8. In connection with any termination or release of Collateral, the Agent will, at the Loan Parties’ sole expense, deliver to the Loan Parties, without any representations, warranties or recourse of any kind whatsoever, all such Collateral held by the Agent hereunder, and execute and deliver to the Loan Parties such documents as the Loan Parties shall reasonably request to evidence such termination or release.

- 135 - ARTICLE XIII MISCELLANEOUS PROVISIONS SECTION 13.1 Waivers, Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Agency Fee Letter which may be amended solely by the terms thereof), and no consent to any departure by the Borrower or any Guarantor therefrom, shall be effective unless in writing signed by the Required Lenders and by the Borrower or the applicable Guarantor, as the case may be, and acknowledged by the Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that: (a) no such amendment, waiver or consent shall: (i) extend or increase the Commitment of a Lender (or reinstate any Commitment terminated pursuant to this Agreement) without the written consent of such Lender whose Commitment is being extended or increased (it being understood and agreed that a waiver of any condition precedent set forth in Article V or a waiver of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender); (ii) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal (excluding mandatory prepayments or scheduled amortization and related amounts payable in connection therewith), interest, Repayment Premiums, fees or other amounts due to the Lenders (or any of them) without the written consent of each Lender entitled to receive such payment (it being understood that a waiver of any Default or Event of Default (or of any related default interest payable pursuant to Section 3.5) shall not constitute such a postponement); (iii) reduce the principal of, the rate of interest specified herein on or any Repayment Premium specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document (including, for the avoidance of doubt, the Exit Fee) without the written consent of each Lender entitled to receive such payment of principal, interest, fees or other amounts (other than any such reduction in connection with a waiver of any Default, Event of Default (including, for the avoidance of doubt, any default interest payable pursuant to Section 3.5), mandatory prepayment, amortization payment or amendment to any financial covenant); (iv) (x) amend or waive any provision of Section 9.4, or (y) amend or waive any provision providing for the pro rata treatment of the Lenders, in each case, without the written consent of each Lender directly affected thereby; (v) change any provision of this Section 13.1(a) or the definition of “Required Lenders” without the written consent of all the Lenders; or (vi) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, or

- 136 - release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under the Guarantee, in each case, without the written consent of all the Lenders; and (b) unless also signed by the Agent, no amendment, waiver or consent shall affect the rights, duties, benefits, privileges, protections, indemnities or immunities of the Agent under this Agreement or any other Loan Document; provided, however, that notwithstanding anything to the contrary herein, (i) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1326(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (ii) the Required Lenders shall determine whether or not to allow the Borrower or any Guarantor to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except (x) that the Commitments of such Lender may not be increased or extended without the consent of such Lender and (y) for any such amendment, waiver or consent that treats such Defaulting Lender disproportionately and adversely from the other Lenders (other than because of its status as a Defaulting Lender). Subject to Section 4.7, any payments, fees or other consideration (other than reimbursements for out-of-pocket expenses) received by or on behalf of the Agent or any of the Lenders in respect of any amendment, waiver or consent under the Loan Documents shall be distributed to the Lenders on a pro rata basis. SECTION 13.2 Assignments and Participations. (a) Assignments. (i) Any Lender may at any time assign to one or more Eligible Assignees all or any portion of such Lender’s Loan together with all related obligations of such Lender hereunder. Except as Agent may otherwise agree, the amount of any such assignment (determined as of the date of the applicable Assignment and Assumption or, if a “Trade Date” is specified in such Assignment and Assumption, as of such Trade Date) shall be in a minimum aggregate amount equal to $1,000,000 or, if less, the assignor’s entire interests in the outstanding Loan; provided, however, that, in connection with simultaneous assignments to two or more related Approved Funds, such Approved Funds shall be treated as one assignee for purposes of determining compliance with the minimum assignment size referred to above. Loan Parties and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Eligible Assignee until Agent shall have received and accepted an effective Assignment and Assumption executed, delivered and fully completed by the applicable parties thereto, a processing fee of $3,500 to be paid by the assigning

- 137 - Lender and, if the Eligible Assignee is not a Lender, receipt by Agent of an administrative questionnaire and any tax forms reasonably requested by the Agent; provided, however, that only one processing fee shall be payable in connection with simultaneous assignments to two or more related Approved Funds. (ii) From and after the date on which the conditions described in Section 13.2(a)(i) above have been met, (A) such Assignment and Assumption shall become effective and such Eligible Assignee shall be deemed automatically to have become a party hereto and, to the extent of the interests assigned to such Eligible Assignee pursuant to such Assignment and Assumption, shall have the rights and obligations of a Lender hereunder (including, for the avoidance of doubt, the obligation to deliver applicable documentation pursuant to Section 4.3(f) which such Eligible Assignee shall deliver to Borrower and Agent on or prior to the date of such Assignment and Assumption), and (B) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, shall be released from its rights and obligations hereunder (other than those that survive termination pursuant to Section 13.7). Upon the request of the Eligible Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment and Assumption, Borrower shall execute and deliver to such Eligible Assignee (and, as applicable, the assigning Lender) Notes in the aggregate principal amount of the Eligible Assignee’s Loan (and, as applicable, Notes in the principal amount of that portion of the principal amount of the Loan retained by the assigning Lender). Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to Borrower any prior Note held by it. (iii) Agent, acting solely for this purpose as a non-fiduciary agent of Loan Parties, shall maintain at its office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of each Lender, and the commitments of, and principal amount (and stated interest) of the Loan owing to, such Lender pursuant to the terms hereof (the “Register”). The entries in such Register shall be conclusive, absent manifest error, and Loan Parties, Agent and Lenders shall treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such Register shall be available for inspection by Loan Parties and any Lender, at any reasonable time upon reasonable prior notice to Agent. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Loan Parties maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Obligations (each, a “Participant Register”). The entries in the Participant Registers shall be conclusive, absent manifest error. Each Participant Register shall be available for inspection by Loan Parties and Agent at any reasonable time upon reasonable prior notice to the applicable Lender; provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person (including Loan Parties)

- 138 - except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register. (iv) Notwithstanding the foregoing provisions of this Section 13.2(a) or any other provision of this Agreement, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (v) Notwithstanding the foregoing provisions of this Section 13.2(a) or any other provision of this Agreement, Agent has the right, but not the obligation, to effectuate assignments of Loan via an electronic settlement system acceptable to Agent as designated in writing from time to time to the Lenders by Agent (the “Settlement Service”). At any time when Agent elects, in its sole discretion, to implement such Settlement Service, each such assignment shall be effected by the assigning Lender and proposed assignee pursuant to the procedures then in effect under the Settlement Service, which procedures shall be consistent with the other provisions of this Section 13.2(a). Each assigning Lender and proposed Eligible Assignee shall comply with the requirements of the Settlement Service in connection with effecting any assignment of Loan pursuant to the Settlement Service. With the prior written approval of Agent, Agent’s approval of such Eligible Assignee shall be deemed to have been automatically granted with respect to any transfer effected through the Settlement Service. Assignments and assumptions of the Loan shall be effected by the provisions otherwise set forth herein until Agent notifies Lenders of the Settlement Service as set forth herein. (b) Participations. Any Lender may at any time, without the consent of, or notice to, any Loan Party or Agent, sell to one or more Persons (other than any Loan Party or any Loan Party’s Affiliates) participating interests in its Loan, commitments or other interests hereunder (any such Person, a “Participant”); provided that, notwithstanding anything to the contrary provided herein, so long as no Specified Event of Default has occurred and is continuing, no Lender may sell participating interests in its Loan, commitments or other interests hereunder to any Company Competitor. In the event of a sale by a Lender of a participating interest to a Participant, (i) such Lender’s obligations hereunder shall remain unchanged for all purposes, (ii) Loan Parties and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder, and (iii) all amounts payable by each Loan Party shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. Each Loan Party agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were

- 139 - owing directly to it as a Lender under this Agreement; provided, however, that such right of set-off shall be subject to the obligation of each Participant to share with Lenders, and Lenders agree to share with each Participant, as provided in Section 10.5. The Borrower agrees that each Participant shall be entitled to the benefits of Section 4.1, 4.2 and 4.3 (subject to the requirements and limitations therein, including the requirements under Section 4.3(f) (it being understood that the documentation required under Section 4.3(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 4.3(j) as if it were an assignee under paragraph (a) of this Section and (B) shall not be entitled to receive any greater payment under Section 4.1, 4.2 or 4.3, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. (c) Loan Party Assignments. No Loan Party may assign, delegate or otherwise transfer any of its rights or other obligations hereunder or under any other Loan Document without the prior written consent of Agent and each Lender. SECTION 13.3 Notices; Time; Inside Information. (a) All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission, email or similar writing) and shall be given to such party at its physical address or email address set forth on Schedule 13.2 hereto, or at such other physical address or email address as may be designated by such party in a notice to the other parties(or, in the case of any such Lender who becomes a Lender after the date hereof, in an assignment agreement or in a notice delivered to Borrower and Agent by the assignee Lender forthwith upon such assignment) or at such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the Agent and Borrower; provided, however, that notices, requests or other communications shall be permitted by electronic means only in accordance with the provisions of Section 13.2(b) and Section 13.2(c). Each such notice, request or other communication shall be effective (i) if given by facsimile, when such notice is transmitted to the facsimile number specified by this Section and the sender receives a confirmation of transmission from the sending facsimile machine, or (ii) if given by mail, prepaid overnight courier or any other means, when received or when receipt is refused at the applicable address specified by this Section 13.2(a). (b) Notices and other communications to the parties hereto may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved from time to time by the Agent, provided, however, that the foregoing shall not apply to notices sent directly to any Lender if such Lender has notified the Agent that it is incapable of receiving notices by electronic communication. The Agent or Borrower may, in their discretion, agree to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by it, provided, however, that approval of such procedures may be limited to particular notices or communications.

- 140 - (c) Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), and (ii) notices or communications posted to an Internet or intranet website (including the Platform) shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, provided, however, that if any such notice or other communication is not sent or posted during normal business hours, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day. (d) The Borrower hereby acknowledges that the Lenders or their respective personnel may be engaged in investment and other market related activities with respect to such Person’s securities. Borrower and each Lender hereby acknowledges that (i) the Agent will make available to the Lenders materials and/or information provided by or on behalf of Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive information that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD promulgated by the SEC under the Securities Act of 1933, as amended, and the Exchange Act (“Regulation FD”) (all such information described in the foregoing, “MNPI”). Borrower hereby agrees that (1) it will use commercially reasonable efforts to cause all Borrower Materials to be identified as either (A) “PUBLIC” (which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof) or (B) “PRIVATE”; (2) by marking the Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized the Agent and the Lenders to treat such Borrower Materials as not containing any MNPI (although it may be sensitive and proprietary); (3) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information,” and (4) the Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information” (it being understood that Borrower and its Subsidiaries shall not otherwise be under any obligation to mark any particular Borrower Materials “PUBLIC”). Notwithstanding anything herein to the contrary, financial statements and other documentation delivered pursuant to Section 7.1(a), (b) and (c) (with respect to clause (c), only to the extent such reports and filings are filed by Borrower with any stock exchange on which any securities of Borrower are traded and/or the SEC) shall be deemed to be suitable for posting on a portion of the Platform designated for “Public Side Information.” Unless expressly marked “PUBLIC” and subject to the prior sentence, the Agent agrees not to make any such Borrower Materials available to Public Lenders. In the event that any Public Lender has elected for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) the Agent and other Lenders may have access to such information and (ii) neither the Borrower nor the Agent or other Lender with access to such information shall have (x) any responsibility for such Public Lender’s decision to limit the scope of information it has obtained in connection with this Agreement and the other Loan Documents or (y) any duty

- 141 - to disclose such information to such electing Lender or to use such information on behalf of such electing Lender, and shall not be liable for the failure to so disclose or use such information. (e) Notwithstanding the foregoing, to the extent the Borrower in good faith determines that it is necessary to disclose MNPI to a Public Lender for purposes relating to this Agreement or any other Loan Document, the Borrower shall inform the Agent via email at mfunk@wilmingtontrust.com (or any other email address as may be notified by the Agent to Borrower in writing from time to time) of such determination, and Agent shall distribute such email to the applicable Public Lender, and within two (2) Business Days after the sending of such email by Borrower to the Agent, such Public Lender shall engage with the Borrower to discuss such purposes. (f) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT AND ITS AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, AGENTS, ADVISORS AND OTHER REPRESENTATIVES OF EACH OF THE FOREGOING (COLLECTIVELY, THE “AGENT-RELATED PERSON”) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON- INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT OR ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Agent or any Agent-Related Person have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower’s or the Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of the Agent or such Agent-Related Person; provided, however, that in no event shall the Agent or any Agent-Related Person have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). (g) On or prior to 8:00 a.m. (New York City time) on the first (1st) Business Day after the Closing Date, Borrower shall file with the SEC one or more Forms 8-K describing the material terms of this Agreement and disclosing the consummation of the transactions contemplated hereby and including as an exhibit to such Form 8-K this Agreement. At or prior to 8:00 a.m. (New York City time) on the second (2nd) Business Day following any date of borrowing of Delayed Draw Loans, Borrower shall file a Form 8-K with the SEC or furnish a Form 8-K to the SEC describing the terms of the borrowing on such date and any other material transactions occurring in connection therewith. At or prior to 8:00 a.m. (New York City time) on the second (2nd) Business Day following (i) the Borrower’s termination of any unfunded Delayed Draw Commitment Amounts or any

- 142 - repayment, prepayment, redemption or payment in full of the outstanding principal amounts of the Loans or (ii) the Borrower’s delivery of a notice of repayment or prepayment of Loans in a material amount (as determined in good faith by the Borrower and in compliance with Regulation FD ), Borrower shall file a Form 8-K with the SEC or furnish a Form 8-K to the SEC describing such termination, repayment, prepayment, redemption or payment (as applicable) and any other material transactions occurring in connection therewith. SECTION 13.4 Confidential Information. The Agent and each Lender agree to keep confidential all information provided to them by or on behalf of any Loan Party or Subsidiary pursuant to this Agreement relating to any Loan Party or Subsidiary that has not been made publicly available on “EDGAR” or is not otherwise available to the Agent or any Lender on a nonconfidential basis prior disclosure; provided that, in the case of information received from or on behalf of any Loan Party or Subsidiary after the Closing Date, such information is clearly designated by such Loan Party or Subsidiary as confidential in accordance with reasonable and customary procedures for handling its own confidential information; provided that nothing herein shall prevent the Agent or any Lender from disclosing any such information (i) to the Agent, any other Lender or, subject to an agreement to comply with the provisions of this Section 13.4, any Affiliate of a Lender or any potential or actual assignee permitted under Section 13.2 in connection with an actual or bona fide prospective assignment permitted under Section 13.2, (ii) subject to an agreement to comply with the provisions of this Section and the request of the Borrower, to any actual or prospective direct or indirect counterparty to any swap agreement (or any professional advisor to such counterparty), (iii) to its employees, officers, directors, agents, attorneys, accountants, trustees and other professional advisors or those of any of its affiliates (collectively, its “Lender Related Parties”) subject to an agreement to comply with the provisions of this Section 13.4 or other customary professional confidentiality obligations, (iv) upon the request or demand of any Governmental Authority or any Regulatory Authority purporting to have jurisdiction over such Person or its Lender Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any applicable Law; provided, however, that to the extent legally permissible, such party shall give the Borrower prompt written notice of such requirement and shall reasonably cooperate (at Borrower’s sole cost) with Borrower’s attempts to limit any such disclosure, (vi) if required to do so in connection with any litigation or similar proceeding; provided, however, that to the extent legally permissible, such party shall give the Borrower prompt written notice of such requirement and shall reasonably cooperate (at Borrower’s sole cost) with Borrower’s attempts to limit any such disclosure, (vii) that has been publicly disclosed (other than as a result of a disclosure in violation of this Section 13.4), (viii) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (ix) in connection with the exercise of any remedy permitted hereunder or under any other Loan Document, (x) on a confidential basis to (A) any rating agency in connection with rating the Borrower or any of its Subsidiaries or the Loans or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers of other market identifiers with respect to the Loans or (xi) to any other party hereto; provided, further that, unless specifically prohibited by applicable law or court order, each Lender shall, to the extent reasonably practicably, notify the Borrower of any request or demand by any Governmental Authority or

- 143 - representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information and shall reasonably cooperate (at the Borrower’s sole cost) with the Borrower’s efforts to limit any such disclosure. Confidential information shall not include information that either: (y) is in the public domain, or becomes part of the public domain after disclosure to such Person through no fault of such Person, or (z) is disclosed to such Person by a Person other than a Loan Party, provided, however, the receiving party of the relevant information does not have actual knowledge that such Person is prohibited from disclosing such information. The obligations of Agent and Lenders under this Section 13.4 shall supersede and replace the obligations of Agent and Lenders under any confidentiality agreement in respect of this financing executed and delivered by Agent or any Lender prior to the date hereof. The Loan Parties further acknowledge that the receipt and possession by Agent or any Lender of non-public information under this Section 13.4 shall not limit the ability of Agent or such Lender(s) to make investments in securities issued by Persons other than the Borrower and its Subsidiaries, provided, however, that this acknowledgement shall not permit any disclosure of such non-public information, except in compliance with this Section 13.4. SECTION 13.5 Indemnification. (a) In consideration of the execution and delivery of this Agreement by the Lenders and the Agent, the Borrower hereby indemnifies, agrees to defend, exonerates and holds each Lender and the Agent (and any sub-agent thereof) and each of the respective partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of any of the foregoing Persons (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities, obligations and damages, claims and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), reasonable attorneys’ and professionals’ fees and disbursements (limited, in the case of attorneys’ fees and legal expenses, to one primary external counsel to each of (x) (i) the Agent and (ii) the Required Lenders and local counsel to each of (y) (i) the Agent and (ii) the Required Lenders in each relevant jurisdiction), whether incurred in connection with actions between the parties hereto or the parties hereto and third parties (collectively, the “Indemnified Liabilities”), arising out of or in connection with the Loan Documents, including, without limitation, Indemnified Liabilities arising out of or relating to (i) the entering into, administration, performance and enforcement of any Loan Document (including the enforcement of this Section 13.5) by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by any Lender pursuant to Article V not to fund any Loan), and (ii) any Environmental Liability; provided that the foregoing indemnity will not, as to any Indemnified Party, apply to losses, claims, damages, liabilities or related expenses to the extent that they have resulted from (i) the willful misconduct or gross negligence of such Indemnified Party (or any of its Related Parties) (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (ii) disputes solely among the Indemnified Parties that are not arising out of any act or omission by the Borrower or any Affiliate of the Borrower, other than claims against the Agent in such capacity. If and to the extent that the foregoing indemnification may be unenforceable for

- 144 - any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable Law. This Section 13.5(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims and damages arising from any non-Tax claim. (b) To the extent that the Borrower and the Guarantors for any reason fail to pay any amount required under subsection (a) of this Section 13.5 to be paid by them to the Agent (or any sub-agent thereof) or any of their respective partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives, each Lender severally agrees to pay to the Agent (or any such sub-agent) or such partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentages (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent), or against any of their respective partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives acting for the Agent (or any such sub-agent) in connection with such capacity. (c) To the fullest extent permitted by applicable Law, no Party hereto shall assert, and each Party hereto hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnified Party referred to in Section 13.5(a) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby. (d) All amounts due under this Section 13.5 shall be payable not later than 10 Business Days after demand therefor. SECTION 13.6 Payment of Costs and Expenses. Except as otherwise separately agreed to in writing between the Lenders and the Borrower with respect to certain expenses of the Lenders, the Borrower agrees to pay on demand all reasonable expenses of the Agent and the Lenders (limited, in the case of attorneys’ fees and legal expenses, to the reasonable and documented fees and out-of-pocket expenses of Gibson, Dunn & Crutcher LLP, counsel to Braidwell, and Alston & Bird LLP, counsel to the Agent, specialist counsel, if any, relating to any applicable legal subject matter who may be retained by or on behalf of the Agent and the Lenders,

- 145 - and of local counsel, if any, in any applicable jurisdiction who may be retained by or on behalf of the Agent and the Lenders) in connection with: (a) the negotiation, preparation, execution and delivery of each Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to any Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated; (b) the filing or recording of any Loan Document (including any financing statements) and all amendments, supplements, amendment and restatements and other modifications to any thereof, searches made following the Closing Date in jurisdictions where financing statements (or other documents evidencing Liens in favor of the Secured Parties) have been recorded and any and all other documents or instruments of further assurance required to be filed or recorded by the terms of any Loan Document; (c) the preparation and review of the form of any document or instrument relevant to any Loan Document; and (d) reasonable legal diligence, consulting and other advice in connection with the Borrower, the Subsidiaries and any of their Related Parties; The Borrower also agrees to reimburse the Lenders upon demand for all reasonable out- of-pocket expenses incurred by the Agent and each Lender in connection with (x) the negotiation of any restructuring or “work-out” with the Borrower, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations. SECTION 13.7 Survival. The obligations of the Borrower under Section 4.1, Section 4.2, Section 4.3, Section 13.5 and Section 13.6, shall in each case survive any assignment by any Lender and the occurrence of the Termination Date and the resignation or replacement of the Agent. The agreements in this Section 13.7 and the indemnity provisions of Section 13.5(b) shall survive the resignation or replacement of the Agent, any assignment by any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations. All representations and warranties made by the Borrower or any Guarantor hereunder and in each other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Agent and each Lender, regardless of any investigation made by the Agent or any Lender or on their behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default at the time of any borrowing. SECTION 13.8 Severability. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document affecting the validity or enforceability of such provision in any other jurisdiction.

- 146 - SECTION 13.9 Headings. The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof. SECTION 13.10 Execution in Counterparts, Effectiveness, Etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and the Lenders, shall have been received by the Agent. Delivery of an executed counterpart of a signature page to this Agreement by email (e.g., “pdf” or “tiff”) or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. SECTION 13.11 Governing Law; Entire Agreement. EACH LOAN DOCUMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). The Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto. SECTION 13.12 Other Transactions. Nothing contained herein shall preclude any Lender or any of its Affiliates from engaging in any transaction, in addition to those contemplated by the Loan Documents, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person. SECTION 13.13 Forum Selection and Consent to Jurisdiction. EACH OF THE PARTIES HERETO HEREBY AGREES THAT ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, ANY LENDER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT’S OR THE LENDERS’ OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT ITS ADDRESS FOR NOTICES SPECIFIED IN SECTION 13.2. EACH OF THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT

- 147 - REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS. SECTION 13.14 Waiver of Jury Trial. THE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, ANY LENDER OR THE BORROWER IN CONNECTION THEREWITH. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS. SECTION 13.15 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. SECTION 13.16 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower or any Guarantor is made to the Agent or any Lender, or the Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee, receiver, receiver, manager, monitor or any other party, in connection with any proceeding under any Debtor Relief Law, any proceedings arising out of or in connection with an Insolvency Event or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

- 148 - SECTION 13.17 Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature” and words of like import in this Agreement, any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. SECTION 13.18 Independent Nature of Lenders. The obligations of each Lender under this Agreement and each of the other Loan Documents are several and not joint with the obligations of any other Lender, and no Lender shall be responsible in any way for the performance of the obligations of any other Lender under this Agreement or any other Loan Document. Each Lender shall be responsible only for its own representations, warranties, agreements and covenants hereunder and under the other Loan Documents. Nothing contained in this Agreement or any other Loan Document, and no action taken by any Lender pursuant hereto or thereto, shall be deemed to constitute the Lenders as, and the Borrower and the Guarantors acknowledge and agree that the Lenders do not thereby constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Lenders are in any way acting in concert or as a group with respect to the Obligations or the transactions contemplated by this Agreement or any other Loan Document, and the Borrower and the Guarantors shall not assert any contrary position. SECTION 13.19 No Fiduciary Relationship. Each of the Agent, each Lender and their respective Affiliates (collectively, the “Specified Parties”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their respective Affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Specified Party, on the one hand, and such Loan Party, its respective stockholders or its respective Affiliates, on the other. Each Loan Party acknowledges and agrees that: (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Specified Parties, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Specified Party, in its capacity as such, has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its respective stockholders or its respective Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto), the process leading thereto (irrespective of whether any Specified Party has advised, is currently advising or will advise any Loan Party, its respective stockholders or its respective Affiliates on other matters), or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents, (y) each Specified Party, in its capacity as such, is acting solely as principal and not as the agent or fiduciary of such Loan Party, its respective management, stockholders, creditors or any other Person and (z) no Lender will, solely by virtue of this Agreement or any of the Loan Documents or any transaction contemplated hereby or thereby, become an Affiliate of, or have any agency, tenancy or joint venture relationship with, any of the Borrower and the Guarantors. Each Loan Party acknowledges and agrees that such Loan Party

- 149 - has consulted its own legal, tax and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against any Specified Party with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of the transactions contemplated hereby or by the other Loan Documents. SECTION 13.20 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. [Signature Page Follows]

Signature Page to Credit Agreement IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written. BORROWER: IRHYTHM TECHNOLOGIES, INC. as the Borrower By: _/s/ Quentin Blackford______________________ Name: Quentin Blackford Title: Chief Executive Officer

Signature Page to Credit Agreement WILMINGTON TRUST, NATIONAL ASSOCIATION, as the Agent By: _/s/ Megan Funk_________________________ Name: Megan Funk Title: Assistant Vice President

Signature Page to Credit Agreement BRAIDWELL TRANSACTION HOLDINGS LLC – SERIES 5, as a Lender By: Braidwell LP its Investment Manager By: _/s/ Manish K. Mital_____________________ Name: Manish K. Mital Title: Chief Operating Officer & General Counsel By: _/s/ Colin Bettison_______________________ Name: Colin Bettison Title: Head of Finance & Operations

ANNEX A TO CREDIT AGREEMENT (COLLATERAL) The Collateral consists of all of each Loan Party’s assets, including without limitation, all of each Loan Party’s right, title and interest in and to the following, whether now owned or hereafter created, acquired or arising: (a) all goods, Accounts (including health-care insurance receivables), Equipment, Inventory, contracts together with all contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, Intellectual Property, commercial tort claims (including each such claim listed on the Perfection Certificate, documents, Instruments (including any promissory notes), chattel paper (whether tangible or electronic), Vehicles and title documents with respect to Vehicles, cash, Deposit Accounts, Securities Accounts, fixtures, letter of credit rights (whether or not the letter of credit is evidenced by a writing), securities (including all Capital Securities), and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; (b) all of such Loan Party’s books and records relating to any of the foregoing and all rights of access to such Loan Party’s books; and (c) any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and products insurance proceeds of any and/or all of the foregoing; provided, that, for avoidance of doubt, Collateral shall not include any Excluded Property.